UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 1-K

ANNUAL REPORT

Pursuant to Regulation A of the Securities Act of 1933

For the fiscal year ended December 31, 2025

Masterworks Vault 4, LLC

(Exact name of issuer as specified in its charter)

Commission File Number: 024-12313

Delaware	93-2751431
State of other jurisdiction of incorporation or Organization	(I.R.S. Employer Identification No.)

1 WORLD TRADE CENTER, 57TH FLOOR, NEW YORK, NY 10007

(Full mailing address of principal executive offices)

(203) 518-5172

(Issuer’s telephone number, including area code)

www.masterworks.com

(Issuer’s website)

Series 326 Class A Ordinary Shares, Series 356 Class A Ordinary Shares, Series 361 Class A Ordinary Shares, Series 363 Class A Ordinary Shares, Series 366 Class A Ordinary Shares, Series 367 Class A Ordinary Shares, Series 368 Class A Ordinary Shares, Series 376 Class A Ordinary Shares, Series 380 Class A Ordinary Shares, Series 381 Class A Ordinary Shares, Series 383 Class A Ordinary Shares, Series 385 Class A Ordinary Shares, Series 387 Class A Ordinary Shares, Series 389 Class A Ordinary Shares, Series 391 Class A Ordinary Shares, Series 392 Class A Ordinary Shares, Series 393 Class A Ordinary Shares, Series 395 Class A Ordinary Shares, Series 403 Class A Ordinary Shares, Series 404 Class A Ordinary Shares, Series 405 Class A Ordinary Shares, Series 407 Class A Ordinary Shares, Series 412 Class A Ordinary Shares, Series 416 Class A Ordinary Shares, Series 418 Class A Ordinary Shares, Series 419 Class A Ordinary Shares, Series 422 Class A Ordinary Shares, Series 424 Class A Ordinary Shares, Series 425 Class A Ordinary Shares, Series 426 Class A Ordinary Shares, Series 427 Class A Ordinary Shares, Series 428 Class A Ordinary Shares, Series 433 Class A Ordinary Shares, Series 434 Class A Ordinary Shares, Series 435 Class A Ordinary Shares, Series 437 Class A Ordinary Shares, Series 440 Class A Ordinary Shares, Series 448 Class A Ordinary Shares, Series 450 Class A Ordinary Shares, Series 454 Class A Ordinary Shares, Series 455 Class A Ordinary Shares, Series 457 Class A Ordinary Shares, Series 458 Class A Ordinary Shares, Series 459 Class A Ordinary Shares, Series 460 Class A Ordinary Shares, Series 472 Class A Ordinary Shares, Series 477 Class A Ordinary Shares, Series 480 Class A Ordinary Shares, Series 496 Class A Ordinary Shares, Series 500 Class A Ordinary Shares, Series 502 Class A Ordinary Shares, Series 503 Class A Ordinary Shares, Series 516 Class A Ordinary Shares, Series 517 Class A Ordinary Shares

(Securities issued pursuant to Regulation A)

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Part II.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This Annual Report contains certain forward-looking statements that are subject to various risks and uncertainties. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “plan,” “intend,” “expect,” “outlook,” “seek,” “anticipate,” “estimate,” “approximately,” “believe,” “could,” “project,” “predict,” or other similar words or expressions. Forward-looking statements are based on certain assumptions, discuss future expectations, describe future plans and strategies, or state other forward-looking information. Our ability to predict future events, actions, plans or strategies is inherently uncertain. Although we believe that the expectations reflected in our forward-looking statements are based on reasonable assumptions, actual outcomes could differ materially from those set forth or anticipated in our forward-looking statements. Factors that could cause our forward-looking statements to differ from actual outcomes include, but are not limited to, those described under the heading “Risk Factors” in our most recent Offering Circular filed with the Securities and Exchange Commission (“SEC”), as such factors may be updated from time to time in our periodic filings and offering circular supplements filed with the SEC, which are accessible on the SEC’s website at www.sec.gov. Readers are cautioned not to place undue reliance on any of these forward-looking statements, which reflect our views as of the date of this Annual Report. Furthermore, except as required by law, we are under no duty to, and do not intend to, update any of our forward-looking statements after the date of this Annual Report, whether as a result of new information, future events or otherwise.

Item 1. Business

As used in this Report, “we,” “our,” “ours,” “us,” or the “Company,” refer to Masterworks Vault 4, LLC, a Delaware series limited liability company and, as the context requires, the series of the Company and the segregated portfolios of Masterworks Cayman, SPC that holds title to the Artwork of each series, individually or collectively. “Masterworks” refers to Masterworks, LLC, and or its wholly owned subsidiaries.

Overview

We are a Delaware series limited liability company formed on August 4, 2023 to facilitate investment in distinct artworks (each, an “Artwork” and collectively, the “Artworks”). We are managed by our affiliate, Masterworks Administrative Services, LLC (the “Administrator”).

Each Artwork is owned by a separate series of the Company. Each series raises investment capital by offering Class A shares pursuant to Regulation A of the Securities Act of 1933, as amended (each an “Offering” and, collectively, “Offerings”). The Class A shares of each series represent ordinary membership interests in such series (“Class A shares”) and an investment solely in a particular series and, thus, indirectly in the Artwork beneficially owned by that series. As a Delaware series limited liability company, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular series of the Company are segregated and enforceable only against the assets of such series under Delaware law.

On or about August 23, 2023, the Company commenced accepting subscriptions for one or more Offerings. As of December 31, 2025, aggregate subscriptions of $54,838,900 had been accepted by the Company and closed upon, resulting in the issuance of an aggregate of 2,741,945 Class A ordinary shares of various series at $20.00 per share. All of the proceeds from each Offering are used to pay, directly or indirectly, for the acquisition of Artwork, and to pay an expense allocation to Masterworks.

During all relevant times following the initial closing of each Offering, each series will hold title to the specific Artwork that it acquires in a segregated portfolio of Masterworks Cayman, SPC, or “Masterworks Cayman”, a Cayman Islands segregated portfolio company. A segregated portfolio company registered under the Cayman Islands Companies Law is a single entity which may establish internal segregated portfolios. As of December 31, 2025, no series of the Company or any segregated portfolio of Masterworks Cayman beneficially owns any material assets other than the single Artwork associated with such series or has any indebtedness or commercial obligations following the final closing of such series offering other than obligations arising pursuant to a management services agreement with Masterworks and potential contractual obligations associated with an eventual sale of the Artwork of a series.

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Other than activities related to each series offering and the acquisition and maintenance of the Artworks, we have not conducted any other business activities or operations. Our strategy is to hold the Artwork for capital appreciation and to display and promote the Artwork so as to enhance its value and broaden its exposure to the art-viewing public. We will not conduct any business activities except for activities relating to the ownership, maintenance, promotion and the eventual sale of the Artwork.

We are totally reliant on Masterworks to maintain the Artwork and administer our business.

The Art Market

The global art market entered a recovery cycle in 2025 following a prolonged downturn. Combined public auction revenue at Christie’s, Sotheby’s and Phillips, rose approximately 15.5% year-over-year to $9.56 billion. This followed a significant contraction in 2024, when global auction revenue at the three major houses declined 26% to $8.27 billion as fewer major estate consignments came to market and sellers shifted toward private sales.

The recovery was heavily weighted to the second half of the year. The first half of 2025 remained soft, with auction sales at the major houses declining approximately 6% year-over-year, though the rate of decline was less severe than in prior periods. Conditions shifted decisively in the second half as several landmark single-owner collections came to market. The November New York auction season was the strongest in three years, realizing approximately $2.2 billion across the major houses, up approximately 53% from November 2024. The season was anchored by the Leonard Lauder collection, which realized $527.5 million at Sotheby’s, and included record-setting results for Gustav Klimt ($236.3 million, the most expensive Modern work sold at auction) and Frida Kahlo ($54.7 million, the most expensive work by a woman artist sold at auction). Sotheby’s auction sales rose 28.7% and Christie’s 7.2% for the full year.

Impressionist and Modern art led the recovery, with year-over-year growth of approximately 31.4%. Post-War and Contemporary art, the categories most relevant to the Company’s portfolio, remained softer, declining 17.7% and 12.3%, respectively, though buyer appetite for quality works with strong provenance remained firm. The use of third-party guarantees continued to rise, reaching approximately 73% of Post-War and Contemporary evening sale lots in the first half of 2025, the highest share since 2016.

The market for female artists continued to gain momentum, with Frida Kahlo’s record sale a notable milestone. Female surrealists including Leonora Carrington, Remedios Varo, and Leonor Fini continued to see strong demand, and Roy Lichtenstein emerged as the top-selling Post-War artist by annual sales value, driven by estate consignments.

The Post-War & Contemporary Art category has exhibited price appreciation at an estimated annualized rate of 10.24% from 1995 to 2025, versus 10.35% for the S&P 500 Index, with a correlation factor of -0.09), suggesting art’s potential as a risk diversifier.

Looking ahead through 2026, market sentiment has continued to improve following a strong New York auction season in November 2025, which saw approximately $2.2 billion in sales across Christie’s, Sotheby’s and Phillips, the strongest fall auction season in three years and up significantly from the prior year.

The strength of such a sale season can be a signal of renewed market confidence which can attract new supply of quality consignments to market, which has the effect of drawing new bidders to sales. We see this dynamic as potentially the early stages of a recovery cycle. A backlog of major estate sales, which grew over the last several years, remains a potential catalyst for further improvement in market sentiment and opportunity for price discovery. We expect the auction market to play an important role in setting the pace for this next market cycle. Geopolitics and financial-market volatility, however, remain risks to demand, particularly at the top end of the market.

Through 2025, art market transaction volumes have remained below prior periods, which has reduced near-term opportunities for artwork sales by us and by extension, capital formation for new Masterworks offerings. This has resulted in fewer portfolio exits and corresponding distributions to investors. However, we expect the renewed momentum in market sentiment to create more opportunities for exits in 2026. The Company continues to exercise flexibility in timing sales based on market conditions. For the Administrator, reduced realized sales has decreased cash flows from profit participation, though management fee accruals continue as designed.

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We are otherwise not aware of any additional trends, uncertainties, demands, commitments or events that will materially affect our operations.

Administrative Services

Pursuant to a management services agreement by and between the Company, on behalf of each applicable series, Masterworks Cayman, on behalf of each applicable segregated portfolio, and the Administrator (the “Services Agreement”), the Administrator will pay all of our ordinary ongoing operating costs and expenses and manage all management services relating to our business, each series and the Artwork of each series in exchange for preferred equity interests in each segregated portfolio of Masterworks Cayman (“SPC Preferred shares”) issued at a rate of 1.5% of the total equity interests of each segregated portfolio of Masterworks Cayman outstanding, per annum. SPC Preferred shares have a liquidation preference of $20.00 per share. The Administrator will also manage any extraordinary or non-routine services which may be required, from time-to-time, including, without limitation, litigation or services in connection with a sale of the Artwork of a series or any sale, merger, third-party tender offer or other similar transaction involving us. Any third-party costs incurred by the Administrator or payments made by the Administrator in connection with litigation or major transactions will be reimbursed upon the sale of the Artwork of a series or us, as applicable. Because the Company has no employees and no liquid capital resources, the Company is totally reliant on the Administrator to maintain the Artwork of each series and administer each series’ operations. We may determine to sell the Artwork of a series without engaging a third-party intermediary, in which event, the Administrator would be permitted to charge the buyer of the Artwork of a series a reasonable fee not to exceed the lowest published buyer’s premium charged by Sotheby’s, Christie’s or Phillips in effect at such time.

Competition

At the time we attempt to sell the Artwork of a series, we may face substantial competition from other entities, such as galleries, and individuals who are selling or seeking to sell similar artworks. These other parties may be willing to sell their artworks at a lower price than us. Further, we will face significant risks from other competitive factors prevailing in the art market, such as the available supply of similar artworks for sale.

Government Regulation

As tangible personal property, art is subject to regulation under different city, state and federal statutory schemes. Generally, domestic art transactions that are conducted within the United States are subject to state Uniform Commercial Code statutes, which govern the sale of goods. Some states have additionally enacted art specific legislation, such as New York’s Arts and Cultural Affairs Law and California’s Resale Royalty Act. In addition, federal statutes such as the Holocaust Expropriated Art Recovery Act and the National Stolen Property Act can apply to title disputes in the art market context. International art transactions involving the import and export of art into and out of the United States will subject us to the rules and regulations established by the United States Customs and Border Protection. Further, we and Masterworks will be subject to the requirements of the federal Cultural Property Implementation Act which is the United States’ accession legislation for the 1970 United Nations Educational, Scientific, and Cultural Organization (UNESCO) Convention which protects countries’ cultural property, including artwork. New York City, as a major art auction center, has enacted legislation governing the activities of auctioneers in the New York City Administrative Code and Masterworks may be subject to these regulations through its transactions and financing arrangements with auctioneers.

Art transactions that cross international borders may be subject to tariffs, duties, and other trade regulations. Recent fluctuations in global trade policy may impact the art market, with certain categories of artwork facing tariffs as high as 27.5% when imported from specific countries. These tariffs can substantially affect acquisition costs, shipping logistics, and overall investment returns. Our business model requires constant monitoring of these evolving trade policies to optimize transaction structures and minimize unnecessary costs to investors. We maintain relationships with customs specialists to navigate these complexities efficiently.

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The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Patriot Act) is intended to strengthen the ability of U.S. law enforcement agencies and intelligence communities to work together to combat terrorism on a variety of fronts. The Patriot Act, to which we are subject, has significant implications for depository institutions, brokers, dealers and other businesses involved in the transfer of money. The Patriot Act required us to implement policies and procedures relating to anti-money laundering, compliance, suspicious activities, and currency transaction reporting and due diligence on customers. The Patriot Act also requires federal banking regulators to evaluate the effectiveness of an applicant in combating money laundering in determining whether to approve a proposed bank acquisition.

Risk Factors

Investing in the Class A shares of a series involves a high degree of risk and are only suitable for investors who can hold their investment for an indefinite period and can afford to lose their entire investment. The risks described in this section should not be considered an exhaustive list of the risks that prospective investors should consider before investing in the Class A shares of a series. Prospective investors should consult their accountant and other advisors as to legal, tax, business, financial, and related aspects of an investment in a series of the Company. Set forth below is a summary of certain risks that should be considered before making an investment.

Each series owns a unique artwork and whether or not a series will be able to deliver capital appreciation to investors is largely dependent on the art market, which we cannot control. We cannot make any assurance that our business model will be successful. Our operations are dedicated to acquiring and maintaining Artworks held by our series and facilitating the ultimate sale of Artworks. The ability of any series to deliver capital appreciation will depend to a large extent on economic conditions, the art market in general and the market for works produced by the specific artist, which are factors that are beyond our control. The value of an Artwork may decline after a series purchases it.

We do not expect any series to generate any material amount of revenues and Class A shares do not generate current yield. We do not expect any series to generate any material revenue, so investors will only recognize a return on their investment if the Artwork held by a series is sold or they are able to sell their shares and must be prepared to hold their investment for an indefinite period. An investment in the Class A shares of a series is unsuitable for investors seeking current yield and is only suitable for those seeking long term capital appreciation.

We are undiversified. Investing in a series is highly risky since 100% of such investment is concentrated in a single artwork.

Your ability to trade shares or otherwise exit your investment is highly uncertain. There is no active public market for the Class A shares of a series and an active trading market may not ever develop or, even if developed, may not be available to all shareholders, may not be sustained or may cease to exist. Although we facilitate or intend to facilitate secondary purchases and sales of the Class A shares of a series on an alternative trading system operating by a third-party broker-dealer (the “ATS”), certain investors are not eligible to participate on the ATS, including certain non-U.S. citizens, and it may not provide an effective means to sell your shares or receive a price for your shares that is reflective of the fair value of the Class A shares of a series or the Artwork of such series. The Class A shares of a series are thinly traded and dealers do not typically participate in the trading market, which means that trading is episodic and prices at which trades are executed often do not reflect the underlying value of the Artwork of a series. In addition, we impose restrictions on the transfer of the Class A shares of a series. Accordingly, you should consider the resale market for the Class A shares of a series to be severely limited, as you may be unable to resell your shares without significant expense or it may take a lengthy period of time to do so and you may need to offer to sell them at a price that is considerably lower than the fair value or net asset value of the Class A shares of a series..

Artwork may be sold at a loss. An artwork can decline in value and investors in Masterworks shares may lose all or a significant portion of their investment. Even if the Artwork of a series appreciates in value, the rate of appreciation may be insufficient to cover costs and expenses.

The Class A shares are illiquid. The Class A shares of a series are not eligible for trading on any stock exchange. We intend to hold the Artwork of a series for an indefinite period and the maintenance of an active trading market for the shares is uncertain. Although you may be able to sell shares on the ATS, no assurance can be given that there will be a liquid market or that you will realize fair value upon any such sale. Historically, trading in Masterworks issuer securities on the ATS has been characterized by low transaction volume and inefficient pricing. Investors should be prepared to hold their investment for an indefinite period of time, as there can be no assurance that the shares can ever be tradable or that the Artwork of a series can be sold.

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Costs will diminish returns. Fixed costs, such as the expense allocation and administrative services fees paid to Masterworks and variable costs, such as Masterworks profit sharing and costs to sell the Artwork of a series, will reduce overall returns on invested capital.

Investing in art is subject to numerous risks. These risks include, without limitation (i) claims with respect to authenticity or provenance, (ii) physical damage due to improper storage, poor workmanship, accidents, theft, natural disasters, fire, etc., (iii) legal challenges to ownership, (iv) market risks, (v) economic risks, and (vi) fraud. Also, the artist that produced the Artwork could fall out of favor for a variety of reasons which would reduce an Artwork’s marketability and value. Any of these risks could reduce the value of the Class A shares of a series.

Art is illiquid. Art is a highly illiquid asset and we cannot guarantee that there will be a buyer for the Artwork of a series at any reasonable price or within any given time frame.

Trends in the art market may change. Temporary consumer popularity or trends among collectors may lead to short-term or temporary price increases, followed by decreases in value. Trends are difficult to predict and may adversely impact the value of the Artwork of a series and or our ability to sell the Artwork of a series.

Claims could cause losses. Buying and selling artwork can involve potential claims regarding title, provenance and or authenticity of the artwork. Costs associated with litigation and or settlement may be advanced by the Administrator, but are ultimately the responsibility of each series. Accordingly, the existence of any such claims may require us to sell the Artwork of a series at an inopportune time and will reduce the proceeds of a sale that are available to shareholders. Further, although we maintain authenticity and title insurance coverage, such coverage may not be sufficient against potential claims.

Insurance coverage may be insufficient. Insurance coverage may expressly exclude damage caused by war, losses caused by chemical or biological contamination and certain other potential loss scenarios. In addition, coverage limits at any point in time may be below fair value.

The Company is totally reliant on Masterworks. The Company has no liquid capital resources and is 100% reliant on Masterworks to maintain and eventually sell the Artwork of each series. If the Masterworks business model were to fail, we would likely need to sell the Artwork of each series and the timing and manner of any such forced sale may be suboptimal to maximize the sale price and value to shareholders. In addition, although we believe the Administrator has sufficient capital resources and sources of liquidity to perform its obligations under the Services Agreement for the foreseeable future, there can be no assurance that the Administrator will be able to maintain sufficient capital to satisfy its obligations in future periods.

Masterworks has conflicts of interest. Masterworks earns fees and incurs costs for administering Masterworks issuers such as the Company. Although, there is significant alignment between investors and Masterworks since Masterworks earns fees in the form of equity interests and has a profit sharing interest in each segregated portfolio, Masterworks sells a portion of its equity interests periodically and may earn money from other activities, such as for displaying the Artwork of a series, providing advisory services, future trading in the shares of a series, sale of the Artwork of a series without using a third-party intermediary or in other ways. Masterworks may have financial incentives to hold the Artwork of a series for a long time since it earns management fees for the duration of its holding period. Conversely, Masterworks may have financial incentives to sell the Artwork of a series prematurely to monetize its equity interests. Masterworks’ interests and the interests of its Board of Managers and officers may not always be aligned with your interests.

Liquidation timing is highly uncertain. There can be no assurance as to the timing of a liquidating distribution or that a series will pay a liquidating distribution at all. Investment is only suitable for those who can afford to hold their investment indefinitely and afford to sustain a total loss of capital.

The Board of Managers has complete authority to administer our business consistent with our operating agreement. Our Board of Managers has sole voting power over matters such as mergers, consolidations, acquisitions, winding up and dissolution of the Company and each individual series (as applicable). Additionally, we, in our sole and absolute discretion, may decide to sell the Artwork of a series at any time and in any manner.

The issuance of equity to the Administrator will have a dilutive effect on the holders of the Class A shares of a series and has priority upon a liquidation event. The Administrator will earn a management services fee for each series in the form of SPC Preferred shares (which are exchangeable for Class A shares of the Company). These fees will, when issued and exchanged (if applicable), effectively dilute your economic interest in the Artwork of a series. In addition, the holders of SPC Preferred shares have a $20.00 per share liquidation preference over the holders of SPC ordinary shares. In the event of a liquidation of a series, the Administrator (or an affiliate of the Administrator that holds the preferred shares of the corresponding segregated portfolio) would receive $20.00 per share of liquidation proceeds, prior to (and in preference to) the holders of the corresponding ordinary shares receiving any amount of such liquidation proceeds.

Employees

None.

Material Legal Proceedings

None.

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Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations

The following discussion of the financial condition and results of operations of the Company should be read in conjunction with our audited Consolidated Financial Statements and the related notes.

Overview

We are a Delaware series limited liability company formed to facilitate investments in distinct Artworks by conducting an offering of Class A shares of one or more series pursuant to a Tier II offering under Regulation A+, acquiring the Artworks and maintaining the Artworks for future sale. We are managed by our affiliate, the Administrator.

During all relevant times following the initial closing of each series offering, each series will hold title to the specific Artwork that it acquires in a segregated portfolio of Masterworks Cayman, SPC, or “Masterworks Cayman”, a Cayman Islands segregated portfolio company. A segregated portfolio company registered under the Cayman Islands Companies Law is a single legal entity which may establish internal segregated portfolios. Each series owns 100% of the ordinary share capital of the applicable segregated portfolio, and such segregated portfolio will be treated as a subsidiary of the applicable series for financial reporting purposes. As of December 31, 2025, no series of the Company or any segregated portfolio of Masterworks Cayman beneficially owns any material assets other than the single Artwork associated with such series or has any indebtedness or commercial obligations following the final closing of such series offering other than obligations arising pursuant to a management services agreement with Masterworks and potential contractual obligations associated with an eventual sale of the Artwork of a series.

Pursuant to the Services Agreement among Masterworks, the Company, on behalf of each applicable series, Masterworks Cayman, on behalf of each applicable segregated portfolio and the Administrator, Masterworks manages all of our administrative services and funds all ordinary and necessary costs and expenses to maintain the Artwork of each series. In exchange for these services, the Administrator receives SPC Preferred shares at a rate of 1.5% per annum. The SPC Preferred share issuances are made quarterly in arrears and there is no overall limit to the number of SPC Preferred Shares that may be issued to Masterworks. Masterworks will be entitled to receive $20.00 per SPC Preferred share in preference to distributions to holders of Class A shares. Each series of the Company or segregated portfolio of Masterworks Cayman, as applicable, will remain obligated to reimburse the Administrator for any extraordinary or non-routine costs, payments and expenses, if any, in cash from the proceeds of a sale of the Artwork of such series, and Masterworks may also charge additional transactional fees upon a private sale of Artwork in certain circumstances.

In addition, a one-time expense allocation payment to Masterworks by each series from the proceeds of a series offering is intended to be reasonable compensation for (i) financing commitments, (ii) Masterworks’ sourcing the Artwork of such series, (iii) all research, data analysis, condition reports, appraisal, due diligence, travel, currency conversion and legal services to acquire the Artwork of such series and (iv) the use of the Masterworks platform and Masterworks intellectual property. No such charges or expenses are otherwise invoiced to the Company.

Other than activities related to each series offering and the acquisition and maintenance of the Artworks, we have not conducted any other business activities or operations. Our strategy is to display, promote and market the Artwork of each series in a manner designed to enhance its provenance and increase its exposure and its value.

We do not expect to generate any material amount of revenues or cash flow unless and until we sell the Artwork of a series. We are totally reliant on Masterworks to maintain the Artwork and administer our business. Although we believe the Administrator has sufficient capital resources and sources of liquidity to perform its obligations under the Services Agreement for the foreseeable future, there can be no assurance that the Administrator will be able to maintain sufficient capital to satisfy its obligations in future periods.

Operating Results

Our operating results for any particular series for any fiscal period following the closing date on which the applicable series offering is fully subscribed will only reflect the management services fee, which includes all ordinary and necessary operating expenses, and any extraordinary or non-recurring items for which we are responsible. Accordingly, differences in operating results from one fiscal period to the next are primarily attributable to the timing of the acquisition and disposition of the Artwork of a series. Operating results for a particular series for any fiscal period may also be affected by changes in the fair value of the Artwork of such series, since the services fee payable to Masterworks in the form of SPC Preferred shares is recorded based on the fair value of the SPC Preferred shares over the time period during which the related services are performed.

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During the periods presented in the audited Consolidated Financial Statements included in this Report, neither the Company nor any series was responsible for any extraordinary or non-recurring expenses.

Contingent Liabilities

Neither the Company nor any series had any contingent liabilities as of December 31, 2025.

Income Taxes

We expect that the Company will be treated as a partnership for U.S. federal income tax purposes and not as an association or publicly traded partnership subject to tax as a corporation. As a partnership, we generally will not be subject to U.S. federal income tax. Instead, each shareholder that is subject to U.S. tax will be required to take into account its distributive share, whether or not distributed, of each item of our income, gain, loss, deduction or credit.

We had no federal and state income tax assets, liabilities or expenses (other than for management fees deducted in connection with the Services Agreement) as of and for the year ended December 31, 2025.

Liquidity and Capital Resources of the Administrator

We do not maintain any material liquid assets and, accordingly, we rely upon the Administrator to pay for the maintenance and administration of our Company and the business of each series in accordance with the Services Agreement. The table below summarizes selected unaudited balance sheet information of the Administrator as of December 31, 2025 and December 31, 2024, respectively:

	December 31,
	2025	2024
Assets
Cash, cash equivalents and restricted cash	$3,507,005	$17,190,905
Investments in securities from affiliates	25,425,229	26,047,704
Property and equipment, net	364,415	251,043
Other assets	3,920,495	1,456,405
Total assets	$33,217,144	$44,946,057

Liabilities
Current liabilities	$3,525,946	$11,384,165
Long-term liabilities	-	-
Total liabilities	3,525,946	11,384,165

Member’s Equity	29,691,198	33,561,892
Total member’s equity	$29,691,198	$33,561,892

We believe the Administrator has sufficient sources of current and future liquidity to satisfy its obligations under the Services Agreement for the foreseeable future. We do not believe the Company will need to raise any additional funds through the issuance and sale of securities for any series that has completed an offering in the foreseeable future, excluding management fee shares, and we are not permitted to do so under our operating agreement without prior approval of holders of the Class A ordinary shares of such series.

Masterworks, including the Administrator, has experienced considerable growth since inception in 2017, which has been funded through borrowings from Scott W. Lynn, the Founder of Masterworks and equity contributions of approximately $110 million from private investors in October 2021. Masterworks earns the vast majority of its management fees and obtains profits interests in the form of equity interests in issuers sponsored on the Masterworks Platform and periodically sells these equity interests for cash consideration. Masterworks has generated operating losses and negative cash flows from operations since 2022.

The Administrator earns fees in the form of SPC Preferred shares. Once earned the SPC Preferred shares will be exchangeable for Class A shares of the series of which the segregated portfolio holds the Artwork at an exchange rate of 1 for 1, which effectively results in dilution of other Class A shareholders of 1.5% per annum. The direct incremental costs incurred by the Administrator to satisfy its obligations under the Services Agreement are expected to be less than its revenues.

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The Administrator has covenanted in the Services Agreement that for so long as such agreement remains in effect, the Administrator will maintain on hand cash reserves sufficient to pay at least one year of estimated expenses to satisfy its obligations under the Services Agreement to fund the Company’s and each series operations until the sale of the Artwork of each series. The costs incurred by the Administrator to satisfy its obligations under the Services Agreement and similar agreements for other issuers are expected to be less than its cash inflows, though such cash inflows may be insufficient to fund the Administrator’s operations and growth initiatives. Masterworks intends to fund its ongoing operations and future growth through the sale of management fee shares, together with other revenues generated by Masterworks, and may seek additional sources of third-party financing.

Masterworks entered into a revolving senior secured promissory note with the Lynn Family Trust 001 in December 2025. The outstanding principal balance of the loan as of December 31, 2025 was $7 million. The loan is secured by substantially all assets of Masterworks, including a pledge of equity interests in the Company beneficially owned by Masterworks. Other than these rights to acquire equity interests from Masterworks in the event of a default under the loan facility, Masterworks creditors have no rights, claims or interest in the assets of the Company.

The Administrator conducts other business activities, including the management of other entities similar to the Company and expects that, with scale and maturity of its operations as sales of artwork and management fee shares become a more regular occurrence, the Administrator’s cash inflows will consistently exceed its costs. The Company cannot estimate at this time what the aggregate costs and expenses of the Administrator will be with respect to such activities as they will depend on many factors. Additionally, we intend to own the Artwork of each series for an indefinite period, although we will evaluate any reasonable third party offers to acquire the Artwork of a series following the offering conducted by the series.

Commitments from Affiliates to Fund Operations

We have a written agreement with the Administrator to fund our operations and costs to maintain the Artwork of each series until we sell the Artwork or the earlier termination of the Services Agreement.

Item 3. Directors and Officers

As of the date of this Annual Report, the following table sets forth the names of the executive officers and members of the Board of Managers of the Company and their positions and offices with the Company:

Name	Age	Position

Nigel S. Glenday	43	Chief Executive Officer; Chief Financial Officer; Member of the Board of Managers

Joshua B. Goldstein	58	General Counsel and Secretary; Member of the Board of Managers

Eli D. Broverman	47	Member of the Board of Managers; Independent Manager

Nigel S. Glenday. Mr. Glenday has served as Chief Executive Officer since inception and as Chief Financial Officer and a member of the Board of Managers of the Company since inception. He has also served as Chief Financial Officer of our affiliate Masterworks, LLC since April 2019 and the Chief Executive Officer of Masterworks Investor Services, LLC since August 2021. From March 2015 through April 2019, Mr. Glenday was a Managing Director for Athena Art Finance Corp., a leading independent art-secured finance company. From July 2012 to March 2015, Mr. Glenday was a Vice President at StormHarbour Securities, LLP, a global markets and financial advisory firm. From 2009 to 2012, Mr. Glenday was an Associate at Morgan Stanley in the Financial Institutions Group, Investment Banking Division, and from 2005 through 2009, Mr. Glenday was an Analyst and Associate Director in the Financial Institutions Group at UBS Investment Bank. Mr. Glenday holds a B.A. in Economics and History from the University of Virginia, where he graduated as a member of Phi Beta Kappa Honor Society.

Joshua B. Goldstein. Mr. Goldstein has served as a Board Member, the General Counsel and Secretary of the Company since inception and has served in such capacities with our affiliate Masterworks, LLC since February 1, 2018. From September 2016 through December 2017, Mr. Goldstein was a shareholder in the Denver office of Greenspoon Marder, P.A. From April 2015 through August 2016, Mr. Goldstein was self-employed as a corporate attorney. From September 2012 through March 2015, Mr. Goldstein was Executive Vice President, Chief General Counsel and Corporate Secretary of Intrawest Resorts Holdings, Inc., a NYSE-listed resort and adventure company. Prior to joining Intrawest, Mr. Goldstein was a Counsel in the New York office of Skadden, Arps, Slate, Meagher & Flom, LLP from June 2007 to August 2012 and he was an Associate at Skadden from September 1996 until August 2005, where he concentrated on corporate finance, corporate securities and mergers and acquisitions. Mr. Goldstein was also previously a Partner in the New York office of Torys, LLP. Mr. Goldstein holds a B.A. in business administration from the University of Wisconsin-Madison and a J.D. from Fordham University School of Law and is a Certified Public Accountant (inactive).

10

Eli D. Broverman. Mr. Broverman has served as a Board Member and the Independent Manager of the Company since inception and has served as member of the Board of Managers of Masterworks, LLC since April 29, 2020. Mr. Broverman co-founded Betterment in 2007 and served as its President and COO from 2007 to 2017. An expert in securities and financial institutions law, Mr. Broverman has designed a wide range of structuring and compliance initiatives for broker-dealers and investment advisors. From 2005 to 2007, Mr. Broverman practiced law at the international law firm Proskauer Rose LLP, where he advised Fortune 500 companies and their senior management on securities, tax, and compensation matters. Mr. Broverman serves as an adviser and or Board Member of several privately held financial technology companies, including Betterment, Carver Edison, Covered by Sage, Bloom Credit, and Good Money.

The foregoing individuals have also served in the capacity as executive officers and members of the board of managers of our affiliated entities of Masterworks.

Key Employee of Masterworks

Although not an employee of the Company, through its arrangements with Masterworks, the Company significantly relies on services performed by Scott W. Lynn. Biographical information for Mr. Lynn is set forth below.

Mr. Lynn, who is the Founder of Masterworks, has served as the Chief Executive Officer of our affiliate Masterworks, LLC since February 1, 2018, and as the Chief Executive Officer of the Administrator since November 28, 2018. Mr. Lynn has been an active collector of contemporary art for more than twenty years and has built an internationally-recognized collection of Abstract Expressionism that has included works by Clyfford Still, Barnett Newman, Mark Rothko, Willem de Kooning, and more. Mr. Lynn’s collection has been exhibited at museums such as the Royal Academy in London, the Denver Art Museum, the Palm Beach Museum, National Gallery, the Guggenheim (New York), and the Museum of Modern Art. Mr. Lynn is an Internet entrepreneur and has founded, acquired, or acted as a majority-investor in over a dozen advertising technology, content, and fintech companies. Mr. Lynn serves as a board member of the International Foundation for Art Research (a non-profit; publisher of the IFAR journal, which topically focuses on art authenticity and stolen art research, as well as additional research projects related to artwork authenticity).

Compensation of Executive Officers

We do not currently have any employees nor do we currently intend to hire any employees who will be compensated directly by us. Each of the executive officers receive compensation for his or her services, including services performed for us, from Masterworks. Although we will indirectly bear some of the costs of the compensation paid to these individuals, through fees we pay to the Administrator, we do not intend to pay any compensation directly to these individuals.

Compensation of the Board of Managers

Members of the Board of Managers who are also officers of Masterworks and the Company receive no compensation in respect of their service on the Board of Managers. The Independent Manager receives compensation from Masterworks for serving in such capacity on multiple issuer entities. Although we will indirectly bear some of the costs of the compensation paid to the Independent Manager, through fees we pay to the Administrator, we do not intend to pay any compensation directly to this individual.

11

Compensation of the Administrator

For information regarding the compensation of our Administrator, please see “Management Compensation” in our Offering Statement on Form 1-A filed with the SEC on August 10, 2023, and such section is incorporated herein by reference.

Item 4. Security Ownership of Management and Certain Securityholders

The following table sets forth information about the current beneficial ownership of the Company at December 31, 2025, for:

●	Each person known to us to be the beneficial owner of 10% or more of the Class A shares of any series eligible to vote;

●	Each named executive officer;

●	Each member of the Board of Managers; and

●	All of the executive officers and members of the Board of Managers as a group.

Unless otherwise noted below, the address for each beneficial owner listed on the table is in care of our Company, 1 World Trade Center, 57th Floor, New York, New York 10007. We have determined beneficial ownership in accordance with the rules of the SEC. We believe, based on the information furnished to us, that the persons and entities named in the tables below have sole voting and investment power with respect to all shares that they beneficially own, subject to applicable community property laws.

		Membership Interests Beneficially Owned Prior to the Series Offerings		Class A Shares Beneficially Owned After the Series Offerings
Name of Beneficial Owner	Series	Number	Percent	Number	Percent
Named Executive Officers and Board of Managers:	-

Nigel S. Glenday, Chief Executive Officer; Chief Financial Officer(1)	-	-	*	-	*

Joshua B. Goldstein, General Counsel and Secretary(1)	-	-	*	-	*

Eli D. Broverman, Independent Representative (1)	-	-	*	-	*

All named executive officers and Members of the Board of Managers as a group (3 persons)	-	-	*	-	*

10% Holders:

Mark Britto	Series 366			6,250	12.74%
Edward Lee	Series 392			3,750	11.96%
Erin Moore	Series 403			1,500	11.96%
Maurice Werdegar	Series 433			2,500	17.67%
Mark Britto	Series 457			6,250	12.49%
Divya Bhansali	Series 458			2,000	10.47%
Ralph Adams	Series 460			2,500	11.21%
Jonathan Huff	Series 472			5,000	15.02%

*	Less than 1.0%

(1)	Also serve as members of the Board of Managers of the Company.

The Lynn Family Trust 001 (the “Trust”) owns approximately 81% of the membership interests of Masterworks, LLC. Mr. Lynn is the Chief Executive Officer of Masterworks, LLC and Masterworks Administrative Services, LLC. By contract, Mr. Lynn has the power to vote 100% of the membership interests beneficially owned by the Trust and controls Masterworks. No other person beneficially owns 10% or more of the voting membership interests of Masterworks, LLC or any of its subsidiaries. Masterworks beneficially owns 100% of the Company’s non-voting Class B shares and earns SPC Preferred shares pursuant to the Services Agreement at an annual rate of 1.5%.

Class B shares beneficially owned by Masterworks entitle Masterworks to 20% of the profit on sale of the Artwork or the ability to convert such shares into Class A shares with a value at the time of conversion equal to 20% of the increase in value of our issued and outstanding Class A and B shares. The amounts reflected in the table do not include any Class A shares which may be issuable upon conversion of Class B shares because such amount is indeterminable, and does not include any Class A shares that Masterworks earned pursuant to a Services Agreement. For additional information regarding the hypothetical number of Class A shares that would be issued to Masterworks upon conversion of its Class B shares at various valuations, see “SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS” in our Offering Statement on Form 1-A filed with the SEC on August 10, 2023, which section is incorporated herein by reference.

12

In addition, the following table represents the number and percentage of Class A shares of a series that are eligible to vote and the number and percentage of Class A shares of a series that are not eligible to vote as of December 31, 2025:

Series	Number of Class A shares eligible to vote	%	Number of Class A shares not eligible to vote	%
Series 326	59,407	76.91%	17,834	23.09%
Series 356	88,775	98.22%	1,605	1.78%
Series 361	24,921	98.18%	463	1.82%
Series 363	24,600	98.51%	371	1.49%
Series 366	49,050	98.79%	600	1.21%
Series 367	52,850	98.20%	970	1.80%
Series 368	20,150	98.10%	390	1.90%
Series 376	55,500	96.76%	1,860	3.24%
Series 380	121,656	90.77%	12,371	9.23%
Series 381	83,250	96.73%	2,812	3.27%
Series 383	53,325	97.00%	1,648	3.00%
Series 385	180,400	96.79%	5,992	3.21%
Series 387	30,632	77.76%	8,759	22.24%
Series 389	24,079	77.93%	6,818	22.07%
Series 391	28,504	77.28%	8,381	22.72%
Series 392	31,350	97.13%	926	2.87%
Series 393	81,089	76.89%	24,366	23.11%
Series 395	24,054	77.94%	6,808	22.06%
Series 403	14,300	96.94%	452	3.06%
Series 404	60,150	97.31%	1,662	2.69%
Series 405	12,650	97.01%	390	2.99%
Series 407	100,513	77.90%	28,518	22.10%
Series 412	44,400	97.13%	1,312	2.87%
Series 416	37,268	76.84%	11,230	23.16%
Series 418	24,122	77.48%	7,012	22.52%
Series 419	92,396	77.00%	27,593	23.00%
Series 422	36,100	97.59%	890	2.41%
Series 424	165,800	97.61%	4,061	2.39%
Series 425	27,750	97.22%	794	2.78%
Series 426	28,504	77.10%	8,465	22.90%
Series 427	52,747	97.70%	1,244	2.30%
Series 428	67,942	77.16%	20,113	22.84%
Series 433	14,150	97.77%	323	2.23%
Series 434	72,553	80.26%	17,847	19.74%
Series 435	31,625	97.87%	688	2.13%
Series 437	25,539	98.21%	466	1.79%
Series 440	105,450	98.06%	2,090	1.94%
Series 448	31,897	98.87%	365	1.13%
Series 450	40,127	98.15%	755	1.85%
Series 454	159,550	98.53%	2,382	1.47%
Series 455	23,650	98.71%	308	1.29%
Series 457	50,050	99.06%	474	0.94%
Series 458	19,014	99.00%	192	1.00%
Series 459	12,750	98.89%	143	1.11%
Series 460	22,225	98.45%	350	1.55%
Series 472	33,272	99.66%	113	0.34%
Series 473	16,100	99.38%	101	0.62%
Series 477	21,843	99.39%	134	0.61%
Series 480	14,145	100.00%	0	0.00%
Series 496	24,719	99.96%	9	0.04%
Series 500	9,234	100.00%	0	0.00%
Series 502	15,764	99.89%	18	0.11%
Series 503	12,350	99.75%	31	0.25%

Item 5. Interest of Management and Others in Certain Transactions

For further details, please see Note 2, “Related Party Transactions” and Note 6, “Subsequent Events” in Item 7, Consolidated Financial Statements.

Item 6. Other Information

None.

13

Item 7. Consolidated Financial Statements

Masterworks Vault 4, LLC

Consolidated Financial Statements

January 1, 2025 - December 31, 2025

and January 1, 2024 - December 31, 2024

F-1

Independent auditor’s report

To the Board of Managers and Members of

Masterworks Vault 4, LLC

Opinion

We have audited the accompanying consolidated financial statements of Masterworks Vault 4, LLC (the “Company”) as a whole, on a consolidated basis, which comprise the consolidated balance sheets of the Company as of December 31, 2025 and 2024, and the related consolidated statements of operations, members’ equity, and cash flows for the period January 1, 2025 through December 31, 2025 and January 1, 2024 through December 31, 2024, and the related notes to the consolidated financial statements. We have also audited the accompanying consolidated financial statements of each listed Series of the Company, which comprise each listed Series’ consolidated balance sheet as of December 31, 2025 and 2024, and the related consolidated statements of operations, members’ equity, and cash flows for the period January 1, 2025 through December 31, 2025 and January 1, 2024 through December 31, 2024, for each listed Series, and the related notes to each listed Series’ consolidated financial statements.

In our opinion, the consolidated financial statements for the Company as a whole and for each Series referred to above present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 2025 and 2024, the financial position of each listed Series as of December 31, 2025 and 2024, the results of the Company’s consolidated operations, its member’s equity and its cash flows for the period January 1, 2025 through December 31, 2025 and January 1, 2024 through December 31, 2024, and the results of each listed Series’ consolidated operations, its member’s equity and cash flows for the period January 1, 2025 through December 31, 2025 and January 1, 2024 through December 31, 2024, in accordance with accounting principles generally accepted in the United States of America.

Basis for opinion

We conducted our audits in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Consolidated Financial Statements and Each Series’ Consolidated Financial Statements section of our report. We are required to be independent of the Company and each listed Series and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audits and in accordance with U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Consolidated Financial Statements and Each Series’ Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of the consolidated financial statements of the Company as a whole and each listed Series’ consolidated financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the consolidated financial statements of the Company and each listed Series’ consolidated financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability and each listed Series’ ability to continue as a going concern within one year after the date that the consolidated financial statements of the Company and each listed Series’ consolidated financial statements are available to be issued.

Auditor’s Responsibilities for the Audit of the Consolidated Financial Statements and Each Series’ Consolidated Financial Statements

Our objectives are to obtain reasonable assurance about whether the consolidated financial statements of the Company as a whole and each listed Series’ consolidated financial statements are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with generally accepted auditing standards will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements, including omissions, are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the consolidated financial statements of the Company as a whole or on each listed Series’ consolidated financial statements.

In performing an audit in accordance with generally accepted auditing standards, we:

●	Exercise professional judgment and maintain professional skepticism throughout the audit.
●	Identify and assess the risks of material misstatement of the consolidated financial statements of the Company and each listed Series’ consolidated financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements of the Company and each listed Series’ consolidated financial statements.
●	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control or each listed Series’ internal control. Accordingly, no such opinion is expressed.
●	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the consolidated financial statements of the Company and each Series’ consolidated financial statements.
●	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability and each listed Series’ ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control related matters that we identified during the audit.

AGD Legal, S. C.

Cancun, Quintana Roo

April 13, 2026

F-2

MASTERWORKS VAULT 4, LLC

Consolidated Balance Sheet

As of December 31, 2025

	Series 326	Series 356	Series 361	Series 363	Series 366	Series 367
ASSETS
Current Assets:
Cash and Cash Equivalents	$130	120	5,120	120	2,120	120
Receivable from Affiliates	-	-	-	-	-	-
Total Current Assets	130	120	5,120	120	2,120	120
Artwork	1,665,000	1,776,000	500,000	492,000	981,000	1,057,000
Total Assets	$1,665,130	1,776,120	505,120	492,120	983,120	1,057,120
LIABILITIES AND MEMBERS’ EQUITY
Current Liabilities:
Unsettled subscriptions and investor subscription deposits	$-	-	5,000	-	2,000	-
Management services fee payable	-	-	-	-	-	-
Amounts due to affiliate for purchase of artwork	120,180	-	-	-	-	-
Other amounts due to affiliates	-	-	-	-	-	-
Total Current Liabilities	120,180	-	5,000	-	2,000	-
Total Liabilities	$120,180	-	5,000	-	2,000	-
Members’ Equity:
Total Members’ Equity	$1,544,950	1,776,120	500,120	492,120	981,120	1,057,120

Noncontrolling interests in consolidated subsidiary	-	32,166	7,788	7,422	12,000	19,400
Members’ Equity	1,544,950	1,743,954	492,332	484,698	969,120	1,037,720

Total Liabilities And Members’ Equity	$1,665,130	1,776,120	505,120	492,120	983,120	1,057,120

The accompanying notes are an integral part of these consolidated financial statements.

F-3

MASTERWORKS VAULT 4, LLC

Consolidated Balance Sheet

As of December 31, 2025

	Series 368	Series 376	Series 380	Series 381	Series 383	Series 385
ASSETS
Current Assets:
Cash and Cash Equivalents	$120	130	130	130	130	130
Receivable from Affiliates	-	-	-	-	-	-
Total Current Assets	120	130	130	130	130	130
Artwork	403,000	1,110,000	2,609,000	1,665,000	1,066,000	3,608,000
Total Assets	$403,120	1,110,130	2,609,130	1,665,130	1,066,130	3,608,130
LIABILITIES AND MEMBERS’ EQUITY
Current Liabilities:
Unsettled subscriptions and investor subscription deposits	$-	-	-	-	-	-
Management services fee payable	-	-	-	-	-	-
Amounts due to affiliate for purchase of artwork	-	-	-	-	-	-
Other amounts due to affiliates	-	-	-	-	-	-
Total Current Liabilities	-	-	-	-	-	-
Total Liabilities	$-	-	-	-	-	-
Members’ Equity:
Total Members’ Equity	$403,120	1,110,130	2,609,130	1,665,130	1,066,130	3,608,130

Noncontrolling interests in consolidated subsidiary	7,800	37,907	19,800	55,460	34,283	118,840
Members’ Equity	395,320	1,072,223	2,589,330	1,609,670	1,031,847	3,489,290

Total Liabilities And Members’ Equity	$403,120	1,110,130	2,609,130	1,665,130	1,066,130	3,608,130

The accompanying notes are an integral part of these consolidated financial statements.

F-4

MASTERWORKS VAULT 4, LLC

Consolidated Balance Sheet

As of December 31, 2025

	Series 387	Series 389	Series 391	Series 392	Series 393	Series 395
ASSETS
Current Assets:
Cash and Cash Equivalents	$120	120	120	120	130	640
Receivable from Affiliates	-	-	-	-	-	-
Total Current Assets	120	120	120	120	130	640
Artwork	777,000	611,000	722,000	627,000	2,054,000	611,000
Total Assets	$777,120	611,120	722,120	627,120	2,054,130	611,640
LIABILITIES AND MEMBERS’ EQUITY
Current Liabilities:
Unsettled subscriptions and investor subscription deposits	$-	-	-	-	-	520
Management services fee payable	-	-	-	-	-	-
Amounts due to affiliate for purchase of artwork	-	-	-	-	-	-
Other amounts due to affiliates	-	-	-	-	-	-
Total Current Liabilities	-	-	-	-	-	520
Total Liabilities	$-	-	-	-	-	520
Members’ Equity:
Total Members’ Equity	$777,120	611,120	722,120	627,120	2,054,130	611,120

Noncontrolling interests in consolidated subsidiary	10,957	6,940	13,900	18,520	47,354	6,240
Members’ Equity	766,163	604,180	708,220	608,600	2,006,776	604,880

Total Liabilities And Members’ Equity	$777,120	611,120	722,120	627,120	2,054,130	611,640

The accompanying notes are an integral part of these consolidated financial statements.

F-5

MASTERWORKS VAULT 4, LLC

Consolidated Balance Sheet

As of December 31, 2025

	Series 403	Series 404	Series 405	Series 407	Series 412	Series 416
ASSETS
Current Assets:
Cash and Cash Equivalents	$130	120	130	120	120	120
Receivable from Affiliates	-	-	-	-	-	-
Total Current Assets	130	120	130	120	120	120
Artwork	286,000	1,203,000	253,000	2,553,000	888,000	944,000
Total Assets	$286,130	1,203,120	253,130	2,553,120	888,120	944,120
LIABILITIES AND MEMBERS’ EQUITY
Current Liabilities:
Unsettled subscriptions and investor subscription deposits	$-	-	-	-	-	-
Management services fee payable	-	-	-	-	-	-
Amounts due to affiliate for purchase of artwork	-	-	-	5,240	-	-
Other amounts due to affiliates	-	-	-	-	-	-
Total Current Liabilities	-	-	-	5,240	-	-
Total Liabilities	$-	-	-	5,240	-	-
Members’ Equity:
Total Members’ Equity	$286,130	1,203,120	253,130	2,547,880	888,120	944,120

Noncontrolling interests in consolidated subsidiary	9,514	34,079	8,410	33,628	26,240	23,080
Members’ Equity	276,616	1,169,041	244,720	2,514,252	861,880	921,040

Total Liabilities And Members’ Equity	$286,130	1,203,120	253,130	2,553,120	888,120	944,120

The accompanying notes are an integral part of these consolidated financial statements.

F-6

MASTERWORKS VAULT 4, LLC

Consolidated Balance Sheet

As of December 31, 2025

	Series 418	Series 419	Series 422	Series 424	Series 425	Series 426
ASSETS
Current Assets:
Cash and Cash Equivalents	$120	120	120	120	120	120
Receivable from Affiliates	-	-	-	-	-	-
Total Current Assets	120	120	120	120	120	120
Artwork	611,000	2,341,000	722,000	3,316,000	555,000	722,000
Total Assets	$611,120	2,341,120	722,120	3,316,120	555,120	722,120
LIABILITIES AND MEMBERS’ EQUITY
Current Liabilities:
Unsettled subscriptions and investor subscription deposits	$-	-	-	-	-	-
Management services fee payable	-	-	-	-	-	-
Amounts due to affiliate for purchase of artwork	-	-	-	-	-	-
Other amounts due to affiliates	-	-	-	-	-	-
Total Current Liabilities	-	-	-	-	-	-
Total Liabilities	$-	-	-	-	-	-
Members’ Equity:
Total Members’ Equity	$611,120	2,341,120	722,120	3,316,120	555,120	722,120

Noncontrolling interests in consolidated subsidiary	10,081	48,540	17,800	82,248	16,787	14,420
Members’ Equity	601,039	2,292,580	704,320	3,233,872	538,333	707,700

Total Liabilities And Members’ Equity	$611,120	2,341,120	722,120	3,316,120	555,120	722,120

The accompanying notes are an integral part of these consolidated financial statements.

F-7

MASTERWORKS VAULT 4, LLC

Consolidated Balance Sheet

As of December 31, 2025

	Series 427	Series 428	Series 433	Series 434	Series 435	Series 437
ASSETS
Current Assets:
Cash and Cash Equivalents	$120	120	120	120	120	120
Receivable from Affiliates	-	-	-	-	-	-
Total Current Assets	120	120	120	120	120	120
Artwork	1,055,000	1,721,000	283,000	1,785,000	632,500	511,000
Total Assets	$1,055,120	1,721,120	283,120	1,785,120	632,620	511,120
LIABILITIES AND MEMBERS’ EQUITY
Current Liabilities:
Unsettled subscriptions and investor subscription deposits	$-	-	-	-	-	-
Management services fee payable	-	-	-	-	-	-
Amounts due to affiliate for purchase of artwork	-	-	-	-	-	-
Other amounts due to affiliates	-	-	-	-	-	-
Total Current Liabilities	-	-	-	-	-	-
Total Liabilities	$-	-	-	-	-	-
Members’ Equity:
Total Members’ Equity	$1,055,120	1,721,120	283,120	1,785,120	632,620	511,120

Noncontrolling interests in consolidated subsidiary	24,879	40,100	6,460	23,000	13,760	9,100
Members’ Equity	1,030,241	1,681,020	276,660	1,762,120	618,860	502,020

Total Liabilities And Members’ Equity	$1,055,120	1,721,120	283,120	1,785,120	632,620	511,120

The accompanying notes are an integral part of these consolidated financial statements.

F-8

MASTERWORKS VAULT 4, LLC

Consolidated Balance Sheet

As of December 31, 2025

	Series 440	Series 448	Series 450	Series 454	Series 455	Series 457
ASSETS
Current Assets:
Cash and Cash Equivalents	$120	120	120	1,083	110	2,110
Receivable from Affiliates	-	-	-	-	-	-
Total Current Assets	120	120	120	1,083	110	2,110
Artwork	2,109,000	638,000	805,000	3,191,000	473,000	1,001,000
Total Assets	$2,109,120	638,120	805,120	3,192,083	473,110	1,003,110
LIABILITIES AND MEMBERS’ EQUITY
Current Liabilities:
Unsettled subscriptions and investor subscription deposits	$-	-	-	600	-	2,000
Management services fee payable	-	-	-	-	-	-
Amounts due to affiliate for purchase of artwork	-	60	-	-	-	-
Other amounts due to affiliates	-	-	-	-	-	-
Total Current Liabilities	-	60	-	600	-	2,000
Total Liabilities	$-	60	-	600	-	2,000
Members’ Equity:
Total Members’ Equity	$2,109,120	638,060	805,120	3,191,483	473,110	1,001,110

Noncontrolling interests in consolidated subsidiary	41,800	7,300	12,640	47,640	6,160	9,748
Members’ Equity	2,067,320	630,760	792,480	3,143,843	466,950	991,362

Total Liabilities And Members’ Equity	$2,109,120	638,120	805,120	3,192,083	473,110	1,003,110

The accompanying notes are an integral part of these consolidated financial statements.

F-9

MASTERWORKS VAULT 4, LLC

Consolidated Balance Sheet

As of December 31, 2025

	Series 458	Series 459	Series 460	Series 472	Series 473	Series 477
ASSETS
Current Assets:
Cash and Cash Equivalents	$(2,450)	110	610	110	610	110
Receivable from Affiliates	2,570	-	-	-	-	-
Total Current Assets	120	110	610	110	610	110
Artwork	382,000	255,000	446,000	666,000	333,000	444,000
Total Assets	$382,120	255,110	446,610	666,110	333,610	444,110
LIABILITIES AND MEMBERS’ EQUITY
Current Liabilities:
Unsettled subscriptions and investor subscription deposits	$(2,560)	-	500	10	510	-
Management services fee payable	-	-	-	-	-	-
Amounts due to affiliate for purchase of artwork	1,720	-	-	-	11,000	6,140
Other amounts due to affiliates	2,570	-	-	-	-	-
Total Current Liabilities	1,730	-	500	10	11,510	6,140
Total Liabilities	$1,730	-	500	10	11,510	6,140
Members’ Equity:
Total Members’ Equity	$380,390	255,110	446,110	666,100	322,100	437,970

Noncontrolling interests in consolidated subsidiary	3,840	2,985	5,500	1,765	2,020	2,680
Members’ Equity	376,550	252,125	440,610	664,335	320,080	435,290

Total Liabilities And Members’ Equity	$382,120	255,110	446,610	666,110	333,610	444,110

The accompanying notes are an integral part of these consolidated financial statements.

F-10

MASTERWORKS VAULT 4, LLC

Consolidated Balance Sheet

As of December 31, 2025

	Series 480	Series 496	Series 500	Series 502	Series 503	Series 516
ASSETS
Current Assets:
Cash and Cash Equivalents	$110	610	110	110	110	950,700
Receivable from Affiliates	-	-	-	-	-	-
Total Current Assets	110	610	110	110	110	950,700
Artwork	305,000	518,000	200,000	322,000	247,000	-
Total Assets	$305,110	518,610	200,110	322,110	247,110	950,700
LIABILITIES AND MEMBERS’ EQUITY
Current Liabilities:
Unsettled subscriptions and investor subscription deposits	$-	500	-	-	-	-
Management services fee payable	-	-	-	-	-	-
Amounts due to affiliate for purchase of artwork	22,100	23,620	15,320	6,720	-	950,600
Other amounts due to affiliates	-	-	-	-	-	-
Total Current Liabilities	22,100	26,120	15,320	6,720	-	950,600
Total Liabilities	$22,100	24,120	15,320	6,720	-	950,600
Members’ Equity:
Total Members’ Equity	$283,010	494,490	184,790	315,390	247,110	100

Noncontrolling interests in consolidated subsidiary	-	180	-	360	620	-
Members’ Equity	283,010	494,310	184,790	315,030	246,490	100

Total Liabilities And Members’ Equity	$305,110	518,610	200,110	322,110	247,110	950,700

The accompanying notes are an integral part of these consolidated financial statements.

F-11

MASTERWORKS VAULT 4, LLC

Consolidated Balance Sheet

As of December 31, 2025

	Series 517	Series General	Series Consolidated
ASSETS
Current Assets:
Cash and Cash Equivalents	$100	(111,574)	854,969
Receivable from Affiliates	-	113,134	115,704
Total Current Assets	100	1,560	970,6730
Artwork	-	-	55,050,500
Total Assets	$100	1,560	56,021,173
LIABILITIES AND MEMBERS’ EQUITY
Current Liabilities:
Unsettled subscriptions and investor subscription deposits	$-	-	9,080
Management services fee payable	-	-	-
Amounts due to affiliate for purchase of artwork	-		1,162,700
Other amounts due to affiliates	-	1,560	4,130
Total Current Liabilities	-	1,560	1,175,910
Total Liabilities	$-	1,560	1,175,910
Members’ Equity:
Total Members’ Equity	$100	-	54,845,263

Noncontrolling interests in consolidated subsidiary	-	-	1,044,143
Members’ Equity	100	-	53,801,120

Total Liabilities And Members’ Equity	$100	1,560	56,021,173

The accompanying notes are an integral part of these consolidated financial statements.

F-12

MASTERWORKS VAULT 4, LLC

Consolidated Balance Sheet

As of December 31, 2024

	Series 326	Series 356	Series 361	Series 363	Series 366	Series 367
ASSETS
Current Assets:
Cash and Cash Equivalents	$120	610	6,110	15,810	33,570	110
Receivable from Affiliates	-	-	-	-	-	-
Total Current Assets	120	610	6,110	15,810	33,570	110
Artwork	1,665,000	1,776,000	500,000	492,000	981,000	1,057,000
Total Assets	$1,665,120	1,776,610	506,110	507,810	1,014,570	1,057,110
LIABILITIES AND MEMBERS’ EQUITY
Current Liabilities:
Unsettled subscriptions and investor subscription deposits	$-	500	6,000	15,700	33,460	-
Amounts due to affiliate for purchase of artwork	867,660	2,500	21,640	31,700	595,280	10,000
Other amounts due to affiliates	-	-	-	-	-	-
Total Current Liabilities	867,660	3,000	27,640	47,400	628,740	10,000
Total Liabilities	$867,660	3,000	27,640	47,400	628,740	10,000
Members’ Equity:
Total Members’ Equity	$797,460	1,773,610	478,470	460,410	385,830	1,047,110

Noncontrolling interests in consolidated subsidiary	-	4,960	240	-	-	3,560
Members’ Equity	797,460	1,768,650	478,230	460,410	385,830	1,043,550

Total Liabilities And Members’ Equity	$1,665,120	1,776,610	506,110	507,810	1,014,570	1,057,110

The accompanying notes are an integral part of these consolidated financial statements.

F-13

MASTERWORKS VAULT 4, LLC

Consolidated Balance Sheet

As of December 31, 2024

	Series 368	Series 376	Series 380	Series 381	Series 383	Series 385
ASSETS
Current Assets:
Cash and Cash Equivalents	$110	120	120	120	120	120
Receivable from Affiliates	-	-	-	-	-	-
Total Current Assets	110	120	120	120	120	120
Artwork	403,000	1,110,000	2,609,000	1,665,000	1,066,000	3,608,000
Total Assets	$403,110	1,110,120	2,609,120	1,665,120	1,066,120	3,608,120
LIABILITIES AND MEMBERS’ EQUITY
Current Liabilities:
Unsettled subscriptions and investor subscription deposits	$-	-	-	-	-	-
Amounts due to affiliate for purchase of artwork	-	-	-	-	-	-
Other amounts due to affiliates	-	-	-	-	-	-
Total Current Liabilities	-	-	-	-	-	-
Total Liabilities	$-	-	-	-	-	-
Members’ Equity:
Total Members’ Equity	$403,110	1,110,120	2,609,120	1,665,120	1,066,120	3,608,120

Noncontrolling interests in consolidated subsidiary	1,800	20,160	31,940	30,020	17,190	63,880
Members’ Equity	401,310	1,089,960	2,577,180	1,635,100	1,048,930	3,544,240

Total Liabilities And Members’ Equity	$403,110	1,110,120	2,609,120	1,665,120	1,066,120	3,608,120

The accompanying notes are an integral part of these consolidated financial statements.

F-14

MASTERWORKS VAULT 4, LLC

Consolidated Balance Sheet

As of December 31, 2024

	Series 387	Series 389	Series 391	Series 392	Series 393	Series 395
ASSETS
Current Assets:
Cash and Cash Equivalents	$8,110	1,030	110	110	120	110
Receivable from Affiliates	-	-	-	-	-	-
Total Current Assets	8,110	1,030	110	110	120	110
Artwork	777,000	611,000	722,000	627,000	2,054,000	611,000
Total Assets	$785,110	612,030	722,110	627,110	2,054,120	611,110
LIABILITIES AND MEMBERS’ EQUITY
Current Liabilities:
Unsettled subscriptions and investor subscription deposits	$8,000	920	-	-	-	-
Amounts due to affiliate for purchase of artwork	66,800	225,380	-	-	-	306,060
Other amounts due to affiliates	-	-	-	-	-	-
Total Current Liabilities	74,800	226,300	-	-	-	306,060
Total Liabilities	$74,800	226,300	-	-	-	306,060
Members’ Equity:
Total Members’ Equity	$710,310	385,730	722,110	627,110	2,054,120	305,050

Noncontrolling interests in consolidated subsidiary	-	-	4,900	8,920	23,900	-
Members’ Equity	710,310	385,730	717,210	618,190	2,030,220	305,050

Total Liabilities And Members’ Equity	$785,110	612,030	722,110	627,110	2,054,120	611,110

The accompanying notes are an integral part of these consolidated financial statements.

F-15

MASTERWORKS VAULT 4, LLC

Consolidated Balance Sheet

As of December 31, 2024

	Series 403	Series 404	Series 405	Series 407	Series 412	Series 416
ASSETS
Current Assets:
Cash and Cash Equivalents	$120	110	120	1,910	110	110
Receivable from Affiliates	-	-	-	-	-	-
Total Current Assets	120	110	120	1,910	110	110
Artwork	286,000	1,203,000	253,000	2,553,000	888,000	944,000
Total Assets	$286,120	1,203,110	253,120	2,554,910	888,110	944,110
LIABILITIES AND MEMBERS’ EQUITY
Current Liabilities:
Unsettled subscriptions and investor subscription deposits	$-	-	-	1,800	-	-
Amounts due to affiliate for purchase of artwork	-	-	-	318,220	-	-
Other amounts due to affiliates	-	-	-	-	-	-
Total Current Liabilities	-	-	-	320,020	-	-
Total Liabilities	$-	-	-	320,020	-	-
Members’ Equity:
Total Members’ Equity	$286,120	1,203,110	253,120	2,234,890	888,110	944,110

Noncontrolling interests in consolidated subsidiary	4,822	15,000	4,089	-	12,800	11,560
Members’ Equity	281,298	1,188,110	249,031	2,234,890	875,310	932,550

Total Liabilities And Members’ Equity	$286,120	1,203,110	253,120	2,554,910	888,110	944,110

The accompanying notes are an integral part of these consolidated financial statements.

F-16

MASTERWORKS VAULT 4, LLC

Consolidated Balance Sheet

As of December 31, 2024

	Series 418	Series 419	Series 422	Series 424	Series 425	Series 426
ASSETS
Current Assets:
Cash and Cash Equivalents	$110	110	110	110	110	110
Receivable from Affiliates	-	-	-	-	-	-
Total Current Assets	110	110	110	110	110	110
Artwork	611,000	2,341,000	722,000	3,316,000	555,000	722,000
Total Assets	$611,110	2,341,110	722,110	3,316,110	555,110	722,110
LIABILITIES AND MEMBERS’ EQUITY
Current Liabilities:
Unsettled subscriptions and investor subscription deposits	$-	-	-	-	-	-
Amounts due to affiliate for purchase of artwork	-	-	-	-	-	-
Other amounts due to affiliates	-	-	-	-	-	-
Total Current Liabilities	-	-	-	-	-	-
Total Liabilities	$-	-	-	-	-	-
Members’ Equity:
Total Members’ Equity	$611,110	2,341,110	722,110	3,316,110	555,110	722,110

Noncontrolling interests in consolidated subsidiary	2,560	23,260	6,760	31,060	7,711	6,340
Members’ Equity	608,550	2,317,850	715,350	3,285,050	547,399	715,770

Total Liabilities And Members’ Equity	$611,110	2,341,110	722,110	3,316,110	555,110	722,110

The accompanying notes are an integral part of these consolidated financial statements.

F-17

MASTERWORKS VAULT 4, LLC

Consolidated Balance Sheet

As of December 31, 2024

	Series 427	Series 428	Series 433	Series 434	Series 435	Series 437
ASSETS
Current Assets:
Cash and Cash Equivalents	$110	110	110	39,830	110	5,990
Receivable from Affiliates	-	-	-	-	-	-
Total Current Assets	110	110	110	39,830	110	5,990
Artwork	1,055,000	1,721,000	283,000	1,785,000	632,500	511,000
Total Assets	$1,055,110	1,721,110	283,110	1,824,830	632,610	516,990
LIABILITIES AND MEMBERS’ EQUITY
Current Liabilities:
Unsettled subscriptions and investor subscription deposits	$-	-	-	39,720	-	5,880
Amounts due to affiliate for purchase of artwork	-	-	-	492,300	-	6,100
Other amounts due to affiliates	-	-	-	-	-	-
Total Current Liabilities	-	-	-	532,020	-	11,980
Total Liabilities	$-	-	-	532,020	-	11,980
Members’ Equity:
Total Members’ Equity	$1,055,110	1,721,110	283,110	1,292,810	632,610	505,010

Noncontrolling interests in consolidated subsidiary	8,980	14,180	2,140	-	4,160	1,420
Members’ Equity	1,046,130	1,706,930	280,970	1,292,810	628,450	503,590

Total Liabilities And Members’ Equity	$1,055,110	1,721,110	283,110	1,824,830	632,610	516,990

The accompanying notes are an integral part of these consolidated financial statements.

F-18

MASTERWORKS VAULT 4, LLC

Consolidated Balance Sheet

As of December 31, 2024

	Series 440	Series 448	Series 450	Series 454	Series 455	Series 457
ASSETS
Current Assets:
Cash and Cash Equivalents	$130	1,490	130	3,166,643	26,600	56,900
Receivable from Affiliates	-	-	-	-	-	-
Total Current Assets	130	1,490	130	3,166,643	26,600	56,900
Artwork	2,109,000	638,000	805,000	-	-	-
Total Assets	$2,109,130	639,490	805,130	3,166,643	26,600	56,900
LIABILITIES AND MEMBERS’ EQUITY
Current Liabilities:
Unsettled subscriptions and investor subscription deposits	$20	1,380	20	3,146,769	26,500	56,800
Amounts due to affiliate for purchase of artwork	7,520	418,100	12,520	-	-	-
Other amounts due to affiliates	-	-	-	19,774	-	-
Total Current Liabilities	7,540	419,480	12,540	3,166,543	26,500	56,800
Total Liabilities	$7,540	419,480	12,540	3,166,543	26,500	56,800
Members’ Equity:
Total Members’ Equity	$2,101,590	220,010	792,590	100	100	100

Noncontrolling interests in consolidated subsidiary	10,120	-	640	-	-	-
Members’ Equity	2,091,470	220,010	791,950	100	100	100

Total Liabilities And Members’ Equity	$2,109,130	639,490	805,130	3,166,643	26,600	56,900

The accompanying notes are an integral part of these consolidated financial statements.

F-19

MASTERWORKS VAULT 4, LLC

Consolidated Balance Sheet

As of December 31, 2024

	Series 458	Series 459	Series 460	Series 472	Series 473	Series 477
ASSETS
Current Assets:
Cash and Cash Equivalents	$102,040	231,100	248,440	-	-	-
Receivable from Affiliates	-	-	-	-	-	-
Total Current Assets	102,040	231,100	248,440	-	-	-
Artwork	-	-	-	-	-	-
Total Assets	$102,040	231,100	248,440	-	-	-
LIABILITIES AND MEMBERS’ EQUITY
Current Liabilities:
Unsettled subscriptions and investor subscription deposits	$101,940	231,000	248,340	-	-	-
Amounts due to affiliate for purchase of artwork	-	-	-	-	-	-
Other amounts due to affiliates	-	-	-	-	-	-
Total Current Liabilities	101,940	231,000	248,340	-	-	-
Total Liabilities	$101,940	231,000	248,340	-	-	-
Members’ Equity:
Total Members’ Equity	$100	100	100	-	-	-

Noncontrolling interests in consolidated subsidiary	-	-	-	-	-	-
Members’ Equity	100	100	100	-	-	-

Total Liabilities And Members’ Equity	$102,040	231,100	248,440	-	-	-

The accompanying notes are an integral part of these consolidated financial statements.

F-20

MASTERWORKS VAULT 4, LLC

Consolidated Balance Sheet

As of December 31, 2024

	Series 480	Series 496	Series 500	Series 502	Series 503	Series 516
ASSETS
Current Assets:
Cash and Cash Equivalents	$-	-	-	-	-	-
Receivable from Affiliates	-	-	-	-	-	-
Total Current Assets	-	-	-	-	-	-
Artwork	-	-	-	-	-	-
Total Assets	$-	-	-	-	-	-
LIABILITIES AND MEMBERS’ EQUITY
Current Liabilities:
Unsettled subscriptions and investor subscription deposits	$-	-	-	-	-	-
Amounts due to affiliate for purchase of artwork	-	-	-	-	-	-
Other amounts due to affiliates	-	-	-	-	-	-
Total Current Liabilities	-	-	-	-	-	-
Total Liabilities	$-	-	-	-	-	-
Members’ Equity:
Total Members’ Equity	$-	-	-	-	-	-

Noncontrolling interests in consolidated subsidiary	-	-	-	-	-	-
Members’ Equity	-	-	-	-	-	-

Total Liabilities And Members’ Equity	$-	-	-	-	-	-

The accompanying notes are an integral part of these consolidated financial statements.

F-21

MASTERWORKS VAULT 4, LLC

Consolidated Balance Sheet

As of December 31, 2024

	Series 517	Series General	Series Consolidated
ASSETS
Current Assets:
Cash and Cash Equivalents	$-	1,403	3,950,907
Receivable from Affiliates	-	-	-
Total Current Assets	-	1,403	3,950,907
Artwork	-	-	46,267,500
Total Assets	$-	1,403	50,218,407
LIABILITIES AND MEMBERS’ EQUITY
Current Liabilities:
Unsettled subscriptions and investor subscription deposits	$-	-	3,924,749
Amounts due to affiliate for purchase of artwork	-		3,381,780
Other amounts due to affiliates	-	1,403	21,177
Total Current Liabilities	-	1,403	7,327,707
Total Liabilities	$-	1,403	7,327,707
Members’ Equity:
Total Members’ Equity	$-	-	42,890,700

Noncontrolling interests in consolidated subsidiary	-	-	379,072
Members’ Equity	-	-	42,511,628

Total Liabilities And Members’ Equity	$-	1,403	50,218,407

The accompanying notes are an integral part of these consolidated financial statements.

F-22

MASTERWORKS VAULT 4, LLC

Consolidated Income Statement

For the period from January 1, 2025 through December 31, 2025

	Series 326	Series 356	Series 361	Series 363	Series 366	Series 367
Income:
Royalties	$10	10	10	10	10	10
Gain on sale of artwork	-	-	-	-	-	-
Total Income	$10	10	10	10	10	10
Expenses:
Share-based compensation - administrative services fees	$-	27,206	7,548	7,422	12,000	15,840
Total Expenses	-	27,206	7,548	7,422	12,000	15,840
Net Income/(Loss)	$10	(27,196)	(7,538)	(7,412)	(11,990)	(15,830)

Net Income/(Loss) per Class A ordinary Share, Basic and Diluted	$0.00	(0.31)	(0.31)	(0.30)	(0.26)	(0.30)
Weighted Average Number of Class A ordinary Shares Outstanding, Basic and Diluted	59,909	88,896	24,571	24,424	45,628	52,681

The accompanying notes are an integral part of these consolidated financial statements.

F-23

MASTERWORKS VAULT 4, LLC

Consolidated Income Statement

For the period from January 1, 2025 through December 31, 2025

	Series 368	Series 376	Series 380	Series 381	Series 383	Series 385
Income:
Royalties	$10	10	10	10	10	10
Gain on sale of artwork	-	-	-	-	-	-
Total Income	$10	10	10	10	10	10
Expenses:
Share-based compensation - administrative services fees	$6,000	17,747	39,600	25,440	17,593	54,960
Total Expenses	6,000	17,747	39,600	25,440	17,593	54,960
Net Income/(Loss)	$(5,990)	(17,737)	(39,590)	(25,430)	(17,583)	(54,950)

Net Income/(Loss) per Class A ordinary Share, Basic and Diluted	$(0.30)	(0.32)	(0.30)	(0.31)	(0.33)	(0.30)
Weighted Average Number of Class A ordinary Shares Outstanding, Basic and Diluted	20,175	55,571	130,615	83,356	53,368	180,629

The accompanying notes are an integral part of these consolidated financial statements.

F-24

MASTERWORKS VAULT 4, LLC

Consolidated Income Statement

For the period from January 1, 2025 through December 31, 2025

	Series 387	Series 389	Series 391	Series 392	Series 393	Series 395
Income:
Royalties	$10	10	10	10	10	10
Gain on sale of artwork	-	-	-	-	-	-
Total Income	$10	10	10	10	10	10
Expenses:
Share-based compensation - administrative services fees	$10,957	6,940	11,580	9,600	33,314	6,240
Total Expenses	10,957	6,940	11,580	9,600	33,314	6,240
Net Income/(Loss)	$(10,947)	(6,930)	(11,570)	(9,590)	(33,304)	(6,230)

Net Income/(Loss) per Class A ordinary Share, Basic and Diluted	$(0.29)	(0.24)	(0.32)	(0.31)	(0.32)	(0.23)
Weighted Average Number of Class A ordinary Shares Outstanding, Basic and Diluted	38,372	28,774	36,145	31,390	102,830	27,226

The accompanying notes are an integral part of these consolidated financial statements.

F-25

MASTERWORKS VAULT 4, LLC

Consolidated Income Statement

For the period from January 1, 2025 through December 31, 2025

	Series 403	Series 404	Series 405	Series 407	Series 412	Series 416
Income:
Royalties	$10	10	10	10	10	10
Gain on sale of artwork	-	-	-	-	-	-
Total Income	$10	10	10	10	10	10
Expenses:
Share-based compensation - administrative services fees	$4,692	19,079	4,321	33,628	13,440	14,400
Total Expenses	4,692	19,079	4,321	33,628	13,440	14,400
Net Income/(Loss)	$(4,682)	(19,069)	(4,311)	(33,618)	(13,430)	(14,390)

Net Income/(Loss) per Class A ordinary Share, Basic and Diluted	$(0.33)	(0.32)	(0.34)	(0.27)	(0.30)	(0.30)
Weighted Average Number of Class A ordinary Shares Outstanding, Basic and Diluted	14,318	60,226	12,666	125,018	44,456	47,260

The accompanying notes are an integral part of these consolidated financial statements.

F-26

MASTERWORKS VAULT 4, LLC

Consolidated Income Statement

For the period from January 1, 2025 through December 31, 2025

	Series 418	Series 419	Series 422	Series 424	Series 425	Series 426
Income:
Royalties	$10	10	10	10	10	10
Gain on sale of artwork	-	-	-	-	-	-
Total Income	$10	10	10	10	10	10
Expenses:
Share-based compensation - administrative services fees	$9,301	35,520	11,040	51,188	9,076	11,040
Total Expenses	9,301	35,520	11,040	51,188	9,076	11,040
Net Income/(Loss)	$(9,291)	(35,510)	(11,030)	(51,178)	(9,066)	(11,030)

Net Income/(Loss) per Class A ordinary Share, Basic and Diluted	$(0.30)	(0.30)	(0.31)	(0.31)	(0.33)	(0.31)
Weighted Average Number of Class A ordinary Shares Outstanding, Basic and Diluted	30,588	117,198	36,146	166,009	27,785	36,146

The accompanying notes are an integral part of these consolidated financial statements.

F-27

MASTERWORKS VAULT 4, LLC

Consolidated Income Statement

For the period from January 1, 2025 through December 31, 2025

	Series 427	Series 428	Series 433	Series 434	Series 435	Series 437
Income:
Royalties	$10	10	10	10	10	10
Gain on sale of artwork	-	-	-	-	-	-
Total Income	$10	10	10	10	10	10
Expenses:
Share-based compensation - administrative services fees	$15,899	25,920	4,320	23,000	9,600	7,680
Total Expenses	15,899	25,920	4,320	23,000	9,600	7,680
Net Income/(Loss)	$(15,889)	(25,910)	(4,310)	(22,990)	(9,590)	(7,670)

Net Income/(Loss) per Class A ordinary Share, Basic and Diluted	$(0.30)	(0.30)	(0.30)	(0.27)	(0.30)	(0.30)
Weighted Average Number of Class A ordinary Shares Outstanding, Basic and Diluted	52,816	86,158	14,168	86,096	31,665	25,556

The accompanying notes are an integral part of these consolidated financial statements.

F-28

MASTERWORKS VAULT 4, LLC

Consolidated Income Statement

For the period from January 1, 2025 through December 31, 2025

	Series 440	Series 448	Series 450	Series 454	Series 455	Series 457
Income:
Royalties	$10	10	10	10	10	10
Gain on sale of artwork	-	-	-	-	-	-
Total Income	$10	10	10	10	10	10
Expenses:
Share-based compensation - administrative services fees	$31,680	7,300	12,000	47,640	6,160	9,748
Total Expenses	31,680	7,300	12,000	47,640	6,160	9,748
Net Income/(Loss)	$(31,670)	(7,290)	(11,990)	(47,630)	(6,150)	(9,738)

Net Income/(Loss) per Class A ordinary Share, Basic and Diluted	$(0.30)	(0.27)	(0.30)	(0.30)	(0.26)	(0.20)
Weighted Average Number of Class A ordinary Shares Outstanding, Basic and Diluted	105,519	27,403	40,058	159,116	23,514	49,575

The accompanying notes are an integral part of these consolidated financial statements.

F-29

MASTERWORKS VAULT 4, LLC

Consolidated Income Statement

For the period from January 1, 2025 through December 31, 2025

	Series 458	Series 459	Series 460	Series 472	Series 473	Series 477
Income:
Royalties	$10	10	10	-	-	10
Gain on sale of artwork	-	-	-	-	-	-
Total Income	$10	10	10	-	-	10
Expenses:
Share-based compensation - administrative services fees	$3,840	2,985	5,500	1,765	2,020	2,680
Total Expenses	3,840	2,985	5,500	1,765	2,020	2,680
Net Income/(Loss)	$(3,830)	(2,975)	(5,490)	(1,765)	(2,020)	(2,670)

Net Income/(Loss) per Class A ordinary Share, Basic and Diluted	$(0.21)	(0.23)	(0.25)	-	-	(0.13)
Weighted Average Number of Class A ordinary Shares Outstanding, Basic and Diluted	18,586	12,697	21,743	-	-	20,631

The accompanying notes are an integral part of these consolidated financial statements.

F-30

MASTERWORKS VAULT 4, LLC

Consolidated Income Statement

For the period from January 1, 2025 through December 31, 2025

	Series 480	Series 496	Series 500	Series 502	Series 503	Series 516
Income:
Royalties	$10	10	10	10	10	-
Gain on sale of artwork	-	-	-	-	-	-
Total Income	$10	10	10	10	10	-
Expenses:
Share-based compensation - administrative services fees	$-	180	-	360	620	-
Total Expenses	-	180	-	360	620	-
Net Income/(Loss)	$10	(170)	10	(350)	(610)	-

Net Income/(Loss) per Class A ordinary Share, Basic and Diluted	$0.00	(0.01)	0.00	(0.02)	(0.05)	-
Weighted Average Number of Class A ordinary Shares Outstanding, Basic and Diluted	14,117	23,354	9,021	15,095	12,317	-

The accompanying notes are an integral part of these consolidated financial statements.

F-31

MASTERWORKS VAULT 4, LLC

Consolidated Income Statement

For the period from January 1, 2025 through December 31, 2025

	Series 517	Series General	Consolidated
Income:
Royalties	$-	-	510
Gain on sale of artwork	-	-	-
Total Income	$-		510
Expenses:
Share-based compensation - administrative services fees	$-	-	747,611
Total Expenses	-	-	747,611
Net Income/(Loss)	$-	-	(747,101)

Net Income/(Loss) per Class A ordinary Share, Basic and Diluted	$-	-	-
Weighted Average Number of Class A ordinary Shares Outstanding, Basic and Diluted	-	-	-

The accompanying notes are an integral part of these consolidated financial statements.

F-32

MASTERWORKS VAULT 4, LLC

Consolidated Income Statement

For the period from January 1, 2024 through December 31, 2024

	Series 326	Series 356	Series 361	Series 363	Series 366	Series 367
Income:
Royalties	$10	10	10	10	10	10
Gain on sale of artwork	-	-	-	-	-	-
Total Income	$10	10	10	10	10	10
Expenses:
Share-based compensation - administrative services fees	$-	4,960	240	-	-	3,560
Total Expenses	-	4,960	240	-	-	3,560
Net Income/(Loss)	$10	(4,950)	(230)	10	10	(3,550)

Net Income/(Loss) per Class A ordinary Share, Basic and Diluted	$0.00	(0.06)	(0.02)	0.00	0.01	(0.07)
Weighted Average Number of Class A ordinary Shares Outstanding, Basic and Diluted	30,898	88,675	13,942	9,801	1,989	49,499

The accompanying notes are an integral part of these consolidated financial statements.

F-33

MASTERWORKS VAULT 4, LLC

Consolidated Income Statement

For the period from January 1, 2024 through December 31, 2024

	Series 368	Series 376	Series 380	Series 381	Series 383	Series 385
Income:
Royalties	$10	10	10	10	10	10
Gain on sale of artwork	-	-	-	-	-	-
Total Income	$10	10	10	10	10	10
Expenses:
Share-based compensation - administrative services fees	$1,800	16,800	31,940	24,960	16,130	54,240
Total Expenses	1,800	16,800	31,940	24,960	16,130	54,240
Net Income/(Loss)	$(1,790)	(16,790)	(31,930)	(24,950)	(16,120)	(54,230)

Net Income/(Loss) per Class A ordinary Share, Basic and Diluted	$(0.09)	(0.30)	(0.25)	(0.30)	(0.30)	(0.30)
Weighted Average Number of Class A ordinary Shares Outstanding, Basic and Diluted	20,067	55,500	126,916	83,250	53,300	180,400

The accompanying notes are an integral part of these consolidated financial statements.

F-34

MASTERWORKS VAULT 4, LLC

Consolidated Income Statement

For the period from January 1, 2024 through December 31, 2024

	Series 387	Series 389	Series 391	Series 392	Series 393	Series 395
Income:
Royalties	$10	10	10	10	10	10
Gain on sale of artwork	-	-	-	-	-	-
Total Income	$10	10	10	10	10	10
Expenses:
Share-based compensation - administrative services fees	$-	-	4,900	8,920	23,900	-
Total Expenses	-	-	4,900	8,920	23,900	-
Net Income/(Loss)	$10	10	(4,890)	(8,910)	(23,890)	10

Net Income/(Loss) per Class A ordinary Share, Basic and Diluted	$0.00	0.00	(0.16)	(0.28)	(0.25)	0.00
Weighted Average Number of Class A ordinary Shares Outstanding, Basic and Diluted	28,968	17,422	30,963	31,350	95,453	12,154

The accompanying notes are an integral part of these consolidated financial statements.

F-35

MASTERWORKS VAULT 4, LLC

Consolidated Income Statement

For the period from January 1, 2024 through December 31, 2024

	Series 403	Series 404	Series 405	Series 407	Series 412	Series 416
Income:
Royalties	$10	10	10	10	10	10
Gain on sale of artwork	-	-	-	-	-	-
Total Income	$10	10	10	10	10	10
Expenses:
Share-based compensation - administrative services fees	$4,422	15,000	3,969	-	12,800	11,560
Total Expenses	4,422	15,000	3,969	-	12,800	11,560
Net Income/(Loss)	$(4,412)	(14,990)	(3,959)	10	(12,790)	(11,550)

Net Income/(Loss) per Class A ordinary Share, Basic and Diluted	$(0.31)	(0.25)	(0.31)	0.00	(0.29)	(0.24)
Weighted Average Number of Class A ordinary Shares Outstanding, Basic and Diluted	14,300	59,983	12,650	92,980	44,400	47,200

The accompanying notes are an integral part of these consolidated financial statements.

F-36

MASTERWORKS VAULT 4, LLC

Consolidated Income Statement

For the period from January 1, 2024 through December 31, 2024

	Series 418	Series 419	Series 422	Series 424	Series 425	Series 426
Income:
Royalties	$10	10	10	10	10	10
Gain on sale of artwork	-	-	-	-	-	-
Total Income	$10	10	10	10	10	10
Expenses:
Share-based compensation - administrative services fees	$2,560	23,260	6,760	31,060	7,711	6,340
Total Expenses	2,560	23,260	6,760	31,060	7,711	6,340
Net Income/(Loss)	$(2,550)	(23,250)	(6,750)	(31,050)	(7,701)	(6,330)

Net Income/(Loss) per Class A ordinary Share, Basic and Diluted	$(0.11)	(0.20)	(0.19)	(0.19)	(0.28)	(0.18)
Weighted Average Number of Class A ordinary Shares Outstanding, Basic and Diluted	22,527	117,050	36,100	165,800	27,750	36,100

The accompanying notes are an integral part of these consolidated financial statements.

F-37

MASTERWORKS VAULT 4, LLC

Consolidated Income Statement

For the period from January 1, 2024 through December 31, 2024

	Series 427	Series 428	Series 433	Series 434	Series 435	Series 437
Income:
Royalties	$10	10	10	10	10	10
Gain on sale of artwork	-	-	-	-	-	-
Total Income	$10	10	10	10	10	10
Expenses:
Share-based compensation - administrative services fees	$8,980	14,180	2,140	-	4,160	1,420
Total Expenses	8,980	14,180	2,140	-	4,160	1,420
Net Income/(Loss)	$(8,970)	(14,170)	(2,130)	10	(4,150)	(1,410)

Net Income/(Loss) per Class A ordinary Share, Basic and Diluted	$(0.17)	(0.16)	(0.15)	0.00	(0.13)	(0.09)
Weighted Average Number of Class A ordinary Shares Outstanding, Basic and Diluted	52,555	86,050	14,150	51,441	31,618	16,575

The accompanying notes are an integral part of these consolidated financial statements.

F-38

MASTERWORKS VAULT 4, LLC

Consolidated Income Statement

For the period from January 1, 2024 through December 31, 2024

	Series 440	Series 448	Series 450	Series 454	Series 455	Series 457
Income:
Royalties	$10	10	10	-	-	-
Gain on sale of artwork	-	-	-	-	-	-
Total Income	$10	10	10	-	-	-
Expenses:
Share-based compensation - administrative services fees	$10,120	-	640	-	-	-
Total Expenses	10,120	-	640	-	-	-
Net Income/(Loss)	$(10,110)	10	(630)	-	-	-

Net Income/(Loss) per Class A ordinary Share, Basic and Diluted	$(0.10)	0.00	-	-	-	-
Weighted Average Number of Class A ordinary Shares Outstanding, Basic and Diluted	104,461	9,767	-	-	-	-

The accompanying notes are an integral part of these consolidated financial statements.

F-39

MASTERWORKS VAULT 4, LLC

Consolidated Income Statement

For the period from January 1, 2024 through December 31, 2024

	Series 458	Series 459	Series 460	Series 472	Series 473	Series 477
Income:
Royalties	$-	-	-	-	-	-
Gain on sale of artwork	-	-	-	-	-	-
Total Income	$-	-	-	-	-	-
Expenses:
Share-based compensation - administrative services fees	$-	-	-	-	-	-
Total Expenses	-	-	-	-	-	-
Net Income/(Loss)	$-	-	-	-	-	-

Net Income/(Loss) per Class A ordinary Share, Basic and Diluted	$-	-	-	-	-	-
Weighted Average Number of Class A ordinary Shares Outstanding, Basic and Diluted	-	-	-	-	-	-

The accompanying notes are an integral part of these consolidated financial statements.

F-40

MASTERWORKS VAULT 4, LLC

Consolidated Income Statement

For the period from January 1, 2024 through December 31, 2024

	Series 480	Series 496	Series 500	Series 502	Series 503	Series 516
Income:
Royalties	$-	-	-	-	-	-
Gain on sale of artwork	-	-	-	-	-	-
Total Income	$-	-	-	-	-	-
Expenses:
Share-based compensation - administrative services fees	$-	-	-	-	-	-
Total Expenses	-	-	-	-	-	-
Net Income/(Loss)	$-	-	-	-	-	-

Net Income/(Loss) per Class A ordinary Share, Basic and Diluted	$-	-	-	-	-	-
Weighted Average Number of Class A ordinary Shares Outstanding, Basic and Diluted	-	-	-	-	-	-

The accompanying notes are an integral part of these consolidated financial statements.

F-41

MASTERWORKS VAULT 4, LLC

Consolidated Income Statement

For the period from January 1, 2024 through December 31, 2024

	Series 517	Series General	Series Consolidated
Income:
Royalties	$-	-	390
Gain on sale of artwork	-	-	-
Total Income	$-		390
Expenses:
Share-based compensation - administrative services fees	$-	-	359,432
Total Expenses	-	-	359,432
Net Income/(Loss)	$-	-	(359,042)

Net Income/(Loss) per Class A ordinary Share, Basic and Diluted	$-	-	-
Weighted Average Number of Class A ordinary Shares Outstanding, Basic and Diluted	-	-	-

The accompanying notes are an integral part of these consolidated financial statements.

F-42

MASTERWORKS VAULT 4, LLC

Consolidated Statement of Members’ Equity

For the period from January 1, 2024 through December 31, 2025

Series 326
	Class A ordinary Shares		Class B Shares			Noncontrolling Interests
	Shares	Class A ordinary Members’ Equity	Shares	Class B Members’ Equity	Members’ Equity	Shares	Noncontrolling Members’ Equity	Total Members’ Equity
Balance at January 1, 2024	8,971	179,430	1,000	$100	$179,530	-	-	$179,530
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	30,896	617,920	-	-	617,920	-	-	617,920
Shares issued to noncontrolling interests for management services	-	-	-	-	-	-	-	-
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	10	-	-	10	-	-	10
Balance at December 31, 2024	39,867	$797,360	1,000	$100	$797,460	-	$-	$797,460

Balance at January 1, 2025	39,867	$797,360	1,000	$100	797,460	-	-	$797,460
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	37,374	747,480	-	-	747,480	-	-	747,480
Shares issued to noncontrolling interests for management services	-	-	-	-	-	-	-	-
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	10	-	-	10	-	-	10
Balance at December 31, 2025	77,241	$1,544,850	1,000	$100	$1,544,950	-	$-	$1,544,950

Series 356
	Class A ordinary Shares		Class B Shares			Noncontrolling Interests
	Shares	Class A ordinary Members’ Equity	Shares	Class B Members’ Equity	Members’ Equity	Shares	Noncontrolling Members’ Equity	Total Members’ Equity
Balance at January 1, 2024	-	-	-	$-	$-	-	-	$-
Class B shares issued upon entity formation	-	-	1,000	100	100	-	-	100
Share subscriptions settled - Net	88,675	1,773,500	-	-	1,773,500	-	-	1,773,500
Shares issued to noncontrolling interests for management services	-	-	-	-	-	248	4,960	4,960
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	(4,950)	-	-	(4,950)	-	-	(4,950)
Balance at December 31, 2024	88,675	$1,768,550	1,000	$100	$1,768,650	248	$4,960	$1,773,610

Balance at January 1, 2025	88,675	$1,768,550	1,000	$100	1,768,650	248	4,960	$1,773,610
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	125	2,500	-	-	2,500	-	-	2,500
Shares issued to noncontrolling interests for management services	-	-	-	-	-	1,332	27,206	27,206
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	(27,196)	-	-	(27,196)	-	-	(27,196)
Balance at December 31, 2025	88,800	$1,743,854	1,000	$100	$1,743,954	1,580	$32,166	$1,776,120

F-43

Series 361
	Class A ordinary Shares		Class B Shares			Noncontrolling Interests
	Shares	Class A ordinary Members Equity	Shares	Class B Members’ Equity	Members’ Equity	Shares	Noncontrolling Members’ Equity	Total Members’ Equity
Balance at January 1, 2024	-	-	-	$-	$-	-	-	$-
Class B shares issued upon entity formation	-	-	1,000	100	100	-	-	100
Share subscriptions settled - Net	23,918	478,360	-	-	478,360	-	-	478,360
Shares issued to noncontrolling interests for management services	-	-	-	-	-	12	240	240
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	(230)	-	-	(230)	-	-	(230)
Balance at December 31, 2024	23,918	$478,130	1,000	$100	$478,230	12	$240	$478,470

Balance at January 1, 2025	23,918	$478,130	1,000	$100	478,230	12	240	$478,470
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	1,082	21,640	-	-	21,640	-	-	21,640
Shares issued to noncontrolling interests for management services	-	-	-	-	-	372	7,548	7,548
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	(7,538)	-	-	(7,538)	-	-	(7,538)
Balance at December 31, 2025	25,000	$492,232	1,000	$100	$492,332	384	$7,788	$500,120

Series 363
	Class A ordinary Shares		Class B Shares			Noncontrolling Interests
	Shares	Class A ordinary Members’ Equity	Shares	Class B Members’ Equity	Members’ Equity	Shares	Noncontrolling Members’ Equity	Total Members’ Equity
Balance at January 1, 2024	-	-	-	$-	$-	-	-	$-
Class B shares issued upon entity formation	-	-	1,000	100	100	-	-	100
Share subscriptions settled - Net	23,015	460,300	-	-	460,300	-	-	460,300
Shares issued to noncontrolling interests for management services	-	-	-	-	-	-	-	-
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	10	-	-	10	-	-	10
Balance at December 31, 2024	23,015	$460,310	1,000	$100	$460,410	-	$-	$460,410

Balance at January 1, 2025	23,015	$460,310	1,000	$100	460,410	-	-	$460,410
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	1,585	31,700	-	-	31,700	-	-	31,700
Shares issued to noncontrolling interests for management services	-	-	-	-	-	371	7,422	7,422
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	(7,412)	-	-	(7,412)	-	-	(7,412)
Balance at December 31, 2025	24,600	$484,598	1,000	$100	$484,698	371	$7,422	$492,120

F-44

Series 366
	Class A ordinary Shares		Class B Shares			Noncontrolling Interests
	Shares	Class A ordinary Members’ Equity	Shares	Class B Members’ Equity	Members’ Equity	Shares	Noncontrolling Members’ Equity	Total Members’ Equity
Balance at January 1, 2024	-	-	-	$-	$-	-	-	$-
Class B shares issued upon entity formation	-	-	1,000	100	100	-	-	100
Share subscriptions settled - Net	19,286	385,720	-	-	385,720	-	-	385,720
Shares issued to noncontrolling interests for management services	-	-	-	-	-	-	-	-
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	10	-	-	10	-	-	10
Balance at December 31, 2024	19,286	$385,730	1,000	$100	$385,830	-	$-	$385,830

Balance at January 1, 2025	19,286	$385,730	1,000	$100	385,830	-	-	$385,830
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	29,764	595,280	-	-	595,280	-	-	595,280
Shares issued to noncontrolling interests for management services	-	-	-	-	-	600	12,000	12,000
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	(11,990)	-	-	(11,990)	-	-	(11,990)
Balance at December 31, 2025	49,050	$969,020	1,000	$100	$969,120	600	$12,000	$981,120

Series 367
	Class A ordinary Shares		Class B Shares			Noncontrolling Interests
	Shares	Class A ordinary Members’ Equity	Shares	Class B Members’ Equity	Members’ Equity	Shares	Noncontrolling Members’ Equity	Total Members’ Equity
Balance at January 1, 2024	-	-	-	$-	$-	-	-	$-
Class B shares issued upon entity formation	-	-	1,000	100	100	-	-	100
Share subscriptions settled - Net	52,350	1,047,000	-	-	1,047,000	-	-	1,047,000
Shares issued to noncontrolling interests for management services	-	-	-	-	-	178	3,560	3,560
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	(3,550)	-	-	(3,550)	-	-	(3,550)
Balance at December 31, 2024	52,350	$1,043,450	1,000	$100	$1,043,550	178	$3,560	$1,047,110

Balance at January 1, 2025	52,350	$1,043,450	1,000	$100	1,043,550	178	3,560	$1,047,110
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	500	10,000	-	-	10,000	-	-	10,000
Shares issued to noncontrolling interests for management services	-	-	-	-	-	792	15,840	15,840
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	(15,830)	-	-	(15,830)	-	-	(15,830)
Balance at December 31, 2025	52,850	$1,037,620	1,000	$100	$1,037,720	970	$19,400	$1,057,120

F-45

Series 368
	Class A ordinary Shares		Class B Shares			Noncontrolling Interests
	Shares	Class A ordinary Members’ Equity	Shares	Class B Members’ Equity	Members’ Equity	Shares	Noncontrolling Members’ Equity	Total Members’ Equity
Balance at January 1, 2024	-	-	-	$-	$-	-	-	$-
Class B shares issued upon entity formation	-	-	1,000	100	100	-	-	100
Share subscriptions settled - Net	20,150	403,000	-	-	403,000	-	-	403,000
Shares issued to noncontrolling interests for management services	-	-	-	-	-	90	1,800	1,800
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	(1,790)	-	-	(1,790)	-	-	(1,790)
Balance at December 31, 2024	20,150	$401,210	1,000	$100	$401,310	90	$1,800	$403,110

Balance at January 1, 2025	20,150	$401,210	1,000	$100	401,310	90	1,800	$403,110
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	-	-	-	-	-	-	-	-
Shares issued to noncontrolling interests for management services	-	-	-	-	-	300	6,000	6,000
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	(5,990)	-	-	(5,990)	-	-	(5,990)
Balance at December 31, 2025	20,150	$395,220	1,000	$100	$395,320	390	$7,800	$403,120

Series 376
	Class A ordinary Shares		Class B Shares			Noncontrolling Interests
	Shares	Class A ordinary Members’ Equity	Shares	Class B Members’ Equity	Members’ Equity	Shares	Noncontrolling Members’ Equity	Total Members’ Equity
Balance at January 1, 2024	55,500	1,106,650	1,000	$100	$1,106,750	168	3,360	$1,110,110
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	-	-	-	-	-	-	-	-
Shares issued to noncontrolling interests for management services	-	-	-	-	-	840	16,800	16,800
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	(16,790)	-	-	(16,790)	-	-	(16,790)
Balance at December 31, 2024	55,500	$1,089,860	1,000	$100	$1,089,960	1,008	$20,160	$1,110,120

Balance at January 1, 2025	55,500	$1,089,860	1,000	$100	1,089,960	1,008	20,160	$1,110,120
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	-	-	-	-	-	-	-	-
Shares issued to noncontrolling interests for management services	-	-	-	-	-	852	17,747	17,747
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	(17,737)	-	-	(17,737)	-	-	(17,737)
Balance at December 31, 2025	55,500	$1,072,123	1,000	$100	$1,072,223	1,860	$37,907	$1,110,130

F-46

Series 380
	Class A ordinary Shares		Class B Shares			Noncontrolling Interests
	Shares	Class A ordinary Members’ Equity	Shares	Class B Members’ Equity	Members’ Equity	Shares	Noncontrolling Members’ Equity	Total Members’ Equity
Balance at January 1, 2024	90,555	1,811,110	1,000	$100	$1,811,210	-	-	$1,811,210
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	39,895	797,900	-	-	797,900	-	-	797,900
Shares issued to noncontrolling interests for management services	-	-	-	-	-	1,597	31,940	31,940
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	(31,930)	-	-	(31,930)	-	-	(31,930)
Balance at December 31, 2024	130,450	$2,577,080	1,000	$100	$2,577,180	1,597	$31,940	$2,609,120

Balance at January 1, 2025	130,450	$2,577,080	1,000	$100	2,577,180	1,597	31,940	$2,609,120
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	-	-	-	-	-	-	-	-
Shares issued to noncontrolling interests for management services	-	-	-	-	-	1,980	39,600	39,600
Shares exchanged	2,587	51,740	-	-	51,740	(2,587)	(51,740)	-
Net income/(loss)	-	(39,590)	-	-	(39,590)	-	-	(39,590)
Balance at December 31, 2025	133,037	$2,589,230	1,000	$100	$2,589,330	990	$19,800	$2,609,130

Series 381
	Class A ordinary Shares		Class B Shares			Noncontrolling Interests
	Shares	Class A ordinary Members’ Equity	Shares	Class B Members’ Equity	Members’ Equity	Shares	Noncontrolling Members’ Equity	Total Members’ Equity
Balance at January 1, 2024	83,250	1,659,950	1,000	$100	$1,660,050	253	5,060	$1,665,110
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	-	-	-	-	-	-	-	-
Shares issued to noncontrolling interests for management services	-	-	-	-	-	1,248	24,960	24,960
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	(24,950)	-	-	(24,950)	-	-	(24,950)
Balance at December 31, 2024	83,250	$1,635,000	1,000	$100	$1,635,100	1,501	$30,020	$1,665,120

Balance at January 1, 2025	83,250	$1,635,000	1,000	$100	1,635,100	1,501	30,020	$1,665,120
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	-	-	-	-	-	-	-	-
Shares issued to noncontrolling interests for management services	-	-	-	-	-	1,272	25,440	25,440
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	(25,430)	-	-	(25,430)	-	-	(25,430)
Balance at December 31, 2025	83,250	$1,609,570	1,000	$100	$1,609,670	2,773	$55,460	$1,665,130

F-47

Series 383
	Class A ordinary Shares		Class B Shares			Noncontrolling Interests
	Shares	Class A ordinary Members’ Equity	Shares	Class B Members’ Equity	Members’ Equity	Shares	Noncontrolling Members’ Equity	Total Members’ Equity
Balance at January 1, 2024	53,300	1,064,950	1,000	$100	$1,065,050	53	1,060	$1,066,110
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	-	-	-	-	-	-	-	-
Shares issued to noncontrolling interests for management services	-	-	-	-	-	804	16,130	16,130
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	(16,120)	-	-	(16,120)	-	-	(16,120)
Balance at December 31, 2024	53,300	$1,048,830	1,000	$100	$1,048,930	857	$17,190	$1,066,120

Balance at January 1, 2025	53,300	$1,048,830	1,000	$100	1,048,930	857	17,190	$1,066,120
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	-	-	-	-	-	-	-	-
Shares issued to noncontrolling interests for management services	-	-	-	-	-	816	17,593	17,593
Shares exchanged	25	500	-	-	500	(25)	(500)	-
Net income/(loss)	-	(17,583)	-	-	(17,583)	-	-	(17,583)
Balance at December 31, 2025	53,325	$1,031,747	1,000	$100	$1,031,847	1,648	$34,283	$1,066,130

Series 385
	Class A ordinary Shares		Class B Shares			Noncontrolling Interests
	Shares	Class A ordinary Members’ Equity	Shares	Class B Members’ Equity	Members’ Equity	Shares	Noncontrolling Members’ Equity	Total Members’ Equity
Balance at January 1, 2024	180,400	3,598,370	1,000	$100	$3,598,470	482	9,640	$3,608,110
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	-	-	-	-	-	-	-	-
Shares issued to noncontrolling interests for management services	-	-	-	-	-	2,712	54,240	54,240
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	(54,230)	-	-	(54,230)	-	-	(54,230)
Balance at December 31, 2024	180,400	$3,544,140	1,000	$100	$3,544,240	3,194	$63,880	$3,608,120

Balance at January 1, 2025	180,400	$3,544,140	1,000	$100	3,544,240	3,194	63,880	$3,608,120
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	-	-	-	-	-	-	-	-
Shares issued to noncontrolling interests for management services	-	-	-	-	-	2,748	54,960	54,960
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	(54,950)	-	-	(54,950)	-	-	(54,950)
Balance at December 31, 2025	180,400	$3,489,190	1,000	$100	$3,489,290	5,942	$118,840	$3,608,130

F-48

Series 387
	Class A ordinary Shares		Class B Shares			Noncontrolling Interests
	Shares	Class A ordinary Members’ Equity	Shares	Class B Members’ Equity	Members’ Equity	Shares	Noncontrolling Members’ Equity	Total Members’ Equity
Balance at January 1, 2024	-	-	1,000	$100	$100	-	-	$100
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	35,510	710,200	-	-	710,200	-	-	710,200
Shares issued to noncontrolling interests for management services	-	-	-	-	-	-	-	-
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	10	-	-	10	-	-	10
Balance at December 31, 2024	35,510	$710,210	1,000	$100	$710,310	-	$-	$710,310

Balance at January 1, 2025	35,510	$710,210	1,000	$100	710,310	-	-	$710,310
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	3,340	66,800	-	-	66,800	-	-	66,800
Shares issued to noncontrolling interests for management services	-	-	-	-	-	541	10,957	10,957
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	(10,947)	-	-	(10,947)	-	-	(10,947)
Balance at December 31, 2025	38,850	$766,063	1,000	$100	$766,163	541	$10,957	$777,120

Series 389
	Class A ordinary Shares		Class B Shares			Noncontrolling Interests
	Shares	Class A ordinary Members’ Equity	Shares	Class B Members’ Equity	Members’ Equity	Shares	Noncontrolling Members’ Equity	Total Members’ Equity
Balance at January 1, 2024	-	-	1,000	$100	$100	-	-	$100
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	19,281	385,620	-	-	385,620	-	-	385,620
Shares issued to noncontrolling interests for management services	-	-	-	-	-	-	-	-
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	10	-	-	10	-	-	10
Balance at December 31, 2024	19,281	$385,630	1,000	$100	$385,730	-	$-	$385,730

Balance at January 1, 2025	19,281	$385,630	1,000	$100	385,730	-	-	$385,730
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	11,269	225,380	-	-	225,380	-	-	225,380
Shares issued to noncontrolling interests for management services	-	-	-	-	-	347	6,940	6,940
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	(6,930)	-	-	(6,930)	-	-	(6,930)
Balance at December 31, 2025	30,550	$604,080	1,000	$100	$604,180	347	$6,940	$611,120

F-49

Series 391
	Class A ordinary Shares		Class B Shares			Noncontrolling Interests
	Shares	Class A ordinary Members’ Equity	Shares	Class B Members’ Equity	Members’ Equity	Shares	Noncontrolling Members’ Equity	Total Members’ Equity
Balance at January 1, 2024	-	-	1,000	$100	$100	-	-	$100
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	36,100	722,000	-	-	722,000	-	-	722,000
Shares issued to noncontrolling interests for management services	-	-	-	-	-	245	4,900	4,900
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	(4,890)	-	-	(4,890)	-	-	(4,890)
Balance at December 31, 2024	36,100	$717,110	1,000	$100	$717,210	245	$4,900	$722,110

Balance at January 1, 2025	36,100	$717,110	1,000	$100	717,210	245	4,900	$722,110
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	-	-	-	-	-	-	-	-
Shares issued to noncontrolling interests for management services	-	-	-	-	-	540	11,580	11,580
Shares exchanged	129	2,580	-	-	2,580	(129)	(2,580)	-
Net income/(loss)	-	(11,570)	-	-	(11,570)	-	-	(11,570)
Balance at December 31, 2025	36,229	$708,120	1,000	$100	$708,220	656	$13,900	$722,120

Series 392
	Class A ordinary Shares		Class B Shares			Noncontrolling Interests
	Shares	Class A ordinary Members’ Equity	Shares	Class B Members’ Equity	Members’ Equity	Shares	Noncontrolling Members’ Equity	Total Members’ Equity
Balance at January 1, 2024	-	-	1,000	$100	$100	-	-	$100
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	31,350	627,000	-	-	627,000	-	-	627,000
Shares issued to noncontrolling interests for management services	-	-	-	-	-	446	8,920	8,920
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	(8,910)	-	-	(8,910)	-	-	(8,910)
Balance at December 31, 2024	31,350	$618,090	1,000	$100	$618,190	446	$8,920	$627,110

Balance at January 1, 2025	31,350	$618,090	1,000	$100	618,190	446	8,920	$627,110
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	-	-	-	-	-	-	-	-
Shares issued to noncontrolling interests for management services	-	-	-	-	-	480	9,600	9,600
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	(9,590)	-	-	(9,590)	-	-	(9,590)
Balance at December 31, 2025	31,350	$608,500	1,000	$100	$608,600	926	$18,520	$627,120

F-50

Series 393
	Class A ordinary Shares		Class B Shares			Noncontrolling Interests
	Shares	Class A ordinary Members’ Equity	Shares	Class B Members’ Equity	Members’ Equity	Shares	Noncontrolling Members’ Equity	Total Members’ Equity
Balance at January 1, 2024	52,674	1,053,490	1,000	$100	$1,053,590	-	-	$1,053,590
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	50,026	1,000,520	-	-	1,000,520	-	-	1,000,520
Shares issued to noncontrolling interests for management services	-	-	-	-	-	1,195	23,900	23,900
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	(23,890)	-	-	(23,890)	-	-	(23,890)
Balance at December 31, 2024	102,700	$2,030,120	1,000	$100	$2,030,220	1,195	$23,900	$2,054,120

Balance at January 1, 2025	102,700	$2,030,120	1,000	$100	2,030,220	1,195	23,900	$2,054,120
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	-	-	-	-	-	-	-	-
Shares issued to noncontrolling interests for management services	-	-	-	-	-	1,560	33,314	33,314
Shares exchanged	493	9,860	-	-	9,860	(493)	(9,860)	-
Net income/(loss)	-	(33,304)	-	-	(33,304)	-	-	(33,304)
Balance at December 31, 2025	103,193	$2,006,676	1,000	$100	$2,006,776	2,262	$47,354	$2,054,130

Series 395
	Class A ordinary Shares		Class B Shares			Noncontrolling Interests
	Shares	Class A ordinary Members’ Equity	Shares	Class B Members’ Equity	Members’ Equity	Shares	Noncontrolling Members’ Equity	Total Members’ Equity
Balance at January 1, 2024	-	-	1,000	$100	$100	-	-	$100
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	15,247	304,940	-	-	304,940	-	-	304,940
Shares issued to noncontrolling interests for management services	-	-	-	-	-	-	-	-
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	10	-	-	10	-	-	10
Balance at December 31, 2024	15,247	$304,950	1,000	$100	$305,050	-	$-	$305,050

Balance at January 1, 2025	15,247	$304,950	1,000	$100	305,050	-	-	$305,050
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	15,303	306,060	-	-	306,060	-	-	306,060
Shares issued to noncontrolling interests for management services	-	-	-	-	-	312	6,240	6,240
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	(6,230)	-	-	(6,230)	-	-	(6,230)
Balance at December 31, 2025	30,550	$604,780	1,000	$100	$604,880	312	$6,240	$611,120

F-51

Series 403
	Class A ordinary Shares		Class B Shares			Noncontrolling Interests
	Shares	Class A ordinary Members’ Equity	Shares	Class B Members’ Equity	Members’ Equity	Shares	Noncontrolling Members’ Equity	Total Members’ Equity
Balance at January 1, 2024	14,300	285,610	1,000	$100	$285,710	20	400	$286,110
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	-	-	-	-	-	-	-	-
Shares issued to noncontrolling interests for management services	-	-	-	-	-	216	4,422	4,422
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	(4,412)	-	-	(4,412)	-	-	(4,412)
Balance at December 31, 2024	14,300	$281,198	1,000	$100	$281,298	236	$4,822	$286,120

Balance at January 1, 2025	14,300	$281,198	1,000	$100	281,298	236	4,822	$286,120
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	-	-	-	-	-	-	-	-
Shares issued to noncontrolling interests for management services	-	-	-	-	-	216	4,692	4,692
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	(4,682)	-	-	(4,682)	-	-	(4,682)
Balance at December 31, 2025	14,300	$276,516	1,000	$100	$276,616	452	$9,514	$286,130

Series 404
	Class A ordinary Shares		Class B Shares			Noncontrolling Interests
	Shares	Class A ordinary Members’ Equity	Shares	Class B Members’ Equity	Members’ Equity	Shares	Noncontrolling Members’ Equity	Total Members’ Equity
Balance at January 1, 2024	-	-	1,000	$100	$100	-	-	$100
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	60,150	1,203,000	-	-	1,203,000	-	-	1,203,000
Shares issued to noncontrolling interests for management services	-	-	-	-	-	750	15,000	15,000
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	(14,990)	-	-	(14,990)	-	-	(14,990)
Balance at December 31, 2024	60,150	$1,188,010	1,000	$100	$1,188,110	750	$15,000	$1,203,110

Balance at January 1, 2025	60,150	$1,188,010	1,000	$100	1,188,110	750	15,000	$1,203,110
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	-	-	-	-	-	-	-	-
Shares issued to noncontrolling interests for management services	-	-	-	-	-	912	19,079	19,079
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	(19,069)	-	-	(19,069)	-	-	(19,069)
Balance at December 31, 2025	60,150	$1,168,941	1,000	$100	$1,169,041	1,662	$34,079	$1,203,120

F-52

Series 405
	Class A ordinary Shares		Class B Shares			Noncontrolling Interests
	Shares	Class A ordinary Members’ Equity	Shares	Class B Members’ Equity	Members’ Equity	Shares	Noncontrolling Members’ Equity	Total Members’ Equity
Balance at January 1, 2024	12,650	252,890	1,000	$100	$252,990	6	120	$253,110
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	-	-	-	-	-	-	-	-
Shares issued to noncontrolling interests for management services	-	-	-	-	-	192	3,969	3,969
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	(3,959)	-	-	(3,959)	-	-	(3,959)
Balance at December 31, 2024	12,650	$248,931	1,000	$100	$249,031	198	$4,089	$253,120

Balance at January 1, 2025	12,650	$248,931	1,000	$100	249,031	198	4,089	$253,120
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	-	-	-	-	-	-	-	-
Shares issued to noncontrolling interests for management services	-	-	-	-	-	192	4,321	4,321
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	(4,311)	-	-	(4,311)	-	-	(4,311)
Balance at December 31, 2025	12,650	$244,620	1,000	$100	$244,720	390	$8,410	$253,130

Series 407
	Class A ordinary Shares		Class B Shares			Noncontrolling Interests
	Shares	Class A ordinary Members’ Equity	Shares	Class B Members’ Equity	Members’ Equity	Shares	Noncontrolling Members’ Equity	Total Members’ Equity
Balance at January 1, 2024	-	-	1,000	$100	$100	-	-	$100
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	111,739	2,234,780	-	-	2,234,780	-	-	2,234,780
Shares issued to noncontrolling interests for management services	-	-	-	-	-	-	-	-
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	10	-	-	10	-	-	10
Balance at December 31, 2024	111,739	$2,234,790	1,000	$100	$2,234,890	-	$-	$2,234,890

Balance at January 1, 2025	111,739	$2,234,790	1,000	$100	2,234,890	-	-	$2,234,890
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	15,649	312,980	-	-	312,980	-	-	312,980
Shares issued to noncontrolling interests for management services	-	-	-	-	-	1,643	33,628	33,628
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	(33,618)	-	-	(33,618)	-	-	(33,618)
Balance at December 31, 2025	127,388	$2,514,152	1,000	$100	$2,514,252	1,643	$33,628	$2,547,880

F-53

Series 412
	Class A ordinary Shares		Class B Shares			Noncontrolling Interests
	Shares	Class A ordinary Members’ Equity	Shares	Class B Members’ Equity	Members’ Equity	Shares	Noncontrolling Members’ Equity	Total Members’ Equity
Balance at January 1, 2024	-	-	1,000	$100	$100	-	-	$100
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	44,400	888,000	-	-	888,000	-	-	888,000
Shares issued to noncontrolling interests for management services	-	-	-	-	-	640	12,800	12,800
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	(12,790)	-	-	(12,790)	-	-	(12,790)
Balance at December 31, 2024	44,400	$875,210	1,000	$100	$875,310	640	$12,800	$888,110

Balance at January 1, 2025	44,400	$875,210	1,000	$100	875,310	640	12,800	$888,110
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	-	-	-	-	-	-	-	-
Shares issued to noncontrolling interests for management services	-	-	-	-	-	672	13,440	13,440
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	(13,430)	-	-	(13,430)	-	-	(13,430)
Balance at December 31, 2025	44,400	$861,780	1,000	$100	$861,880	1,312	$26,240	$888,120

Series 416
	Class A ordinary Shares		Class B Shares			Noncontrolling Interests
	Shares	Class A ordinary Members’ Equity	Shares	Class B Members’ Equity	Members’ Equity	Shares	Noncontrolling Members’ Equity	Total Members’ Equity
Balance at January 1, 2024	-	-	1,000	$100	$100	-	-	$100
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	47,200	944,000	-	-	944,000	-	-	944,000
Shares issued to noncontrolling interests for management services	-	-	-	-	-	578	11,560	11,560
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	(11,550)	-	-	(11,550)	-	-	(11,550)
Balance at December 31, 2024	47,200	$932,450	1,000	$100	$932,550	578	$11,560	$944,110

Balance at January 1, 2025	47,200	$932,450	1,000	$100	932,550	578	11,560	$944,110
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	-	-	-	-	-	-	-	-
Shares issued to noncontrolling interests for management services	-	-	-	-	-	720	14,400	14,400
Shares exchanged	144	2,880	-	-	2,880	(144)	(2,880)	-
Net income/(loss)	-	(14,390)	-	-	(14,390)	-	-	(14,390)
Balance at December 31, 2025	47,344	$920,940	1,000	$100	$921,040	1,154	$23,080	$944,120

F-54

Series 418
	Class A ordinary Shares		Class B Shares			Noncontrolling Interests
	Shares	Class A ordinary Members’ Equity	Shares	Class B Members’ Equity	Members’ Equity	Shares	Noncontrolling Members’ Equity	Total Members’ Equity
Balance at January 1, 2024	-	-	-	$-	$-	-	-	$-
Class B shares issued upon entity formation	-	-	1,000	100	100	-	-	100
Share subscriptions settled - Net	30,550	611,000	-	-	611,000	-	-	611,000
Shares issued to noncontrolling interests for management services	-	-	-	-	-	128	2,560	2,560
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	(2,550)	-	-	(2,550)	-	-	(2,550)
Balance at December 31, 2024	30,550	$608,450	1,000	$100	$608,550	128	$2,560	$611,110

Balance at January 1, 2025	30,550	$608,450	1,000	$100	608,550	128	2,560	$611,110
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	-	-	-	-	-	-	-	-
Shares issued to noncontrolling interests for management services	-	-	-	-	-	456	9,301	9,301
Shares exchanged	89	1,780	-	-	1,780	(89)	(1,780)	-
Net income/(loss)	-	(9,291)	-	-	(9,291)	-	-	(9,291)
Balance at December 31, 2025	30,639	$600,939	1,000	$100	$601,039	495	$10,081	$611,120

Series 419
	Class A ordinary Shares		Class B Shares			Noncontrolling Interests
	Shares	Class A ordinary Members’ Equity	Shares	Class B Members’ Equity	Members’ Equity	Shares	Noncontrolling Members’ Equity	Total Members’ Equity
Balance at January 1, 2024	-	-	1,000	$100	$100	-	-	$100
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	117,050	2,341,000	-	-	2,341,000	-	-	2,341,000
Shares issued to noncontrolling interests for management services	-	-	-	-	-	1,163	23,260	23,260
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	(23,250)	-	-	(23,250)	-	-	(23,250)
Balance at December 31, 2024	117,050	$2,317,750	1,000	$100	$2,317,850	1,163	$23,260	$2,341,110

Balance at January 1, 2025	117,050	$2,317,750	1,000	$100	2,317,850	1,163	23,260	$2,341,110
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	-	-	-	-	-	-	-	-
Shares issued to noncontrolling interests for management services	-	-	-	-	-	1,776	35,520	35,520
Shares exchanged	512	10,240	-	-	10,240	(512)	(10,240)	-
Net income/(loss)	-	(35,510)	-	-	(35,510)	-	-	(35,510)
Balance at December 31, 2025	117,562	$2,292,480	1,000	$100	$2,292,580	2,427	$48,540	$2,341,120

F-55

Series 422
	Class A ordinary Shares		Class B Shares			Noncontrolling Interests
	Shares	Class A ordinary Members’ Equity	Shares	Class B Members’ Equity	Members’ Equity	Shares	Noncontrolling Members’ Equity	Total Members’ Equity
Balance at January 1, 2024	-	-	-	$-	$-	-	-	$-
Class B shares issued upon entity formation	-	-	1,000	100	100	-	-	100
Share subscriptions settled - Net	36,100	722,000	-	-	722,000	-	-	722,000
Shares issued to noncontrolling interests for management services	-	-	-	-	-	338	6,760	6,760
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	(6,750)	-	-	(6,750)	-	-	(6,750)
Balance at December 31, 2024	36,100	$715,250	1,000	$100	$715,350	338	$6,760	$722,110

Balance at January 1, 2025	36,100	$715,250	1,000	$100	715,350	338	6,760	$722,110
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	-	-	-	-	-	-	-	-
Shares issued to noncontrolling interests for management services	-	-	-	-	-	552	11,040	11,040
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	(11,030)	-	-	(11,030)	-	-	(11,030)
Balance at December 31, 2025	36,100	$704,220	1,000	$100	$704,320	890	$17,800	$722,120

Series 424
	Class A ordinary Shares		Class B Shares			Noncontrolling Interests
	Shares	Class A ordinary Members’ Equity	Shares	Class B Members’ Equity	Members’ Equity	Shares	Noncontrolling Members’ Equity	Total Members’ Equity
Balance at January 1, 2024	-	-	1,000	$100	$100	-	-	$100
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	165,800	3,316,000	-	-	3,316,000	-	-	3,316,000
Shares issued to noncontrolling interests for management services	-	-	-	-	-	1,553	31,060	31,060
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	(31,050)	-	-	(31,050)	-	-	(31,050)
Balance at December 31, 2024	165,800	$3,284,950	1,000	$100	$3,285,050	1,553	$31,060	$3,316,110

Balance at January 1, 2025	165,800	$3,284,950	1,000	$100	3,285,050	1,553	31,060	$3,316,110
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	-	-	-	-	-	-	-	-
Shares issued to noncontrolling interests for management services	-	-	-	-	-	2,508	51,188	51,188
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	(51,178)	-	-	(51,178)	-	-	(51,178)
Balance at December 31, 2025	165,800	$3,233,772	1,000	$100	$3,233,872	4,061	$82,248	$3,316,120

F-56

Series 425
	Class A ordinary Shares		Class B Shares			Noncontrolling Interests
	Shares	Class A ordinary Members’ Equity	Shares	Class B Members’ Equity	Members’ Equity	Shares	Noncontrolling Members’ Equity	Total Members’ Equity
Balance at January 1, 2024	-	-	-	$-	$-	-	-	$-
Class B shares issued upon entity formation	-	-	1,000	100	100	-	-	100
Share subscriptions settled - Net	27,750	555,000	-	-	555,000	-	-	555,000
Shares issued to noncontrolling interests for management services	-	-	-	-	-	374	7,711	7,711
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	(7,701)	-	-	(7,701)	-	-	(7,701)
Balance at December 31, 2024	27,750	$547,299	1,000	$100	$547,399	374	$7,711	$555,110

Balance at January 1, 2025	27,750	$547,299	1,000	$100	547,399	374	7,711	$555,110
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	-	-	-	-	-	-	-	-
Shares issued to noncontrolling interests for management services	-	-	-	-	-	420	9,076	9,076
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	(9,066)	-	-	(9,066)	-	-	(9,066)
Balance at December 31, 2025	27,750	$538,233	1,000	$100	$538,333	794	$16,787	$555,120

Series 426
	Class A ordinary Shares		Class B Shares			Noncontrolling Interests
	Shares	Class A ordinary Members’ Equity	Shares	Class B Members’ Equity	Members’ Equity	Shares	Noncontrolling Members’ Equity	Total Members’ Equity
Balance at January 1, 2024	-	-	-	$-	$-	-	-	$-
Class B shares issued upon entity formation	-	-	1,000	100	100	-	-	100
Share subscriptions settled - Net	36,100	722,000	-	-	722,000	-	-	722,000
Shares issued to noncontrolling interests for management services	-	-	-	-	-	317	6,340	6,340
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	(6,330)	-	-	(6,330)	-	-	(6,330)
Balance at December 31, 2024	36,100	$715,670	1,000	$100	$715,770	317	$6,340	$722,110

Balance at January 1, 2025	36,100	$715,670	1,000	$100	715,770	317	6,340	$722,110
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	-	-	-	-	-	-	-	-
Shares issued to noncontrolling interests for management services	-	-	-	-	-	552	11,040	11,040
Shares exchanged	148	2,960	-	-	2,960	(148)	(2,960)	-
Net income/(loss)	-	(11,030)	-	-	(11,030)	-	-	(11,030)
Balance at December 31, 2025	36,248	$707,600	1,000	$100	$707,700	721	$14,420	$722,120

F-57

Series 427
	Class A ordinary Shares		Class B Shares			Noncontrolling Interests
	Shares	Class A ordinary Members’ Equity	Shares	Class B Members’ Equity	Members’ Equity	Shares	Noncontrolling Members’ Equity	Total Members’ Equity
Balance at January 1, 2024	-	-	-	$-	$-	-	-	$-
Class B shares issued upon entity formation	-	-	1,000	100	100	-	-	100
Share subscriptions settled - Net	52,750	1,055,000	-	-	1,055,000	-	-	1,055,000
Shares issued to noncontrolling interests for management services	-	-	-	-	-	449	8,980	8,980
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	(8,970)	-	-	(8,970)	-	-	(8,970)
Balance at December 31, 2024	52,750	$1,046,030	1,000	$100	$1,046,130	449	$8,980	$1,055,110

Balance at January 1, 2025	52,750	$1,046,030	1,000	$100	1,046,130	449	8,980	$1,055,110
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	-	-	-	-	-	-	-	-
Shares issued to noncontrolling interests for management services	-	-	-	-	-	792	15,899	15,899
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	(15,889)	-	-	(15,889)	-	-	(15,889)
Balance at December 31, 2025	52,750	$1,030,141	1,000	$100	$1,030,241	1,241	$24,879	$1,055,120

Series 428
	Class A ordinary Shares		Class B Shares			Noncontrolling Interests
	Shares	Class A ordinary Members’ Equity	Shares	Class B Members’ Equity	Members’ Equity	Shares	Noncontrolling Members’ Equity	Total Members’ Equity
Balance at January 1, 2024	-	-	-	$-	$-	-	-	$-
Class B shares issued upon entity formation	-	-	1,000	100	100	-	-	100
Share subscriptions settled - Net	86,050	1,721,000	-	-	1,721,000	-	-	1,721,000
Shares issued to noncontrolling interests for management services	-	-	-	-	-	709	14,180	14,180
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	(14,170)	-	-	(14,170)	-	-	(14,170)
Balance at December 31, 2024	86,050	$1,706,830	1,000	$100	$1,706,930	709	$14,180	$1,721,110

Balance at January 1, 2025	86,050	$1,706,830	1,000	$100	1,706,930	709	14,180	$1,721,110
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	-	-	-	-	-	-	-	-
Shares issued to noncontrolling interests for management services	-	-	-	-	-	1,296	25,920	25,920
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	(25,910)	-	-	(25,910)	-	-	(25,910)
Balance at December 31, 2025	86,050	$1,680,920	1,000	$100	$1,681,020	2,005	$40,100	$1,721,120

F-58

Series 433
	Class A ordinary Shares		Class B Shares			Noncontrolling Interests
	Shares	Class A ordinary Members’ Equity	Shares	Class B Members’ Equity	Members’ Equity	Shares	Noncontrolling Members’ Equity	Total Members’ Equity
Balance at January 1, 2024	-	-	-	$-	$-	-	-	$-
Class B shares issued upon entity formation	-	-	1,000	100	100	-	-	100
Share subscriptions settled - Net	14,150	283,000	-	-	283,000	-	-	283,000
Shares issued to noncontrolling interests for management services	-	-	-	-	-	107	2,140	2,140
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	(2,130)	-	-	(2,130)	-	-	(2,130)
Balance at December 31, 2024	14,150	$280,870	1,000	$100	$280,970	107	$2,140	$283,110

Balance at January 1, 2025	14,150	$280,870	1,000	$100	280,970	107	2,140	$283,110
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	-	-	-	-	-	-	-	-
Shares issued to noncontrolling interests for management services	-	-	-	-	-	216	4,320	4,320
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	(4,310)	-	-	(4,310)	-	-	(4,310)
Balance at December 31, 2025	14,150	$276,560	1,000	$100	$276,660	323	$6,460	$283,120

Series 434
	Class A ordinary Shares		Class B Shares			Noncontrolling Interests
	Shares	Class A ordinary Members’ Equity	Shares	Class B Members’ Equity	Members’ Equity	Shares	Noncontrolling Members’ Equity	Total Members’ Equity
Balance at January 1, 2024	-	-	-	$-	$-	-	-	$-
Class B shares issued upon entity formation	-	-	1,000	100	100	-	-	100
Share subscriptions settled - Net	64,635	1,292,700	-	-	1,292,700	-	-	1,292,700
Shares issued to noncontrolling interests for management services	-	-	-	-	-	-	-	-
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	10	-	-	10	-	-	10
Balance at December 31, 2024	64,635	$1,292,710	1,000	$100	$1,292,810	-	$-	$1,292,810

Balance at January 1, 2025	64,635	$1,292,710	1,000	$100	1,292,810	-	-	$1,292,810
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	24,615	492,300	-	-	492,300	-	-	492,300
Shares issued to noncontrolling interests for management services	-	-	-	-	-	1,150	23,000	23,000
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	(22,990)	-	-	(22,990)	-	-	(22,990)
Balance at December 31, 2025	89,250	$1,762,020	1,000	$100	$1,762,120	1,150	$23,000	$1,785,120

F-59

Series 435
	Class A ordinary Shares		Class B Shares			Noncontrolling Interests
	Shares	Class A ordinary Members’ Equity	Shares	Class B Members’ Equity	Members’ Equity	Shares	Noncontrolling Members’ Equity	Total Members’ Equity
Balance at January 1, 2024	-	-	-	$-	$-	-	-	$-
Class B shares issued upon entity formation	-	-	1,000	100	100	-	-	100
Share subscriptions settled - Net	31,625	632,500	-	-	632,500	-	-	632,500
Shares issued to noncontrolling interests for management services	-	-	-	-	-	208	4,160	4,160
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	(4,150)	-	-	(4,150)	-	-	(4,150)
Balance at December 31, 2024	31,625	$628,350	1,000	$100	$628,450	208	$4,160	$632,610

Balance at January 1, 2025	31,625	$628,350	1,000	$100	628,450	208	4,160	$632,610
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	-	-	-	-	-	-	-	-
Shares issued to noncontrolling interests for management services	-	-	-	-	-	480	9,600	9,600
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	(9,590)	-	-	(9,590)	-	-	(9,590)
Balance at December 31, 2025	31,625	$618,760	1,000	$100	$618,860	688	$13,760	$632,620

Series 437
	Class A ordinary Shares		Class B Shares			Noncontrolling Interests
	Shares	Class A ordinary Members’ Equity	Shares	Class B Members’ Equity	Members’ Equity	Shares	Noncontrolling Members’ Equity	Total Members’ Equity
Balance at January 1, 2024	-	-	-	$-	$-	-	-	$-
Class B shares issued upon entity formation	-	-	1,000	100	100	-	-	100
Share subscriptions settled - Net	25,245	504,900	-	-	504,900	-	-	504,900
Shares issued to noncontrolling interests for management services	-	-	-	-	-	71	1,420	1,420
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	(1,410)	-	-	(1,410)	-	-	(1,410)
Balance at December 31, 2024	25,245	$503,490	1,000	$100	$503,590	71	$1,420	$505,010

Balance at January 1, 2025	25,245	$503,490	1,000	$100	503,590	71	1,420	$505,010
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	305	6,100	-	-	6,100	-	-	6,100
Shares issued to noncontrolling interests for management services	-	-	-	-	-	384	7,680	7,680
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	(7,670)	-	-	(7,670)	-	-	(7,670)
Balance at December 31, 2025	25,550	$501,920	1,000	$100	$502,020	455	$9,100	$511,120

F-60

Series 440
	Class A ordinary Shares		Class B Shares			Noncontrolling Interests
	Shares	Class A ordinary Members’ Equity	Shares	Class B Members’ Equity	Members’ Equity	Shares	Noncontrolling Members’ Equity	Total Members’ Equity
Balance at January 1, 2024	-	-	-	$-	$-	-	-	$-
Class B shares issued upon entity formation	-	-	1,000	100	100	-	-	100
Share subscriptions settled - Net	105,074	2,101,480	-	-	2,101,480	-	-	2,101,480
Shares issued to noncontrolling interests for management services	-	-	-	-	-	506	10,120	10,120
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	(10,110)	-	-	(10,110)	-	-	(10,110)
Balance at December 31, 2024	105,074	$2,091,370	1,000	$100	$2,091,470	506	$10,120	$2,101,590

Balance at January 1, 2025	105,074	$2,091,370	1,000	$100	2,091,470	506	10,120	$2,101,590
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	376	7,520	-	-	7,520	-	-	7,520
Shares issued to noncontrolling interests for management services	-	-	-	-	-	1,584	31,680	31,680
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	(31,670)	-	-	(31,670)	-	-	(31,670)
Balance at December 31, 2025	105,450	$2,067,220	1,000	$100	$2,067,320	2,090	$41,800	$2,109,120

Series 448
	Class A ordinary Shares		Class B Shares			Noncontrolling Interests
	Shares	Class A ordinary Members’ Equity	Shares	Class B Members’ Equity	Members’ Equity	Shares	Noncontrolling Members’ Equity	Total Members’ Equity
Balance at January 1, 2024	-	-	-	$-	$-	-	-	$-
Class B shares issued upon entity formation	-	-	1,000	100	100	-	-	100
Share subscriptions settled - Net	10,995	219,900	-	-	219,900	-	-	219,900
Shares issued to noncontrolling interests for management services	-	-	-	-	-	-	-	-
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	10	-	-	10	-	-	10
Balance at December 31, 2024	10,995	$219,910	1,000	$100	$220,010	-	$-	$220,010

Balance at January 1, 2025	10,995	$219,910	1,000	$100	220,010	-	-	$220,010
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	20,902	418,040	-	-	418,040	-	-	418,040
Shares issued to noncontrolling interests for management services	-	-	-	-	-	365	7,300	7,300
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	(7,290)	-	-	(7,290)	-	-	(7,290)
Balance at December 31, 2025	31,897	$630,660	1,000	$100	$630,760	365	$7,300	$638,060

F-61

Series 450
	Class A ordinary Shares		Class B Shares			Noncontrolling Interests
	Shares	Class A ordinary Members’ Equity	Shares	Class B Members’ Equity	Members’ Equity	Shares	Noncontrolling Members’ Equity	Total Members’ Equity
Balance at January 1, 2024	-	-	-	$-	$-	-	-	$-
Class B shares issued upon entity formation	-	-	1,000	100	100	-	-	100
Share subscriptions settled - Net	39,624	792,480	-	-	792,480	-	-	792,480
Shares issued to noncontrolling interests for management services	-	-	-	-	-	32	640	640
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	(630)	-	-	(630)	-	-	(630)
Balance at December 31, 2024	39,624	$791,850	1,000	$100	$791,950	32	$640	$792,590

Balance at January 1, 2025	39,624	$791,850	1,000	$100	791,950	32	640	$792,590
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	626	12,520	-	-	12,520	-	-	12,520
Shares issued to noncontrolling interests for management services	-	-	-	-	-	600	12,000	12,000
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	(11,990)	-	-	(11,990)	-	-	(11,990)
Balance at December 31, 2025	40,250	$792,380	1,000	$100	$792,480	632	$12,640	$805,120

Series 454
	Class A ordinary Shares		Class B Shares			Noncontrolling Interests
	Shares	Class A ordinary Members’ Equity	Shares	Class B Members’ Equity	Members’ Equity	Shares	Noncontrolling Members’ Equity	Total Members’ Equity
Balance at January 1, 2024	-	-	-	$-	$-	-	-	$-
Class B shares issued upon entity formation	-	-	1,000	100	100	-	-	100
Share subscriptions settled - Net	-	-	-	-	-	-	-	-
Shares issued to noncontrolling interests for management services	-	-	-	-	-	-	-	-
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	-	-	-	-	-	-	-
Balance at December 31, 2024	-	$-	1,000	$100	$100	-	$-	$100

Balance at January 1, 2025	-	$-	1,000	$100	100	-	-	$100
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	159,550	3,191,373	-	-	3,191,373	-	-	3,191,373
Shares issued to noncontrolling interests for management services	-	-	-	-	-	2,382	47,640	47,640
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	(47,630)	-	-	(47,630)	-	-	(47,630)
Balance at December 31, 2025	159,550	$3,143,743	1,000	$100	$3,143,843	2,382	$47,640	$3,191,483

F-62

Series 455
	Class A ordinary Shares		Class B Shares			Noncontrolling Interests
	Shares	Class A ordinary Members’ Equity	Shares	Class B Members’ Equity	Members’ Equity	Shares	Noncontrolling Members’ Equity	Total Members’ Equity
Balance at January 1, 2024	-	-	-	$-	$-	-	-	$-
Class B shares issued upon entity formation	-	-	1,000	100	100	-	-	100
Share subscriptions settled - Net	-	-	-	-	-	-	-	-
Shares issued to noncontrolling interests for management services	-	-	-	-	-	-	-	-
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	-	-	-	-	-	-	-
Balance at December 31, 2024	-	$-	1,000	$100	$100	-	$-	$100

Balance at January 1, 2025	-	$-	1,000	$100	100	-	-	$100
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	23,650	473,000	-	-	473,000	-	-	473,000
Shares issued to noncontrolling interests for management services	-	-	-	-	-	308	6,160	6,160
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	(6,150)	-	-	(6,150)	-	-	(6,150)
Balance at December 31, 2025	23,650	$466,850	1,000	$100	$466,950	308	$6,160	$473,110

Series 457
	Class A ordinary Shares		Class B Shares			Noncontrolling Interests
	Shares	Class A ordinary Members’ Equity	Shares	Class B Members’ Equity	Members’ Equity	Shares	Noncontrolling Members’ Equity	Total Members’ Equity
Balance at January 1, 2024	-	-	-	$-	$-	-	-	$-
Class B shares issued upon entity formation	-	-	1,000	100	100	-	-	100
Share subscriptions settled - Net	-	-	-	-	-	-	-	-
Shares issued to noncontrolling interests for management services	-	-	-	-	-	-	-	-
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	-	-	-	-	-	-	-
Balance at December 31, 2024	-	$-	1,000	$100	$100	-	$-	$100

Balance at January 1, 2025	-	$-	1,000	$100	100	-	-	$100
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	50,050	1,001,000	-	-	1,001,000	-	-	1,001,000
Shares issued to noncontrolling interests for management services	-	-	-	-	-	474	9,748	9,748
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	(9,738)	-	-	(9,738)	-	-	(9,738)
Balance at December 31, 2025	50,050	$991,262	1,000	$100	$991,362	474	$9,748	$1,001,110

F-63

Series 458
	Class A ordinary Shares		Class B Shares			Noncontrolling Interests
	Shares	Class A ordinary Members’ Equity	Shares	Class B Members’ Equity	Members’ Equity	Shares	Noncontrolling Members’ Equity	Total Members’ Equity
Balance at January 1, 2024	-	-	-	$-	$-	-	-	$-
Class B shares issued upon entity formation	-	-	1,000	100	100	-	-	100
Share subscriptions settled - Net	-	-	-	-	-	-	-	-
Shares issued to noncontrolling interests for management services	-	-	-	-	-	-	-	-
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	-	-	-	-	-	-	-
Balance at December 31, 2024	-	$-	1,000	$100	$100	-	$-	$100

Balance at January 1, 2025	-	$-	1,000	$100	100	-	-	$100
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	19,014	380,280	-	-	380,280	-	-	380,280
Shares issued to noncontrolling interests for management services	-	-	-	-	-	192	3,840	3,840
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	(3,830)	-	-	(3,830)	-	-	(3,830)
Balance at December 31, 2025	19,014	$376,450	1,000	$100	$376,550	192	$3,840	$380,390

Series 459
	Class A ordinary Shares		Class B Shares			Noncontrolling Interests
	Shares	Class A ordinary Members’ Equity	Shares	Class B Members’ Equity	Members’ Equity	Shares	Noncontrolling Members’ Equity	Total Members’ Equity
Balance at January 1, 2024	-	-	-	$-	$-	-	-	$-
Class B shares issued upon entity formation	-	-	1,000	100	100	-	-	100
Share subscriptions settled - Net	-	-	-	-	-	-	-	-
Shares issued to noncontrolling interests for management services	-	-	-	-	-	-	-	-
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	-	-	-	-	-	-	-
Balance at December 31, 2024	-	$-	1,000	$100	$100	-	$-	$100

Balance at January 1, 2025	-	$-	1,000	$100	100	-	-	$100
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	12,750	255,000	-	-	255,000	-	-	255,000
Shares issued to noncontrolling interests for management services	-	-	-	-	-	143	2,985	2,985
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	(2,975)	-	-	(2,975)	-	-	(2,975)
Balance at December 31, 2025	12,750	$252,025	1,000	$100	$252,125	143	$2,985	$255,110

F-64

Series 460
	Class A ordinary Shares		Class B Shares			Noncontrolling Interests
	Shares	Class A ordinary Members’ Equity	Shares	Class B Members’ Equity	Members’ Equity	Shares	Noncontrolling Members’ Equity	Total Members’ Equity
Balance at January 1, 2024	-	-	-	$-	$-	-	-	$-
Class B shares issued upon entity formation	-	-	1,000	100	100	-	-	100
Share subscriptions settled - Net	-	-	-	-	-	-	-	-
Shares issued to noncontrolling interests for management services	-	-	-	-	-	-	-	-
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	-	-	-	-	-	-	-
Balance at December 31, 2024	-	$-	1,000	$100	$100	-	$-	$100

Balance at January 1, 2025	-	$-	1,000	$100	100	-	-	$100
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	22,300	446,000	-	-	446,000	-	-	446,000
Shares issued to noncontrolling interests for management services	-	-	-	-	-	275	5,500	5,500
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	(5,490)	-	-	(5,490)	-	-	(5,490)
Balance at December 31, 2025	22,300	$440,510	1,000	$100	$440,610	275	$5,500	$446,110

Series 472
	Class A ordinary Shares		Class B Shares			Noncontrolling Interests
	Shares	Class A ordinary Members’ Equity	Shares	Class B Members’ Equity	Members’ Equity	Shares	Noncontrolling Members’ Equity	Total Members’ Equity
Balance at January 1, 2024	-	-	-	$-	$-	-	-	$-
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	-	-	-	-	-	-	-	-
Shares issued to noncontrolling interests for management services	-	-	-	-	-	-	-	-
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	-	-	-	-	-	-	-
Balance at December 31, 2024	-	$-	-	$-	$-	-	$-	$-

Balance at January 1, 2025	-	$-	-	$-	-	-	-	$-
Class B shares issued upon entity formation	-	-	1,000	100	100	-	-	100
Share subscriptions settled - Net	33,300	666,000	-	-	666,000	-	-	666,000
Shares issued to noncontrolling interests for management services	-	-	-	-	-	88	1,765	1,765
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	(1,765)	-	-	(1,765)	-	-	(1,765)
Balance at December 31, 2025	33,300	$664,235	1,000	$100	$664,335	88	$1,765	$666,100

F-65

Series 473
	Class A ordinary Shares				Class B Shares				Noncontrolling Interests
	Shares		Class A ordinary Members’ Equity		Shares		Class B Members’ Equity	Members’ Equity	Shares	Noncontrolling Members’ Equity	Total Members’ Equity
Balance at January 1, 2024	-		-		-		$-	$-	-	-	$-
Class B shares issued upon entity formation		-		-		-	-	-	-	-	-
Share subscriptions settled - Net		-		-		-	-	-	-	-	-
Shares issued to noncontrolling interests for management services		-		-		-	-	-	-	-	-
Shares exchanged		-		-		-	-	-	-	-	-
Net income/(loss)		-		-		-	-	-	-	-	-
Balance at December 31, 2024		-		$-		-	$-	$-	-	$-	$-

Balance at January 1, 2025		-		$-		-	$-	-	-	-	$-
Class B shares issued upon entity formation		-		-		1,000	100	100	-	-	100
Share subscriptions settled - Net		16,100		322,000		-	-	322,000	-	-	322,000
Shares issued to noncontrolling interests for management services		-		-		-	-	-	101	2,020	2,020
Shares exchanged		-		-		-	-	-	-	-	-
Net income/(loss)		-		(2,020)		-	-	(2,020)	-	-	(2,020)
Balance at December 31, 2025		16,100		$319,980		1,000	$100	$320,080	101	$2,020	$322,100

Series 477
	Class A ordinary Shares		Class B Shares			Noncontrolling Interests
	Shares	Class A ordinary Members’ Equity	Shares	Class B Members’ Equity	Members’ Equity	Shares	Noncontrolling Members’ Equity	Total Members’ Equity
Balance at January 1, 2024	-	-	-	$-	$-	-	-	$-
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	-	-	-	-	-	-	-	-
Shares issued to noncontrolling interests for management services	-	-	-	-	-	-	-	-
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	-	-	-	-	-	-	-
Balance at December 31, 2024	-	$-	-	$-	$-	-	$-	$-

Balance at January 1, 2025	-	$-	-	$-	-	-	-	$-
Class B shares issued upon entity formation	-	-	1,000	100	100	-	-	100
Share subscriptions settled - Net	21,893	437,860	-	-	437,860	-	-	437,860
Shares issued to noncontrolling interests for management services	-	-	-	-	-	134	2,680	2,680
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	(2,670)	-	-	(2,670)	-	-	(2,670)
Balance at December 31, 2025	21,893	$435,190	1,000	$100	$435,290	134	$2,680	$437,970

F-66

Series 480
	Class A ordinary Shares		Class B Shares			Noncontrolling Interests
	Shares	Class A ordinary Members’ Equity	Shares	Class B Members’ Equity	Members’ Equity	Shares	Noncontrolling Members’ Equity	Total Members’ Equity
Balance at January 1, 2024	-	-	-	$-	$-	-	-	$-
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	-	-	-	-	-	-	-	-
Shares issued to noncontrolling interests for management services	-	-	-	-	-	-	-	-
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	-	-	-	-	-	-	-
Balance at December 31, 2024	-	$-	-	$-	$-	-	$-	$-

Balance at January 1, 2025	-	$-	-	$-	-	-	-	$-
Class B shares issued upon entity formation	-	-	1,000	100	100	-	-	100
Share subscriptions settled - Net	14,145	282,900	-	-	282,900	-	-	282,900
Shares issued to noncontrolling interests for management services	-	-	-	-	-	-	-	-
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	10	-	-	10	-	-	10
Balance at December 31, 2025	14,145	$282,910	1,000	$100	$283,010	-	$-	$283,010

Series 496
	Class A ordinary Shares		Class B Shares			Noncontrolling Interests
	Shares	Class A ordinary Members’ Equity	Shares	Class B Members’ Equity	Members’ Equity	Shares	Noncontrolling Members’ Equity	Total Members’ Equity
Balance at January 1, 2024	-	-	-	$-	$-	-	-	$-
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	-	-	-	-	-	-	-	-
Shares issued to noncontrolling interests for management services	-	-	-	-	-	-	-	-
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	-	-	-	-	-	-	-
Balance at December 31, 2024	-	$-	-	$-	$-	-	$-	$-

Balance at January 1, 2025	-	$-	-	$-	-	-	-	$-
Class B shares issued upon entity formation	-	-	1,000	100	100	-	-	100
Share subscriptions settled - Net	24,719	494,380	-	-	494,380	-	-	494,380
Shares issued to noncontrolling interests for management services	-	-	-	-	-	9	180	180
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	(170)	-	-	(170)	-	-	(170)
Balance at December 31, 2025	24,719	$494,210	1,000	$100	$494,310	9	$180	$494,490

F-67

Series 500
	Class A ordinary Shares		Class B Shares			Noncontrolling Interests
	Shares	Class A ordinary Members’ Equity	Shares	Class B Members’ Equity	Members’ Equity	Shares	Noncontrolling Members’ Equity	Total Members’ Equity
Balance at January 1, 2024	-	-	-	$-	$-	-	-	$-
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	-	-	-	-	-	-	-	-
Shares issued to noncontrolling interests for management services	-	-	-	-	-	-	-	-
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	-	-	-	-	-	-	-
Balance at December 31, 2024	-	$-	-	$-	$-	-	$-	$-

Balance at January 1, 2025	-	$-	-	$-	-	-	-	$-
Class B shares issued upon entity formation	-	-	1,000	100	100	-	-	100
Share subscriptions settled - Net	9,234	184,680	-	-	184,680	-	-	184,680
Shares issued to noncontrolling interests for management services	-	-	-	-	-	-	-	-
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	10	-	-	10	-	-	10
Balance at December 31, 2025	9,234	$184,690	1,000	$100	$184,790	-	$-	$184,790

Series 502
	Class A ordinary Shares		Class B Shares			Noncontrolling Interests
	Shares	Class A ordinary Members’ Equity	Shares	Class B Members’ Equity	Members’ Equity	Shares	Noncontrolling Members’ Equity	Total Members’ Equity
Balance at January 1, 2024	-	-	-	$-	$-	-	-	$-
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	-	-	-	-	-	-	-	-
Shares issued to noncontrolling interests for management services	-	-	-	-	-	-	-	-
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	-	-	-	-	-	-	-
Balance at December 31, 2024	-	$-	-	$-	$-	-	$-	$-

Balance at January 1, 2025	-	$-	-	$-	-	-	-	$-
Class B shares issued upon entity formation	-	-	1,000	100	100	-	-	100
Share subscriptions settled - Net	15,764	315,280	-	-	315,280	-	-	315,280
Shares issued to noncontrolling interests for management services	-	-	-	-	-	18	360	360
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	(350)	-	-	(350)	-	-	(350)
Balance at December 31, 2025	15,764	$314,930	1,000	$100	$315,030	18	$360	$315,390

F-68

Series 503
	Class A ordinary Shares		Class B Shares			Noncontrolling Interests
	Shares	Class A ordinary Members’ Equity	Shares	Class B Members’ Equity	Members’ Equity	Shares	Noncontrolling Members’ Equity	Total Members’ Equity
Balance at January 1, 2024	-	-	-	$-	$-	-	-	$-
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	-	-	-	-	-	-	-	-
Shares issued to noncontrolling interests for management services	-	-	-	-	-	-	-	-
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	-	-	-	-	-	-	-
Balance at December 31, 2024	-	$-	-	$-	$-	-	$-	$-

Balance at January 1, 2025	-	$-	-	$-	-	-	-	$-
Class B shares issued upon entity formation	-	-	1,000	100	100	-	-	100
Share subscriptions settled - Net	12,350	247,000	-	-	247,000	-	-	247,000
Shares issued to noncontrolling interests for management services	-	-	-	-	-	31	620	620
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	(610)	-	-	(610)	-	-	(610)
Balance at December 31, 2025	12,350	$246,390	1,000	$100	$246,490	31	$620	$247,110

Series 516
	Class A ordinary Shares		Class B Shares			Noncontrolling Interests
	Shares	Class A ordinary Members’ Equity	Shares	Class B Members’ Equity	Members’ Equity	Shares	Noncontrolling Members’ Equity	Total Members’ Equity
Balance at January 1, 2024	-	-	-	$-	$-	-	-	$-
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	-	-	-	-	-	-	-	-
Shares issued to noncontrolling interests for management services	-	-	-	-	-	-	-	-
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	-	-	-	-	-	-	-
Balance at December 31, 2024	-	$-	-	$-	$-	-	$-	$-

Balance at January 1, 2025	-	$-	-	$-	-	-	-	$-
Class B shares issued upon entity formation	-	-	1,000	100	100	-	-	100
Share subscriptions settled - Net	-	-	-		-	-	-	-
Shares issued to noncontrolling interests for management services	-	-	-	-	-	-	-	-
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	-	-	-	-	-	-	-
Balance at December 31, 2025	-	$-	1,000	$100	$100	-	$-	$100

F-69

Series 517
	Class A ordinary Shares		Class B Shares			Noncontrolling Interests
	Shares	Class A ordinary Members’ Equity	Shares	Class B Members’ Equity	Members’ Equity	Shares	Noncontrolling Members’ Equity	Total Members’ Equity
Balance at January 1, 2024	-	-	-	$-	$-	-	-	$-
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	-	-	-	-	-	-	-	-
Shares issued to noncontrolling interests for management services	-	-	-	-	-	-	-	-
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	-	-	-	-	-	-	-
Balance at December 31, 2024	-	$-	-	$-	$-	-	$-	$-

Balance at January 1, 2025	-	$-	-	$-	-	-	-	$-
Class B shares issued upon entity formation	-	-	1,000	100	100	-	-	100
Share subscriptions settled - Net	-	-	-		-	-	-	-
Shares issued to noncontrolling interests for management services	-	-	-	-	-	-	-	-
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	-	-	-	-	-	-	-
Balance at December 31, 2025	-	$-	1,000	$100	$100	-	$-	$100

Consolidated
	Class A ordinary Shares		Class B Shares			Noncontrolling Interests
		Total Class A						Total
	Shares	Members’ Equity	Shares	Members’ Equity	Members’ Equity	Shares	Contributed Capital	Members’ Equity
Balance at January 1, 2024	551,600	$11,012,450	20,000	$2,000	$11,014,450	982	$19,640	$11,034,090
Class B shares issued upon entity formation	-	-	25,000	2,500	2,500	-	-	2,500
Share subscriptions settled - Net	1,592,686	31,853,720	-	-	31,853,720	-	-	31,853,720
Shares issued to noncontrolling interests for management services	-	-	-	-	-	17,946	359,432	359,432
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	(359,041)	0	-	(359,041)	-	-	(359,042)
Balance at December 31, 2024	2,144,286	$42,507,129	45,000	$4,500	$42,511,629	18,928	$379,072	$42,890,701

Balance at January 1, 2025	2,144,286	$42,507,129	45,000	$4,500	$42,511,629	18,928	$379,072	$42,890,701
Class B shares issued upon entity formation	-	-	10,000	1,000	1,000	-	-	1,000
Share subscriptions settled - Net	597,634	11,953,053	-	-	11,953,053	-	-	11,953,053
Shares issued to noncontrolling interests for management services	-	-	-	-	-	36,856	747,611	747,611
Shares exchanged	4,127	82,540	-	-	82,540	(4,127)	(82,540)	-
Net income/(loss)	-	(747,101)	-	-	(747,101)	-	-	(747,101)
Balance at December 31, 2025	2,746,047	$53,795,620	55,000	$5,500	$53,801,120	51,657	$1,044,143	$54,845,263

F-70

MASTERWORKS VAULT 4, LLC

Consolidated Statement of Cash Flows

For the period from January 1, 2025 through December 31, 2025

	Series 326	Series 356	Series 361	Series 363	Series 366	Series 367
Cash Flows from Operating Activities:
Net income/(loss)	$10	(27,196)	(7,538)	(7,412)	(11,990)	(15,830)
Adjustments to reconcile net loss to net cash used in operating activities:
Share-based compensation - management services fees	-	27,206	7,548	7,422	12,000	15,840
Changes in operating assets and liabilities:
Other amounts due to affiliates	(194,820)	(2,500)	(21,640)	(31,700)	(595,280)	(10,000)
Net Cash Provided/(Used) in Operating Activities	(194,810)	(2,490)	(21,630)	(31,690)	(595,270)	(9,990)

Cash Flows from Investing Activities:
Purchase of artwork	-	-	-	-	-	-
Net Cash Provided/(Used) in Investing Activities	-	-	-	-	-	-

Cash Flows from Financing Activities:
Proceeds from issuance of Class B Shares	-	-	-	-	-	-
Net proceeds from unsettled subscriptions and investor subscription deposits	747,480	2,000	20,640	16,000	563,820	10,000
Proceeds from issuance of Class A ordinary shares	-	-	-	-	-	-
Proceeds from non-interest bearing advance from affiliate	860	-	-	-	1,000	-
Repayment of non-interest bearing advance from affiliate	(553,520)	-	-	-	(1,000)	-
Net Cash Provided/(Used) in Financing Activities	194,820	2,000	20,640	16,000	563,820	10,000

Net Change in Cash and Cash Equivalents	10	(490)	(990)	(15,690)	(31,450)	10
Cash and Cash Equivalents, beginning of period	120	610	6,110	15,810	33,570	110
Cash and Cash Equivalents, end of period	$130	120	5,120	120	2,120	120

Non cash investing and financing activities:
Issuance of Class A ordinary shares from subscriptions previously received	$747,480	2,500	21,640	31,700	595,280	10,000
Net payable to affiliate incurred for purchase of artwork	$(150,000)	-	-	-	(496,280)	-

The accompanying notes are an integral part of these consolidated financial statements.

F-71

MASTERWORKS VAULT 4, LLC

Consolidated Statement of Cash Flows

For the period from January 1, 2025 through December 31, 2025

	Series 368	Series 376	Series 380	Series 381	Series 383	Series 385
Cash Flows from Operating Activities:
Net income/(loss)	$(5,990)	(17,737)	(39,590)	(25,430)	(17,583)	(54,950)
Adjustments to reconcile net loss to net cash used in operating activities:
Share-based compensation - management services fees	6,000	17,747	39,600	25,440	17,593	54,960
Changes in operating assets and liabilities:
Other amounts due to affiliates	-	-	-	-	-	-
Net Cash Provided/(Used) in Operating Activities	10	10	10	10	10	10

Cash Flows from Investing Activities:
Purchase of artwork	-	-	-	-	-	-
Net Cash Provided/(Used) in Investing Activities	-	-	-	-	-	-

Cash Flows from Financing Activities:
Proceeds from issuance of Class B Shares	-	-	-	-	-	-
Net proceeds from unsettled subscriptions and investor subscription deposits	-	-	-	-	-	-
Proceeds from issuance of Class A ordinary shares	-	-	-	-	-	-
Proceeds from non-interest bearing advance from affiliate	-	-	-	-	-	-
Repayment of non-interest bearing advance from affiliate	-	-	-	-	-	-
Net Cash Provided/(Used) in Financing Activities	-	-	-	-	-	-

Net Change in Cash and Cash Equivalents	10	10	10	10	10	10
Cash and Cash Equivalents, beginning of period	110	120	120	120	120	120
Cash and Cash Equivalents, end of period	$120	130	130	130	130	130

Non cash investing and financing activities:
Issuance of Class A ordinary shares from subscriptions previously received	$-	-	-	-	-	-
Net payable to affiliate incurred for purchase of artwork	$-	-	-	-	-	-

The accompanying notes are an integral part of these consolidated financial statements.

F-72

MASTERWORKS VAULT 4, LLC

Consolidated Statement of Cash Flows

For the period from January 1, 2025 through December 31, 2025

	Series 387	Series 389	Series 391	Series 392	Series 393	Series 395
Cash Flows from Operating Activities:
Net income/(loss)	$(10,947)	(6,930)	(11,570)	(9,590)	(33,304)	(6,230)
Adjustments to reconcile net loss to net cash used in operating activities:
Share-based compensation - management services fees	10,957	6,940	11,580	9,600	33,314	6,240
Changes in operating assets and liabilities:
Other amounts due to affiliates	(44,300)	(61,000)	-	-	-	(61,000)
Net Cash Provided/(Used) in Operating Activities	(44,290)	(60,990)	10	10	10	(60,990)

Cash Flows from Investing Activities:
Purchase of artwork	-	-	-	-	-	-
Net Cash Provided/(Used) in Investing Activities	-	-	-	-	-	-

Cash Flows from Financing Activities:
Proceeds from issuance of Class B Shares	-	-	-	-	-	-
Net proceeds from unsettled subscriptions and investor subscription deposits	58,800	224,460	-	-	-	306,580
Proceeds from issuance of Class A ordinary shares	-	-	-	-	-	-
Proceeds from non-interest bearing advance from affiliate	-	-	-	-	-	-
Repayment of non-interest bearing advance from affiliate	(22,500)	(164,380)	-	-	-	(245,060)
Net Cash Provided/(Used) in Financing Activities	36,300	60,080	-	-	-	61,520

Net Change in Cash and Cash Equivalents	(7,990)	(910)	10	10	10	530
Cash and Cash Equivalents, beginning of period	8,110	1,030	110	110	120	110
Cash and Cash Equivalents, end of period	$120	120	120	120	130	640

Non cash investing and financing activities:
Issuance of Class A ordinary shares from subscriptions previously received	$66,800	225,380	-	-	-	306,060
Net payable to affiliate incurred for purchase of artwork	$-	-	-	-	-	-

The accompanying notes are an integral part of these consolidated financial statements.

F-73

MASTERWORKS VAULT 4, LLC

Consolidated Statement of Cash Flows

For the period from January 1, 2025 through December 31, 2025

	Series 403	Series 404	Series 405	Series 407	Series 412	Series 416
Cash Flows from Operating Activities:
Net income/(loss)	$(4,682)	(19,069)	(4,311)	(33,618)	(13,430)	(14,390)
Adjustments to reconcile net loss to net cash used in operating activities:
Share-based compensation - management services fees	4,692	19,079	4,321	33,628	13,440	14,400
Changes in operating assets and liabilities:
Other amounts due to affiliates	-	-	-	(312,980)	-	-
Net Cash Provided/(Used) in Operating Activities	10	10	10	(312,970)	10	10

Cash Flows from Investing Activities:
Purchase of artwork	-	-	-	-	-	-
Net Cash Provided/(Used) in Investing Activities	-	-	-	-	-	-

Cash Flows from Financing Activities:
Proceeds from issuance of Class B Shares	-	-	-	-	-	-
Net proceeds from unsettled subscriptions and investor subscription deposits	-	-	-	311,180	-	-
Proceeds from issuance of Class A ordinary shares	-	-	-	-	-	-
Proceeds from non-interest bearing advance from affiliate	-	-	-	5,000	-	-
Repayment of non-interest bearing advance from affiliate	-	-	-	(5,000)	-	-
Net Cash Provided/(Used) in Financing Activities	-	-	-	311,180	-	-

Net Change in Cash and Cash Equivalents	10	10	10	(1,790)	10	10
Cash and Cash Equivalents, beginning of period	120	110	120	1,910	110	110
Cash and Cash Equivalents, end of period	$130	120	130	120	120	120

Non cash investing and financing activities:
Issuance of Class A ordinary shares from subscriptions previously received	$-	-	-	312,980	-	-
Net payable to affiliate incurred for purchase of artwork	$-	-	-	(65,220)	-	-

The accompanying notes are an integral part of these consolidated financial statements.

F-74

MASTERWORKS VAULT 4, LLC

Consolidated Statement of Cash Flows

For the period from January 1, 2025 through December 31, 2025

	Series 418	Series 419	Series 422	Series 424	Series 425	Series 426
Cash Flows from Operating Activities:
Net income/(loss)	$(9,291)	(35,510)	(11,030)	(51,178)	(9,066)	(11,030)
Adjustments to reconcile net loss to net cash used in operating activities:
Share-based compensation - management services fees	9,301	35,520	11,040	51,188	9,076	11,040
Changes in operating assets and liabilities:
Other amounts due to affiliates	-	-	-	-	-	-
Net Cash Provided/(Used) in Operating Activities	10	10	10	10	10	10

Cash Flows from Investing Activities:
Purchase of artwork	-	-	-	-	-	-
Net Cash Provided/(Used) in Investing Activities	-	-	-	-	-	-

Cash Flows from Financing Activities:
Proceeds from issuance of Class B Shares	-	-	-	-	-	-
Net proceeds from unsettled subscriptions and investor subscription deposits	-	-	-	-	-	-
Proceeds from issuance of Class A ordinary shares	-	-	-	-	-	-
Proceeds from non-interest bearing advance from affiliate	-	-	-	-	-	-
Repayment of non-interest bearing advance from affiliate	-	-	-	-	-	-
Net Cash Provided/(Used) in Financing Activities	-	-	-	-	-	-

Net Change in Cash and Cash Equivalents	10	10	10	10	10	10
Cash and Cash Equivalents, beginning of period	110	110	110	110	110	110
Cash and Cash Equivalents, end of period	$120	120	120	120	120	120

Non cash investing and financing activities:
Issuance of Class A ordinary shares from subscriptions previously received	$-	-	-	-	-	-
Net payable to affiliate incurred for purchase of artwork	$-	-	-	-	-	-

The accompanying notes are an integral part of these consolidated financial statements.

F-75

MASTERWORKS VAULT 4, LLC

Consolidated Statement of Cash Flows

For the period from January 1, 2025 through December 31, 2025

	Series 427	Series 428	Series 433	Series 434	Series 435	Series 437
Cash Flows from Operating Activities:
Net income/(loss)	$(15,889)	(25,910)	(4,310)	(22,990)	(9,590)	(7,670)
Adjustments to reconcile net loss to net cash used in operating activities:
Share-based compensation - management services fees	15,899	25,920	4,320	23,000	9,600	7,680
Changes in operating assets and liabilities:
Other amounts due to affiliates	-	-	-	(181,524)	-	(6,100)
Net Cash Provided/(Used) in Operating Activities	10	10	10	(181,514)	10	(6,090)

Cash Flows from Investing Activities:
Purchase of artwork	-	-	-	-	-	-
Net Cash Provided/(Used) in Investing Activities	-	-	-	-	-	-

Cash Flows from Financing Activities:
Proceeds from issuance of Class B Shares	-	-	-	-	-	-
Net proceeds from unsettled subscriptions and investor subscription deposits	-	-	-	452,580	-	220
Proceeds from issuance of Class A ordinary shares	-	-	-	-	-	-
Proceeds from non-interest bearing advance from affiliate	-	-	-	-	-	-
Repayment of non-interest bearing advance from affiliate	-	-	-	(310,776)	-	-
Net Cash Provided/(Used) in Financing Activities	-	-	-	141,804	-	220

Net Change in Cash and Cash Equivalents	10	10	10	(39,710)	10	(5,870)
Cash and Cash Equivalents, beginning of period	110	110	110	39,830	110	5,990
Cash and Cash Equivalents, end of period	$120	120	120	120	120	120

Non cash investing and financing activities:
Issuance of Class A ordinary shares from subscriptions previously received	$-	-	-	492,300	-	6,100
Net payable to affiliate incurred for purchase of artwork	$-	-	-	-	-	-

The accompanying notes are an integral part of these consolidated financial statements.

F-76

MASTERWORKS VAULT 4, LLC

Consolidated Statement of Cash Flows

For the period from January 1, 2025 through December 31, 2025

	Series 440	Series 448	Series 450	Series 454	Series 455	Series 457
Cash Flows from Operating Activities:
Net income/(loss)	$(31,670)	(7,290)	(11,990)	(47,630)	(6,150)	(9,738)
Adjustments to reconcile net loss to net cash used in operating activities:
Share-based compensation - management services fees	31,680	7,300	12,000	47,640	6,160	9,748
Changes in operating assets and liabilities:
Other amounts due to affiliates	(20)	(62,940)	(12,520)	(19,401)	-	-
Net Cash Provided/(Used) in Operating Activities	(10)	(62,930)	(12,510)	(19,391)	10	10

Cash Flows from Investing Activities:
Purchase of artwork	-	-	-	(3,191,000)	(473,000)	(1,001,000)
Net Cash Provided/(Used) in Investing Activities	-	-	-	(3,191,000)	(473,000)	(1,001,000)

Cash Flows from Financing Activities:
Proceeds from issuance of Class B Shares	-	-	-	-	-	-
Net proceeds from unsettled subscriptions and investor subscription deposits	7,500	416,660	12,500	44,831	446,500	946,200
Proceeds from issuance of Class A ordinary shares	-	-	-	-	-	-
Proceeds from non-interest bearing advance from affiliate	-	-	-	100	320,081	-
Repayment of non-interest bearing advance from affiliate	(7,500)	(355,100)	-	(100)	(320,081)	-
Net Cash Provided/(Used) in Financing Activities	-	61,560	12,500	44,831	446,500	946,200

Net Change in Cash and Cash Equivalents	(10)	(1,370)	(10)	(3,165,560)	(26,490)	(54,790)
Cash and Cash Equivalents, beginning of period	130	1,490	130	3,166,643	26,600	56,900
Cash and Cash Equivalents, end of period	$120	120	120	1,083	110	2,110

Non cash investing and financing activities:
Issuance of Class A ordinary shares from subscriptions previously received	$7,520	418,040	12,520	3,191,000	473,000	1,001,000
Net payable to affiliate incurred for purchase of artwork	$-	-	-	-	-	-

The accompanying notes are an integral part of these consolidated financial statements.

F-77

MASTERWORKS VAULT 4, LLC

Consolidated Statement of Cash Flows

For the period from January 1, 2025 through December 31, 2025

	Series 458	Series 459	Series 460	Series 472	Series 473	Series 477
Cash Flows from Operating Activities:
Net income/(loss)	$(3,830)	(2,975)	(5,490)	(1,765)	(2,020)	(2,670)
Adjustments to reconcile net loss to net cash used in operating activities:
Share-based compensation - management services fees	3,840	2,985	5,500	1,765	2,020	2,680
Changes in operating assets and liabilities:
Other amounts due to affiliates	1,720	-	-	-	11,000	6,140
Net Cash Provided/(Used) in Operating Activities	1,730	10	10	-	11,000	6,150

Cash Flows from Investing Activities:
Purchase of artwork	(382,000)	(255,000)	(446,000)	(666,000)	(333,000)	(444,000)
Net Cash Provided/(Used) in Investing Activities	(382,000)	(255,000)	(446,000)	(666,000)	(333,000)	(444,000)

Cash Flows from Financing Activities:
Proceeds from issuance of Class B Shares	-	-	-	100	100	100
Net proceeds from unsettled subscriptions and investor subscription deposits	275,780	24,000	198,160	666,010	322,510	437,860
Proceeds from issuance of Class A ordinary shares	-	-	-	-	-	-
Proceeds from non-interest bearing advance from affiliate	-	-	-	8,340	109,600	229,480
Repayment of non-interest bearing advance from affiliate	-	-	-	(8,340)	(109,600)	(229,480)
Net Cash Provided/(Used) in Financing Activities	275,780	24,000	198,160	666,110	322,610	437,960

Net Change in Cash and Cash Equivalents	(104,490)	(230,990)	(247,830)	110	610	110
Cash and Cash Equivalents, beginning of period	102,040	231,100	248,440	-	-	-
Cash and Cash Equivalents, end of period	$(2,450)	110	610	110	610	110

Non cash investing and financing activities:
Issuance of Class A ordinary shares from subscriptions previously received	$380,280	255,000	446,000	666,000	322,000	437,860
Net payable to affiliate incurred for purchase of artwork	$-	-	-	-	-	-

The accompanying notes are an integral part of these consolidated financial statements.

F-78

MASTERWORKS VAULT 4, LLC

Consolidated Statement of Cash Flows

For the period from January 1, 2025 through December 31, 2025

	Series 480	Series 496	Series 500	Series 502	Series 503	Series 516
Cash Flows from Operating Activities:
Net income/(loss)	$10	(170)	10	(350)	(610)	-
Adjustments to reconcile net loss to net cash used in operating activities:
Share-based compensation - management services fees	-	180	-	360	620	-
Changes in operating assets and liabilities:
Other amounts due to affiliates	22,100	25,620	14,820	6,720	-	-
Net Cash Provided/(Used) in Operating Activities	22,110	25,630	14,830	6,730	10	-

Cash Flows from Investing Activities:
Purchase of artwork	(305,000)	(520,000)	(200,000)	(322,000)	(247,000)	-
Net Cash Provided/(Used) in Investing Activities	(305,000)	(520,000)	(200,000)	(322,000)	(247,000)	-

Cash Flows from Financing Activities:
Proceeds from issuance of Class B Shares	100	100	100	100	100	100
Net proceeds from unsettled subscriptions and investor subscription deposits	282,900	494,880	185,180	315,280	247,000	950,600
Proceeds from issuance of Class A ordinary shares	-	-	(500)	-	-	-
Proceeds from non-interest bearing advance from affiliate	-	257,291	2,180	5,000	3,000	-
Repayment of non-interest bearing advance from affiliate	-	(257,291)	(1,680)	(5,000)	(3,000)	-
Net Cash Provided/(Used) in Financing Activities	283,000	494,980	185,280	315,380	247,100	950,700

Net Change in Cash and Cash Equivalents	110	610	110	110	110	950,700
Cash and Cash Equivalents, beginning of period	-	-	-	-	-	-
Cash and Cash Equivalents, end of period	$110	610	110	110	110	950,700

Non cash investing and financing activities:
Issuance of Class A ordinary shares from subscriptions previously received	$282,900	494,380	185,180	315,280	247,000	-
Net payable to affiliate incurred for purchase of artwork	$-	-	-	-	-	-

The accompanying notes are an integral part of these consolidated financial statements.

F-79

MASTERWORKS VAULT 4, LLC

Consolidated Statement of Cash Flows

For the period from January 1, 2025 through December 31, 2025

	Series 517	Series General	Series Consolidated
Cash Flows from Operating Activities:
Net income/(loss)	$-	-	(747,101)
Adjustments to reconcile net loss to net cash used in operating activities:
Share-based compensation - management services fees	-	-	747,611
Changes in operating assets and liabilities:
Other amounts due to affiliates	-	(10,108)	(1,539,713)
Net Cash Provided/(Used) in Operating Activities	-	(10,108)	(1,539,203)

Cash Flows from Investing Activities:
Purchase of artwork	-	-	(8,785,000)
Net Cash Provided/(Used) in Investing Activities	-	-	(8,785,000)

Cash Flows from Financing Activities:
Proceeds from issuance of Class B Shares	100	-	1,000
Net proceeds from unsettled subscriptions and investor subscription deposits	-	-	8,988,111
Proceeds from issuance of Class A ordinary shares	-	-	(500)
Proceeds from non-interest bearing advance from affiliate	-	-	941,932
Repayment of non-interest bearing advance from affiliate	-	(102,869)	(2,702,277)
Net Cash Provided/(Used) in Financing Activities	100	(102,869)	7,228,266

Net Change in Cash and Cash Equivalents	100	(112,977)	(3,095,937)
Cash and Cash Equivalents, beginning of period	-	1,403	3,950,906
Cash and Cash Equivalents, end of period	$100	(111,574)	854,969

Non cash investing and financing activities:
Issuance of Class A ordinary shares from subscriptions previously received	$-	-	11,953,180
Net payable to affiliate incurred for purchase of artwork	$-	-	(711,500)

The accompanying notes are an integral part of these consolidated financial statements.

F-80

MASTERWORKS VAULT 4, LLC

Consolidated Statement of Cash Flows

For the period from January 1, 2024 through December 31, 2024

	Series 326	Series 356	Series 361	Series 363	Series 366	Series 367
Cash Flows from Operating Activities:
Net income/(loss)	$10	(4,950)	(230)	10	10	(3,550)
Adjustments to reconcile net loss to net cash used in operating activities:
Share-based compensation - administrative services fees	-	4,960	240	-	-	3,560
Changes in operating assets and liabilities:
Other amounts due to affiliates	-	-	-	-	-	-
Net Cash Provided/(Used) in Operating Activities	10	10	10	10	10	10

Cash Flows from Investing Activities:
Purchase of artwork	-	(1,773,500)	(478,360)	(460,300)	(385,720)	(1,047,000)
Net Cash Provided/(Used) in Investing Activities	-	(1,773,500)	(478,360)	(460,300)	(385,720)	(1,047,000)

Cash Flows from Financing Activities:
Proceeds from issuance of Class B Shares	-	100	100	100	100	100
Net proceeds from unsettled subscriptions and investor subscription deposits	-	500	6,000	15,700	33,460	-
Proceeds from issuance of Class A ordinary shares	613,220	1,773,500	478,360	460,300	385,720	1,047,000
Redemptions of Class A ordinary shares and Class B ordinary shares	-	-	-	-	-	-
Proceeds from non-interest bearing advance from affiliate	-	-	251,680	379,460	-	306,740
Repayment of non-interest bearing advance from affiliate	(617,920)	-	(251,680)	(379,460)	-	(306,740)
Net Cash Provided/(Used) in Financing Activities	(4,700)	1,774,100	484,460	476,100	419,280	1,047,100

Net Change in Cash and Cash Equivalents	(4,690)	610	6,110	15,810	33,570	110
Cash and Cash Equivalents, beginning of period	4,810	-	-	-	-	-
Cash and Cash Equivalents, end of period	$120	610	6,110	15,810	33,570	110

Non cash investing and financing activities:
Issuance of Class A ordinary shares from subscriptions previously received	$4,700
Net payable to affiliate incurred for purchase of artwork	$150,000	-	-	-	496,280	-

The accompanying notes are an integral part of these consolidated financial statements.

F-81

MASTERWORKS VAULT 4, LLC

Consolidated Statement of Cash Flows

For the period from January 1, 2024 through December 31, 2024

	Series 368		Series 376	Series 380	Series 381	Series 383	Series 385
Cash Flows from Operating Activities:
Net income/(loss)		$(1,790)	(16,790)	(31,930)	(24,950)	(16,120)	(54,230)
Adjustments to reconcile net loss to net cash used in operating activities:
Share-based compensation - administrative services fees		1,800	16,800	31,940	24,960	16,130	54,240
Changes in operating assets and liabilities:
Other amounts due to affiliates		-	-	-	-	-	-
Net Cash Provided/(Used) in Operating Activities		10	10	10	10	10	10

Cash Flows from Investing Activities:
Purchase of artwork		(403,000)	-	(494,000)	-	-	-
Net Cash Provided/(Used) in Investing Activities		(403,000)	-	(494,000)	-	-	-

Cash Flows from Financing Activities:
Proceeds from issuance of Class B Shares		100	-	-	-	-	-
Net proceeds from unsettled subscriptions and investor subscription deposits		-	-	-	-	-	-
Proceeds from issuance of Class A ordinary shares		403,000		796,400
Redemptions of Class A ordinary shares and Class B ordinary shares		-	-	-	-	-	-
Proceeds from non-interest bearing advance from affiliate		-	-	400	-	-	-
Repayment of non-interest bearing advance from affiliate		-	-	(304,300)	-	-	-
Net Cash Provided/(Used) in Financing Activities		403,100	-	492,500	-	-	-

Net Change in Cash and Cash Equivalents		110	10	(1,490)	10	10	10
Cash and Cash Equivalents, beginning of period		-	110	1,610	110	110	110
Cash and Cash Equivalents, end of period		$110	120	120	120	120	120

Non cash investing and financing activities:
Issuance of Class A ordinary shares from subscriptions previously received	$			1,500
Net payable to affiliate incurred for purchase of artwork		$-	-	-	-	-	-

The accompanying notes are an integral part of these consolidated financial statements.

F-82

MASTERWORKS VAULT 4, LLC

Consolidated Statement of Cash Flows

For the period from January 1, 2024 through December 31, 2024

	Series 387		Series 389	Series 391	Series 392	Series 393	Series 395
Cash Flows from Operating Activities:
Net income/(loss)		$10	10	(4,890)	(8,910)	(23,890)	10
Adjustments to reconcile net loss to net cash used in operating activities:
Share-based compensation - administrative services fees		-	-	4,900	8,920	23,900	-
Changes in operating assets and liabilities:
Other amounts due to affiliates		-	-	-	-	-	-
Net Cash Provided/(Used) in Operating Activities		10	10	10	10	10	10

Cash Flows from Investing Activities:
Purchase of artwork		(732,700)	(550,000)	(722,000)	(627,000)	(389,000)	(550,000)
Net Cash Provided/(Used) in Investing Activities		(732,700)	(550,000)	(722,000)	(627,000)	(389,000)	(550,000)

Cash Flows from Financing Activities:
Proceeds from issuance of Class B Shares		-	-	-	-	-	-
Net proceeds from unsettled subscriptions and investor subscription deposits		8,000	920	-	-	-	-
Proceeds from issuance of Class A ordinary shares		710,200	385,620	698,000	523,840	997,020	304,940
Redemptions of Class A ordinary shares and Class B ordinary shares		-	-	-	-	-	-
Proceeds from non-interest bearing advance from affiliate		685,560	371,840	-	-	1,000	374,840
Repayment of non-interest bearing advance from affiliate		(663,060)	(207,460)	-	-	(612,520)	(129,780)
Net Cash Provided/(Used) in Financing Activities		740,700	550,920	698,000	523,840	385,500	550,000

Net Change in Cash and Cash Equivalents		8,010	930	(23,990)	(103,150)	(3,490)	10
Cash and Cash Equivalents, beginning of period		100	100	24,100	103,260	3,610	100
Cash and Cash Equivalents, end of period		$8,110	1,030	110	110	120	110

Non cash investing and financing activities:
Issuance of Class A ordinary shares from subscriptions previously received	$			24,000	103,160	3,500
Net payable to affiliate incurred for purchase of artwork		$-	-	-	-	-	-

The accompanying notes are an integral part of these consolidated financial statements.

F-83

MASTERWORKS VAULT 4, LLC

Consolidated Statement of Cash Flows

For the period from January 1, 2024 through December 31, 2024

	Series 403		Series 404	Series 405	Series 407	Series 412	Series 416
Cash Flows from Operating Activities:
Net income/(loss)		$(4,412)	(14,990)	(3,959)	10	(12,790)	(11,550)
Adjustments to reconcile net loss to net cash used in operating activities:
Share-based compensation - administrative services fees		4,422	15,000	3,969	-	12,800	11,560
Changes in operating assets and liabilities:
Other amounts due to affiliates		-	-	-	-	-	-
Net Cash Provided/(Used) in Operating Activities		10	10	10	10	10	10

Cash Flows from Investing Activities:
Purchase of artwork		-	(1,203,000)	-	(2,234,780)	(888,000)	(944,000)
Net Cash Provided/(Used) in Investing Activities		-	(1,203,000)	-	(2,234,780)	(888,000)	(944,000)

Cash Flows from Financing Activities:
Proceeds from issuance of Class B Shares		-	-	-	-	-	-
Net proceeds from unsettled subscriptions and investor subscription deposits		-	-	-	1,800	-	-
Proceeds from issuance of Class A ordinary shares			603,440		1,799,280	34,380	944,000
Redemptions of Class A ordinary shares and Class B ordinary shares		-	-	-	-	-	-
Proceeds from non-interest bearing advance from affiliate		-	174,000	-	755,100	-	-
Repayment of non-interest bearing advance from affiliate		-	(174,000)	-	(755,100)	-	-
Net Cash Provided/(Used) in Financing Activities		-	603,440	-	1,801,080	34,380	944,000

Net Change in Cash and Cash Equivalents		10	(599,550)	10	(433,690)	(853,610)	10
Cash and Cash Equivalents, beginning of period		110	599,660	110	435,600	853,720	100
Cash and Cash Equivalents, end of period		$120	110	120	1,910	110	110

Non cash investing and financing activities:
Issuance of Class A ordinary shares from subscriptions previously received	$		599,560		435,500	853,620
Net payable to affiliate incurred for purchase of artwork		$-	-	-	65,220	-	-

The accompanying notes are an integral part of these consolidated financial statements.

F-84

MASTERWORKS VAULT 4, LLC

Consolidated Statement of Cash Flows

For the period from January 1, 2024 through December 31, 2024

	Series 418	Series 419	Series 422	Series 424	Series 425	Series 426
Cash Flows from Operating Activities:
Net income/(loss)	$(2,550)	(23,250)	(6,750)	(31,050)	(7,701)	(6,330)
Adjustments to reconcile net loss to net cash used in operating activities:
Share-based compensation - administrative services fees	2,560	23,260	6,760	31,060	7,711	6,340
Changes in operating assets and liabilities:
Other amounts due to affiliates	-	-	-	-	-	-
Net Cash Provided/(Used) in Operating Activities	10	10	10	10	10	10

Cash Flows from Investing Activities:
Purchase of artwork	(611,000)	(2,341,000)	(722,000)	(3,316,000)	(555,000)	(722,000)
Net Cash Provided/(Used) in Investing Activities	(611,000)	(2,341,000)	(722,000)	(3,316,000)	(555,000)	(722,000)

Cash Flows from Financing Activities:
Proceeds from issuance of Class B Shares	100	-	100	-	100	100
Net proceeds from unsettled subscriptions and investor subscription deposits	-	-	-	-	-	-
Proceeds from issuance of Class A ordinary shares	611,000	1,770,840	722,000	671,600	555,000	722,000
Redemptions of Class A ordinary shares and Class B ordinary shares	-	-	-	-	-	-
Proceeds from non-interest bearing advance from affiliate	281,280	-	-	-	-	-
Repayment of non-interest bearing advance from affiliate	(281,280)	-	-	-	-	-
Net Cash Provided/(Used) in Financing Activities	611,100	1,770,840	722,100	671,600	555,100	722,100

Net Change in Cash and Cash Equivalents	110	(570,150)	110	(2,644,390)	110	110
Cash and Cash Equivalents, beginning of period	-	570,260	-	2,644,500	-	-
Cash and Cash Equivalents, end of period	$110	110	110	110	110	110

Non cash investing and financing activities:
Issuance of Class A ordinary shares from subscriptions previously received		$570,160		2,644,400
Net payable to affiliate incurred for purchase of artwork	$-	-	-	-	-	-

The accompanying notes are an integral part of these consolidated financial statements.

F-85

MASTERWORKS VAULT 4, LLC

Consolidated Statement of Cash Flows

For the period from January 1, 2024 through December 31, 2024

	Series 427		Series 428	Series 433	Series 434	Series 435	Series 437
Cash Flows from Operating Activities:
Net income/(loss)		$(8,970)	(14,170)	(2,130)	10	(4,150)	(1,410)
Adjustments to reconcile net loss to net cash used in operating activities:
Share-based compensation - administrative services fees		8,980	14,180	2,140	-	4,160	1,420
Changes in operating assets and liabilities:
Other amounts due to affiliates		-	-	-	-	-	-
Net Cash Provided/(Used) in Operating Activities		10	10	10	10	10	10

Cash Flows from Investing Activities:
Purchase of artwork		(1,055,000)	(1,721,000)	(283,000)	(1,603,476)	(632,500)	(504,900)
Net Cash Provided/(Used) in Investing Activities		(1,055,000)	(1,721,000)	(283,000)	(1,603,476)	(632,500)	(504,900)

Cash Flows from Financing Activities:
Proceeds from issuance of Class B Shares		100	100	100	100	100	100
Net proceeds from unsettled subscriptions and investor subscription deposits		-	-	-	39,720	-	5,880
Proceeds from issuance of Class A ordinary shares		1,055,000	1,721,000	283,000	1,292,700	632,500	504,900
Redemptions of Class A ordinary shares and Class B ordinary shares		-	-	-	-	-	-
Proceeds from non-interest bearing advance from affiliate		-	-	-	891,656	500	342,680
Repayment of non-interest bearing advance from affiliate		-	-	-	(580,880)	(500)	(342,680)
Net Cash Provided/(Used) in Financing Activities		1,055,100	1,721,100	283,100	1,643,296	632,600	510,880

Net Change in Cash and Cash Equivalents		110	110	110	39,830	110	5,990
Cash and Cash Equivalents, beginning of period		-	-	-	-	-	-
Cash and Cash Equivalents, end of period		$110	110	110	39,830	110	5,990

Non cash investing and financing activities:
Issuance of Class A ordinary shares from subscriptions previously received	$
Net payable to affiliate incurred for purchase of artwork		$-	-	-	-	-	-

The accompanying notes are an integral part of these consolidated financial statements.

F-86

MASTERWORKS VAULT 4, LLC

Consolidated Statement of Cash Flows

For the period from January 1, 2024 through December 31, 2024

	Series 440		Series 448	Series 450	Series 454	Series 455	Series 457
Cash Flows from Operating Activities:
Net income/(loss)		$(10,110)	10	(630)	-	-	-
Adjustments to reconcile net loss to net cash used in operating activities:
Share-based compensation - administrative services fees		10,120	-	640	-	-	-
Changes in operating assets and liabilities:
Other amounts due to affiliates		-	-	-	19,774	-	-
Net Cash Provided/(Used) in Operating Activities		10	10	10	19,774	-	-

Cash Flows from Investing Activities:
Purchase of artwork		(2,108,980)	(575,000)	(792,480)	-	-	-
Net Cash Provided/(Used) in Investing Activities		(2,108,980)	(575,000)	(792,480)	-	-	-

Cash Flows from Financing Activities:
Proceeds from issuance of Class B Shares		100	100	100	100	100	100
Net proceeds from unsettled subscriptions and investor subscription deposits		20	1,380	20	3,146,769	26,500	56,800
Proceeds from issuance of Class A ordinary shares		2,101,480	219,900	792,480
Redemptions of Class A ordinary shares and Class B ordinary shares		-	-	-	-	-	-
Proceeds from non-interest bearing advance from affiliate		87,700	379,660	-	-	-	-
Repayment of non-interest bearing advance from affiliate		(80,200)	(24,560)	-	-	-	-
Net Cash Provided/(Used) in Financing Activities		2,109,100	576,480	792,600	3,146,869	26,600	56,900

Net Change in Cash and Cash Equivalents		130	1,490	130	3,166,643	26,600	56,900
Cash and Cash Equivalents, beginning of period		-	-	-	-	-	-
Cash and Cash Equivalents, end of period		$130	1,490	130	3,166,643	26,600	56,900

Non cash investing and financing activities:
Issuance of Class A ordinary shares from subscriptions previously received	$
Net payable to affiliate incurred for purchase of artwork		$-	-	-	-	-	-

The accompanying notes are an integral part of these consolidated financial statements.

F-87

MASTERWORKS VAULT 4, LLC

Consolidated Statement of Cash Flows

For the period from January 1, 2024 through December 31, 2024

	Series 458		Series 459	Series 460	Series 472	Series 473	Series 477
Cash Flows from Operating Activities:
Net income/(loss)		$-	-	-	-	-	-
Adjustments to reconcile net loss to net cash used in operating activities:
Share-based compensation - administrative services fees		-	-	-	-	-	-
Changes in operating assets and liabilities:
Other amounts due to affiliates		-	-	-	-	-	-
Net Cash Provided/(Used) in Operating Activities		-	-	-	-	-	-

Cash Flows from Investing Activities:
Purchase of artwork		-	-	-	-	-	-
Net Cash Provided/(Used) in Investing Activities		-	-	-	-	-	-

Cash Flows from Financing Activities:
Proceeds from issuance of Class B Shares		100	100	100	-	-	-
Net proceeds from unsettled subscriptions and investor subscription deposits		101,940	231,000	248,340	-	-	-
Proceeds from issuance of Class A ordinary shares					-	-	-
Redemptions of Class A ordinary shares and Class B ordinary shares		-	-	-	-	-	-
Proceeds from non-interest bearing advance from affiliate		-	-	-	-	-	-
Repayment of non-interest bearing advance from affiliate		-	-	-	-	-	-
Net Cash Provided/(Used) in Financing Activities		102,040	231,100	248,440	-	-	-

Net Change in Cash and Cash Equivalents		102,040	231,100	248,440	-	-	-
Cash and Cash Equivalents, beginning of period		-	-	-	-	-	-
Cash and Cash Equivalents, end of period		$102,040	231,100	248,440	-	-	-

Non cash investing and financing activities:
Issuance of Class A ordinary shares from subscriptions previously received	$				-	-	-
Net payable to affiliate incurred for purchase of artwork		$-	-	-	-	-	-

The accompanying notes are an integral part of these consolidated financial statements.

F-88

MASTERWORKS VAULT 4, LLC

Consolidated Statement of Cash Flows

For the period from January 1, 2024 through December 31, 2024

	Series 480	Series 496	Series 500	Series 502	Series 503	Series 516
Cash Flows from Operating Activities:
Net income/(loss)	$-	-	-	-	-	-
Adjustments to reconcile net loss to net cash used in operating activities:
Share-based compensation - administrative services fees	-	-	-	-	-	-
Changes in operating assets and liabilities:
Other amounts due to affiliates	-	-	-	-	-	-
Net Cash Provided/(Used) in Operating Activities	-	-	-	-	-	-

Cash Flows from Investing Activities:
Purchase of artwork	-	-	-	-	-	-
Net Cash Provided/(Used) in Investing Activities	-	-	-	-	-	-

Cash Flows from Financing Activities:
Proceeds from issuance of Class B Shares	-	-	-	-	-	-
Net proceeds from unsettled subscriptions and investor subscription deposits	-	-	-	-	-	-
Proceeds from issuance of Class A ordinary shares	-	-	-	-	-	-
Redemptions of Class A ordinary shares and Class B ordinary shares	-	-	-	-	-	-
Proceeds from non-interest bearing advance from affiliate	-	-	-	-	-	-
Repayment of non-interest bearing advance from affiliate	-	-	-	-	-	-
Net Cash Provided/(Used) in Financing Activities	-	-	-	-	-	-

Net Change in Cash and Cash Equivalents	-	-	-	-	-	-
Cash and Cash Equivalents, beginning of period	-	-	-	-	-	-
Cash and Cash Equivalents, end of period	$-	-	-	-	-	-

Non cash investing and financing activities:
Issuance of Class A ordinary shares from subscriptions previously received	$-	-	-	-	-	-
Net payable to affiliate incurred for purchase of artwork	$-	-	-	-	-	-

The accompanying notes are an integral part of these consolidated financial statements.

F-89

MASTERWORKS VAULT 4, LLC

Consolidated Statement of Cash Flows

For the period from January 1, 2024 through December 31, 2024

	Series 517	Series General	Series Consolidated
Cash Flows from Operating Activities:
Net income/(loss)	$-	-	(359,042)
Adjustments to reconcile net loss to net cash used in operating activities:
Share-based compensation - administrative services fees	-	-	359,432
Changes in operating assets and liabilities:		-	-
Other amounts due to affiliates	-	1,403	21,177
Net Cash Provided/(Used) in Operating Activities	-	1,403	21,567
			-
Cash Flows from Investing Activities:			-
Purchase of artwork	-	-	(31,425,696)
Net Cash Provided/(Used) in Investing Activities	-	-	(31,425,696)
			-
Cash Flows from Financing Activities:			-
Proceeds from issuance of Class B Shares	-	-	2,500
Net proceeds from unsettled subscriptions and investor subscription deposits	-	-	3,924,750
Proceeds from issuance of Class A ordinary shares	-	-	26,613,620
Redemptions of Class A ordinary shares and Class B ordinary shares	-	-	-
Proceeds from non-interest bearing advance from affiliate	-	-	5,284,096
Repayment of non-interest bearing advance from affiliate	-	-	(5,712,120)
Net Cash Provided/(Used) in Financing Activities	-	-	30,112,846
			-
Net Change in Cash and Cash Equivalents	-	1,403	(1,291,283)
Cash and Cash Equivalents, beginning of period	-	-	5,242,190
Cash and Cash Equivalents, end of period	$-	1,403	3,950,907

Non cash investing and financing activities:
Issuance of Class A ordinary shares from subscriptions previously received	$-	-	5,240,100
Net payable to affiliate incurred for purchase of artwork	$-	-	711,500

The accompanying notes are an integral part of these consolidated financial statements.

F-90

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2025 and 2024

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Organization – Masterworks Vault 4, LLC (the “Company”) was formed on August 4, 2023 as a Delaware series limited liability company to facilitate investment in individual works of art (each, an “Artwork”) that will be owned by individual series of the Company. We are managed by our affiliate, Masterworks Administrative Services, LLC (the “Administrator”).

Each Artwork is owned by a separate series of the Company. Each series raises investment capital by offering Class A shares pursuant to Regulation A of the Securities Act of 1933, as amended. Each series issues Class A ordinary shares (“Class A shares”) representing ordinary membership interests in such series upon each closing of the series offering. Immediately following the consummation of the series offering, investors participating in such series offering will own 100% of the outstanding Class A shares issued by such series. As a Delaware series limited liability company, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular series of the Company are segregated and enforceable only against the assets of such series under Delaware law.

All the proceeds from a series offering will be used to pay, directly or indirectly, for the acquisition of a single Artwork, and to pay an expense allocation to Masterworks Gallery, LLC (“Gallery”), a subsidiary of Masterworks, LLC (“Masterworks”), equal to 11% of the purchase price of the Artwork (or approximately 10% of the size of the series offering). The Company is managed by a Board of Managers comprised of three individuals and is administered by Masterworks Administrative Services, LLC (the “Administrator”).

Principles of Consolidation – The consolidated financial statements of each individual series include the accounts of the individual series and a segregated portfolio of Masterworks Cayman, SPC, a Cayman Islands segregated portfolio company (a “SPC”). Each individual series holds title to the specific Artwork that it acquires in a SPC. When a SPC acquires title to an Artwork, the segregated portfolio will issue the applicable series the same number of SPC ordinary shares (“SPC Ordinary shares”) in the segregated portfolio as the number of Class A shares offered to investors in the series offering, and such SPC Ordinary shares shall initially represent 100% of the outstanding equity interests in such segregated portfolio. In the event any additional Class A shares are issued following the closing of a series offering, upon a conversion of Class B ordinary shares or exchange of SPC Preferred shares (as defined in this Note), additional SPC Ordinary shares will be issued to the applicable series, such that at all relevant times the number of outstanding SPC Ordinary shares held by a series shall equal the number of outstanding Class A shares for such series. The accounts of any such series and its corresponding segregated portfolio of the SPC represent the consolidated financial statements of such series, due to the fact that any such series treats the corresponding segregated portfolio as a consolidated subsidiary in these financial statements in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification Subtopic 810-10 Consolidation: Overall (“ASC 810”) . All significant intercompany transactions and balances have been eliminated in consolidation.

The Company reports consolidated financial statements of all its series given that they are under common control. In accordance with ASC 810, reporting entities eliminate intercompany transactions in consolidated financial statements and noncontrolling interest is presented in the consolidated financial statements when a subsidiary of any of the consolidated entities has a noncontrolling interest.

Members’ Liability – The Company is organized as a Delaware series limited liability company, and the debts, liabilities, obligations, and expenses incurred, contracted for or otherwise existing with respect to a particular series of the Company are segregated and enforceable only against the assets of such series under Delaware law. Similarly, as a Cayman Islands segregated portfolio company, the debts, liabilities, obligations, and expenses incurred, contracted for or otherwise existing of a particular segregated portfolio of SPC are segregated and enforceable only against the assets of such segregated portfolio under Cayman Islands law. This means that a creditor of the Company would only be entitled to recover against assets attributed and credited to the specific series of the Company that has a direct financial obligation to such creditor. As such, the liability of a member of a series of the Company for the financial obligations of the series of the Company is limited to the member’s contribution of capital to such series.

Basis of Accounting and Use of Estimates – The Company prepares its financial statements on the accrual basis of accounting in conformity with accounting principles generally accepted in the United States of America, which requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the balance sheets and the reported amounts of revenues and expenses in the statements of operations during the applicable period. Actual results could materially differ from those estimates.

Cash – The Company’s cash consists of cash held in a Federal Deposit Insurance Corporation (“FDIC”) insured bank account.

Cash Equivalents – The Company considers all highly liquid investments with original maturities of three months or less at the time of purchase, including investments in money market funds, to be cash equivalents. These investments are readily convertible to known amounts of cash and are subject to an insignificant risk of changes in value.

F-91

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Artwork – The Artwork of each series is recorded at cost, which is the purchase price paid for the Artwork plus the Expense Allocation (as defined below), and any other expenditure deemed necessary to bring the Artwork to the intended use (e.g. shipping costs and import taxes). Artwork is determined to have an indefinite life. The Company will review the Artwork for impairment in accordance with the requirements of FASB ASC Subtopic 360-10, Property, Plant, and Equipment: Impairment and Disposal of Long-Lived Assets (“ASC-360”). Those requirements require the Company to perform an impairment analysis whenever events or changes in circumstances indicate that the carrying amount of the Artwork might not be recoverable, i.e., information indicates that an impairment might exist. In accordance with ASC 360, the Company:

●	Considers whether indicators of impairment are present. Indicators or triggers of impairment management considers are: deteriorating physical condition of the Artwork, trends in the art market, reputation of the artist, recent sales of other artworks by the artist, and other events, circumstances, or conditions that indicate impairment might exist;

●	If indicators are present, perform a recoverability test by comparing the estimated amount realizable upon sale of the Artwork, to its carrying value; and

●	If the amount realizable upon sale of the Artwork is deemed to be less than its carrying value, the Company would measure an impairment charge.

If it is determined that measurement of an impairment loss is necessary, the impairment loss would be calculated based on the difference between the carrying amount of the Artwork and its estimated fair value. An impairment loss would be reported as a component of income from continuing operations before income taxes in the Company’s consolidated financial statements. There were no events or circumstances indicating impairment of the Artwork for the period presented.

Expense Allocation – Each series of the Company agreed to pay Gallery an expense allocation payment equal to 11% of the purchase price of the Artwork, which is intended to be a fixed non-recurring expense allocation for (i) financing commitments, (ii) Masterworks’ sourcing the Artwork of such series, (iii) all research, data analysis, condition reports, appraisal, due diligence, travel, currency conversion and legal services to acquire the Artwork of such series and (iv) the use of the Masterworks Platform and Masterworks intellectual property. No other expenses associated with the organization of the Company, any series offering, or the purchase and securitization of the Artwork will be paid, directly or indirectly, by the Company, any series or investors in any series offering.

Concentration of Credit Risk – Financial instruments that potentially subject each series of the Company to a concentration of credit risk consist of cash and cash equivalents. Substantially all the cash of each series of the Company is held by two financial institutions that management believes are of high credit quality in amounts that may exceed federally insured limits at times. The Company has not experienced any losses in these accounts in the past, and management believes the Company is not exposed to significant credit risks as they periodically evaluate the strength of the financial institution in which it deposits funds and cash is only held for a short duration pending closing or a distribution to members.

F-92

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Earnings (loss) per Class A ordinary Share – Basic earnings (loss) per share is calculated by dividing net income (loss) attributable to Class A ordinary shareholders by the weighted-average number of Class A ordinary shares outstanding during the period.

For diluted earnings per share, the weighted-average share count also includes additional Class A shares that could be issued from:

1.	The exchange of SPC Preferred shares (as defined later in this Note).
2.	The conversion of Class B shares, if any, based on the estimated fair value of the related artwork.

If a Series reports a net loss for the period, diluted earnings per share equals basic earnings per share because the inclusion of potentially dilutive securities would be anti-dilutive.

Income Taxes – The Company is a Delaware series limited liability company, and the Company is treated as a partnership for U.S. tax purposes. Each series is disregarded for income tax purposes. As such, the Company and each of its series are pass-throughs for income tax purposes and generally not subject to federal or state income taxes. Instead, each series’ taxable income or loss, which may differ significantly from the income or loss reported in the financial statements, is allocated to its members and each member is responsible for reporting their share of the series’ taxable income or loss on their federal and state tax returns. Accordingly, no provision for income taxes is reflected in the accompanying financial statements.

For the current tax year and all major taxing jurisdictions, the Administrator has determined that the Company and each series qualify as pass-through entities with no uncertain tax positions requiring recognition in the financial statements. If any series incurs an income tax liability in the future, Interest on the liability will be recorded as interest expense and penalties will be recorded as income tax expense for that series. The Administrator does not anticipate material changes to its assessment of uncertain tax positions in the next twelve months. However, this conclusion may be subject to review and adjustment based on changes in tax laws, regulations, interpretations, or other factors, including the timing of deductions, income allocation across jurisdictions, and compliance with U.S., state, and foreign tax laws.

Unsettled Subscriptions and Investor Subscription Deposits – The unsettled subscriptions and investor subscription deposits consist of amounts received from potential investors that are expected to be settled in Class A shares of a series at an undetermined future date upon closing of the relevant offering.

Organizational and Offering Costs – The Administrator will pay all of the Company’s ordinary ongoing operating costs and expenses and manage all management services relating to the Company’s business, each series and the Artwork of each series in exchange for SPC Preferred shares as later defined in this Note.

Organizational and offering costs include all expenses relating to the formation of the Company and its series, the qualification of the series’ offerings, and the marketing and distribution of each series’ Class A shares, including, without limitation, expenses for printing and amending offering statements or supplementing offering circulars; mailing and distribution costs; telephones, internet, and other telecommunications costs; all advertising and marketing expenses; charges of experts and fees; expenses and taxes related to the series’ offerings; and qualification of the sale of Class A shares of a series under federal and state laws, including taxes and fees and accountants’ and attorneys’ fees. The Company did not pay any of these costs and is not required to reimburse the Administrator for any of these costs. Accordingly, these costs are not included in the Company’s consolidated financial statements.

F-93

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Members’ Equity – Members’ equity for each series is comprised of different types of membership interests: Class A shares, Class B ordinary shares (“Class B shares”), a Class C ordinary share (“Class C share”), as well as SPC preferred shares (“SPC Preferred Shares”) and SPC ordinary shares (“SPC Ordinary shares”) of SPC:

Class A shares - The Class A shares of each series represent in the aggregate 100% of the members’ capital accounts of each such series and an 80% interest in the profits recognized upon any sale of the Artwork of such series, after deduction of all management fees and other expenses.

The authorized number of Class A shares for each series is limited to the primary offering number of shares plus: (i) the number of Class A shares which may be issued upon exchange of the SPC Preferred shares, plus (ii) shares which may be issued upon conversion of Class B shares. All Class A shares have certain limited voting and approval rights, including for the issuance of additional shares and removing members of the Board of Managers or the Administrator. The Board of Managers controls all other actions as stated in the Company’s amended and restated operating agreement.

Class B shares - The Class B shares of each series initially held by Masterworks Foundry, LLC (“Foundry”) are profit interests that represent a 20% interest in the profits recognized upon any sale of the Artwork of such series, after deduction of all management fees and other expenses. In addition, prior to a sale of the Artwork, Class B shares of series may be converted into Class A shares of such series with a value at the time of conversion equal to 20% of the increase in value of the Company’s issued and outstanding Class A and B shares. The authorized number of Class B shares is limited to the number of Class B shares set forth on the Consolidated Statement of Members’ Equity. The convertible Class B shares have no specified exercise date, exercise price, or expiration. Class B shares for any series have 100% of the voting rights prior to the issuance of Class A shares of such series and no voting rights after the issuance of Class A shares of such series.

Class C share - The Class C share of each series represents a special class of membership interests, which has no economic rights or obligations, other than so-called “kick-out” rights, meaning the holder has the right to remove, replace or reconstitute the Company’s Board of Managers. The Class C shares can only be issued to, transferred to, or held by, a Masterworks affiliate and there can only be one holder of Class C shares of all series of the Company at any point in time.

SPC Preferred shares - The SPC Preferred shares have a $20 per share liquidation preference over SPC Ordinary shares and are “non-participating”, meaning they do not entitle the holder to receive more than $20 per SPC Preferred share. The SPC Preferred shares entitle the holder to receive cash upon any sale of the Artwork held by the issuing segregated portfolio in an amount up to $20 per share before any payment is made in respect of the Class A shares. The SPC Preferred shares are exchangeable into Class A shares of the series of which the segregated portfolio holds the Artwork at an exchange rate of 1 for 1. If there is a sale of Artwork resulting in a net loss (i.e. holders of Class A shares in a series on a fully-diluted basis would receive a liquidating distribution of less than $20 per Class A share), the Administrator, as the holder of the SPC Preferred shares, would effectively receive up to $20 per SPC Preferred share in preference to any distribution made to Class A shareholders. If the Artwork sale results in a net profit (i.e. holders of Class A shares in a series on a fully-diluted basis would receive a liquidating distribution of more than $20 per Class A share), the Administrator would exchange its SPC Preferred shares into Class A shares prior to the liquidating distribution and would receive the same economics per Class A share as other Class A shareholders. The number of SPC Preferred shares shall be limited to the number of SPC Preferred shares which may be issued pursuant to a management service agreement signed with the Administrator (Note 2).

SPC Ordinary shares - The SPC Ordinary shares represent a 100% residual economic ownership interest in the Segregated Portfolio that owns the Artwork, after deduction of amounts payable in respect of the SPC Preferred shares (as defined below), if any. Each Series’ membership interest represented by SPC Ordinary shares is eliminated upon consolidation between each Series and its corresponding SPC.

Revenue Recognition – The Company does not plan to generate a material amount of revenue until the Artwork of any series is sold at some undetermined future date. At the time of sale, revenue will be recognized upon the transfer of the Artwork title to the buyer.

F-94

2. RELATED PARTY TRANSACTIONS

Management services are provided pursuant to a management services agreement among the Company, on behalf of each applicable series, Masterworks Cayman, SPC, on behalf of each applicable segregated portfolio, and the Administrator, which was entered into prior to the initial closing of the initial series offerings, and incorporates a “unitary” fee structure (the “Management Services Agreement”). This means the Administrator will pay all of the ordinary ongoing operating costs and expenses and manage all management services relating to the business, each series and the Artwork of each series in exchange for preferred equity interests in Masterworks Cayman, SPC (the “SPC Preferred shares”) issued at a rate of 1.5% of the total equity interests of each segregated portfolio of Masterworks Cayman, SPC outstanding, per annum, commencing on the earliest closing date on which the applicable series offering is fully subscribed and at least 95% of the subscription proceeds for such offering have been received by the Company and continuing until the sale of the Artwork of a series. The Company recognizes the management services fees expense at the time of issuance of the related SPC Preferred shares as the requisite service period is considered completed. Once earned, the SPC Preferred shares will be exchangeable for Class A shares of the series of which the segregated portfolio holds the Artwork at an exchange rate of 1 for 1. The SPC Preferred shares are recorded using the net asset value effective as of the applicable quarter-end in which the management services fee is due and payable. No management services fees are payable for the period prior to the closing of 95% of the applicable series offering.

The management services fee covers all ordinary operating costs of the Company and each series; however, the Administrator will charge the Company for any extraordinary costs and payments, including costs and payments associated with litigation, arbitration, or judicial proceedings; material or extraordinary transactions related to a merger, third-party tender offer, or other similar transaction and for selling the Artwork of each series. For any extraordinary costs incurred or payments made on behalf of the Company, the Company will show the expense on its statement of operations in the year of occurrence for the applicable series, as well as carry forward a due to related party liability on its balance sheet in perpetuity, until the Artwork is sold, and the resulting proceeds can be used to settle the liability to the Administrator. The Administrator may be removed from its role as Administrator if the holders of two-thirds (⅔) of the voting shares of all series of the Company voting as a single class vote to remove and replace the Administrator, which would result in termination of the Management Services Agreement.

Additionally, the Management Services Agreement also provides that the Administrator will pay the Company for the rights to commercialize the Artwork of each series for the duration of the operations of the Company. Each series receives de minimis royalty income from the Administrator by the end of each fiscal year.

All balances and transactions denoted as to or from “affiliate” on the accompanying consolidated balance sheet, statement of operations, and statement cash flows represent related party transactions.

3. FAIR VALUE MEASUREMENTS

Financial assets are recorded at fair value, which is defined as the price received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the reporting date.

The accounting guidance establishes a three-tier fair value hierarchy based on the inputs used in valuation:

●	Level 1: Quoted prices in active markets for identical assets or liabilities.
●	Level 2: Observable inputs other than quoted prices, including market data for similar assets or liabilities.
●	Level 3: Unobservable inputs based on management’s estimates, considering valuation risks.

Each series determines fair value using quoted prices, market data, or valuation techniques that prioritize observable inputs while considering counterparty credit risk.

If a series holds financial assets, the following table(s) present their fair value by hierarchy level (in thousands):

	December 31, 2025
	Level 1	Level 2	Level 3	Total
Assets
Money Market Funds	$373	$-	$-	$373

Total Assets	$373	$-	$-	$373

F-95

4. ADMINISTRATOR SUMMARY FINANCIAL INFORMATION

The Company is not expected to maintain a material amount of cash and will be entirely dependent upon the Administrator to perform administrative services and to pay ordinary ongoing costs and expenses to maintain the Artwork and manage the Company’s operations. The table below summarizes selected unaudited financial information of the Administrator:

	December 31,
	2025	2024
Assets
Cash, cash equivalents and restricted cash	$3,507,005	$17,190,905
Investments in securities from affiliates	25,425,229	26,047,704
Property and equipment, net	364,415	251,043
Other assets	3,920,495	1,456,405
Total assets	$33,217,144	$44,946,057

Liabilities
Current liabilities	$3,525,946	$11,384,165
Long-term liabilities	-	-
Total liabilities	3,525,946	11,384,165

Member’s Equity	29,691,198	33,561,892
Total member’s equity	$29,691,198	$33,561,892

5. RISKS AND UNCERTAINTIES

The nature of the Company’s operations are limited in scope. The Company holds no material assets other than the Artworks beneficially owned by each series, has no employees, and has no debts or contractual obligations, other than a management services agreement pursuant to which the Administrator will provide services that are essential to the Company, such as storage, insurance, display, transport, SEC filings and compliance, and other normal operating services, and the Administrator will fund all of such costs and expenses. As a result of this relationship, the Company is dependent upon the Administrator and is totally reliant on the Administrator to manage its business.

The preparation of the consolidated financial statements requires the use of estimates by management. Although the Artwork of each series is carried at its cost basis, subject to possible impairment, Management must estimate the value of the Artwork to determine the expense associated with fees payable to the Administrator, which are payable in the form of SPC Preferred shares that are convertible to Class A shares, hence, representing membership interests in the Company. The value of Artwork is highly subjective and given that each artwork is unique, there is a risk that management’s estimates are materially incorrect, which would result in an understatement or overstatement of the Company’s expenses. The value of the Artwork of each series estimated by management has no impact on the number of SPC Preferred shares issued or Class A shares issuable upon conversion thereof.

The Company is subject to an exceptionally high level of concentration risk. The Artwork of any series can decline in value, become worthless or be difficult or impossible to liquidate due to economic factors, trends in the art market generally, trends relating to the genre of the artwork or trends relating to the market for works by the artist that produced the Artwork, as well as changes in the condition of the Artwork and other factors. In periods of global financial weakness and disruption in financial and capital markets, the art market tends to experience declines in transaction volume, making it extremely difficult to liquidate artwork during such periods at acceptable values or at all.

6. SUBSEQUENT EVENTS

Management has evaluated events and transactions that have occurred since December 31, 2025 and reflected their effects, if any, in these statements through April 13, 2026, the date the financial statements were available to be issued, and a summary of material events is set forth below.

The table below shows offerings, which have been qualified after the date of the financial statements through April 13, 2026:

Series	Underlying Asset	Maximum Offering Size	Class A shares	Qualification Date
Series 523	Painting by Pat Steir	$287,000	14,350	3/3/2026
Series 524	Sculpture by Simone Leigh	$416,000	20,800	3/26/2026
Series 527	Painting by Banksy	$611,000	30,550	3/3/2026
Series 530	Painting by Yayoi Kusama	$363,000	18,150	3/26/2026

F-96

Item 4.	Exhibits

INDEX OF EXHIBITS

Exhibit No.	Description of Exhibit

2.1	Certificate of Formation (incorporated by reference to the copy thereof submitted as Exhibit 2.1 to the Company’s Form 1-A filed on August 10, 2023).*
2.2	Form of Amended and Restated Operating Agreement (incorporated by reference to the copy thereof submitted as Exhibit 2.2 to the Company’s Form 1-A filed on August 10, 2023).*
4.1	Form of Subscription Agreement (incorporated by reference to the copy thereof submitted as Exhibit 4.1 to the Company’s Form 1-A filed on August 10, 2023).*
6.1	Amended and Restated Memorandum and Articles of Association (incorporated by reference to the copy thereof submitted as Exhibit 6.1 to the Company’s Form 1-A filed on August 10, 2023).*
6.2	Form of Designation of SPC Ordinary Shares and SPC Preferred Shares (incorporated by reference to the copy thereof submitted as Exhibit 6.2 to the Company’s Form 1-A filed on August 10, 2023).*
6.3	Form of Management Services Agreement (incorporated by reference to the copy thereof submitted as Exhibit 6.3 to the Company’s Form 1-A filed on August 10, 2023).*
6.4	Form of Amended and Restated Financing, License and Sourcing Agreement (incorporated by reference to the copy thereof submitted as Exhibit 6.1 to the Company’s Form 1-U filed on February 9, 2024).*
6.5	Art Purchase Agreement for Series 376 (incorporated by reference to the copy thereof submitted as Exhibit 6.5 to the Company’s Form 1-A filed on August 10, 2023).*
6.7	Art Purchase Agreement for Series 380 (incorporated by reference to the copy thereof submitted as Exhibit 6.7 to the Company’s Form 1-A POS filed on August 29, 2023).*
6.8	Art Purchase Agreement for Series 381 (incorporated by reference to the copy thereof submitted as Exhibit 6.8 to the Company’s Form 1-A POS filed on August 29, 2023).*
6.9	Art Purchase Agreement for Series 383 (incorporated by reference to the copy thereof submitted as Exhibit 6.9 to the Company’s Form 1-A POS filed on September 11, 2023).*
6.10	Art Purchase Agreement for Series 326 (incorporated by reference to the copy thereof submitted as Exhibit 6.10 to the Company’s Form 1-A POS filed on September 22, 2023).*
6.11	Art Purchase Agreement for Series 385 (incorporated by reference to the copy thereof submitted as Exhibit 6.11 to the Company’s Form 1-A POS filed on September 22, 2023).*
6.12	Art Purchase Agreement for Series 393 (incorporated by reference to the copy thereof submitted as Exhibit 6.12 to the Company’s Form 1-A POS filed on September 22, 2023).*
6.13	Art Purchase Agreement for Series 391 (incorporated by reference to the copy thereof submitted as Exhibit 6.13 to the Company’s Form 1-A POS filed on October 6, 2023).*
6.14	Art Purchase Agreement for Series 403 (incorporated by reference to the copy thereof submitted as Exhibit 6.14 to the Company’s Form 1-A POS filed on October 6, 2023).*
6.15	Art Purchase Agreement for Series 404 (incorporated by reference to the copy thereof submitted as Exhibit 6.15 to the Company’s Form 1-A POS filed on October 6, 2023).*
6.16	Art Purchase Agreement for Series 405 (incorporated by reference to the copy thereof submitted as Exhibit 6.16 to the Company’s Form 1-A POS filed on October 6, 2023).*
6.17	Art Purchase Agreement for Series 387 (incorporated by reference to the copy thereof submitted as Exhibit 6.17 to the Company’s Form 1-A POS filed on November 13, 2023).*
6.18	Art Purchase Agreement for Series 389 (incorporated by reference to the copy thereof submitted as Exhibit 6.18 to the Company’s Form 1-A POS filed on November 13, 2023).*
6.19	Art Purchase Agreement for Series 395 (incorporated by reference to the copy thereof submitted as Exhibit 6.19 to the Company’s Form 1-A POS filed on November 13, 2023).*
6.20	Art Purchase Agreement for Series 407 (incorporated by reference to the copy thereof submitted as Exhibit 6.20 to the Company’s Form 1-A POS filed on November 13, 2023).*
6.21	Art Purchase Agreement for Series 412 (incorporated by reference to the copy thereof submitted as Exhibit 6.21 to the Company’s Form 1-A POS filed on November 13, 2023).*
6.22	Art Purchase Agreement for Series 425 (incorporated by reference to the copy thereof submitted as Exhibit 6.22 to the Company’s Form 1-A POS filed on January 9, 2024).*
6.23	Art Purchase Agreement for Series 419 (incorporated by reference to the copy thereof submitted as Exhibit 6.23 to the Company’s Form 1-A POS filed on November 13, 2023).*
6.24	Art Purchase Agreement for Series 424 (incorporated by reference to the copy thereof submitted as Exhibit 6.24 to the Company’s Form 1-A POS filed on November 22, 2023).*

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6.25	Art Purchase Agreement for Series 392 (incorporated by reference to the copy thereof submitted as Exhibit 6.25 to the Company’s Form 1-A POS filed on December 8, 2023).*
6.26	Art Purchase Agreement for Series 416 (incorporated by reference to the copy thereof submitted as Exhibit 6.26 to the Company’s Form 1-A POS filed on December 8, 2023).*
6.27	Art Purchase Agreement for Series 422 (incorporated by reference to the copy thereof submitted as Exhibit 6.27 to the Company’s Form 1-A POS filed on January 17, 2024).*
6.28	Art Purchase Agreement for Series 426 (incorporated by reference to the copy thereof submitted as Exhibit 6.28 to the Company’s Form 1-A POS filed on February 8, 2024).*
6.29	Art Purchase Agreement for Series 427 (incorporated by reference to the copy thereof submitted as Exhibit 6.29 to the Company’s Form 1-A POS filed on February 8, 2024).*
6.30	Art Purchase Agreement for Series 418 (incorporated by reference to the copy thereof submitted as Exhibit 6.30 to the Company’s Form 1-A POS filed on March 1, 2024).*
6.31	Art Purchase Agreement for Series 428 (incorporated by reference to the copy thereof submitted as Exhibit 6.31 to the Company’s Form 1-A POS filed on March 1, 2024).*
6.32	Art Purchase Agreement for Series 433 (incorporated by reference to the copy thereof submitted as Exhibit 6.32 to the Company’s Form 1-A POS filed on March 12, 2024).*
6.33	Art Purchase Agreement for Series 434 (incorporated by reference to the copy thereof submitted as Exhibit 6.33 to the Company’s Form 1-A POS filed on March 12, 2024).*
6.34	Art Purchase Agreement for Series 435 (incorporated by reference to the copy thereof submitted as Exhibit 6.34 to the Company’s Form 1-A POS filed on March 12, 2024).*
6.35	Art Purchase Agreement for Series 437 (incorporated by reference to the copy thereof submitted as Exhibit 6.35 to the Company’s Form 1-A POS filed on March 26, 2024).*
6.36	Art Purchase Agreement for Series 440 (incorporated by reference to the copy thereof submitted as Exhibit 6.36 to the Company’s Form 1-A POS filed on March 26, 2024).*
6.37	Art Purchase Agreement for Series 356 (incorporated by reference to the copy thereof submitted as Exhibit 6.37 to the Company’s Form 1-A POS filed on April 26, 2024).*
6.38	Art Purchase Agreement for Series 361 (incorporated by reference to the copy thereof submitted as Exhibit 6.38 to the Company’s Form 1-A POS filed on April 26, 2024).*
6.39	Art Purchase Agreement for Series 363 (incorporated by reference to the copy thereof submitted as Exhibit 6.39 to the Company’s Form 1-A POS filed on May 23, 2024).*
6.40	Art Purchase Agreement for Series 366 (incorporated by reference to the copy thereof submitted as Exhibit 6.40 to the Company’s Form 1-A POS filed on May 23, 2024).*
6.41	Art Purchase Agreement for Series 367 (incorporated by reference to the copy thereof submitted as Exhibit 6.41 to the Company’s Form 1-A POS filed on May 23, 2024).*
6.42	Art Purchase Agreement for Series 368 (incorporated by reference to the copy thereof submitted as Exhibit 6.42 to the Company’s Form 1-A POS filed on May 23, 2024).*
6.43	Art Purchase Agreement for Series 448 (incorporated by reference to the copy thereof submitted as Exhibit 6.43 to the Company’s Form 1-A POS filed on August 7, 2024).*
6.44	Art Purchase Agreement for Series 450 (incorporated by reference to the copy thereof submitted as Exhibit 6.44 to the Company’s Form 1-A POS filed on September 13, 2024).*
6.45	Art Purchase Agreement for Series 454 (incorporated by reference to the copy thereof submitted as Exhibit 6.45 to the Company’s Form 1-A POS filed on October 8, 2024).*
6.46	Art Purchase Agreement for Series 455 (incorporated by reference to the copy thereof submitted as Exhibit 6.46 to the Company’s Form 1-A POS filed on October 22, 2024).*
6.47	Art Purchase Agreement for Series 457 (incorporated by reference to the copy thereof submitted as Exhibit 6.47 to the Company’s Form 1-A POS filed on November 26, 2024).*
6.48	Art Purchase Agreement for Series 458 (incorporated by reference to the copy thereof submitted as Exhibit 6.48 to the Company’s Form 1-A POS filed on November 26, 2024).*
6.49	Art Purchase Agreement for Series 459 (incorporated by reference to the copy thereof submitted as Exhibit 6.49 to the Company’s Form 1-A POS filed on November 26, 2024).*
6.50	Art Purchase Agreement for Series 460 (incorporated by reference to the copy thereof submitted as Exhibit 6.50 to the Company’s Form 1-A POS filed on November 26, 2024).*
6.51	Art Purchase Agreement for Series 472 (incorporated by reference to the copy thereof submitted as Exhibit 6.51 to the Company’s Form 1-A POS filed on February 25, 2025).*
6.52	Art Purchase Agreement for Series 473 (incorporated by reference to the copy thereof submitted as Exhibit 6.52 to the Company’s Form 1-A POS filed on February 25, 2025).*
6.53	Art Purchase Agreement for Series 477 (incorporated by reference to the copy thereof submitted as Exhibit 6.53 to the Company’s Form 1-A POS filed on March 13, 2025).*
6.54	Art Purchase Agreement for Series 480 (incorporated by reference to the copy thereof submitted as Exhibit 6.54 to the Company’s Form 1-A POS filed on June 2, 2025).*
6.55	Art Purchase Agreement for Series 496 (incorporated by reference to the copy thereof submitted as Exhibit 6.55 to the Company’s Form 1-A POS filed on June 2, 2025).*
6.56	Art Purchase Agreement for Series 500 (incorporated by reference to the copy thereof submitted as Exhibit 6.56 to the Company’s Form 1-A POS filed on July 3, 2025).*
6.57	Art Purchase Agreement for Series 502 (incorporated by reference to the copy thereof submitted as Exhibit 6.57 to the Company’s Form 1-A POS filed on August 7, 2025).*
6.58	Art Purchase Agreement for Series 503 (incorporated by reference to the copy thereof submitted as Exhibit 6.58 to the Company’s Form 1-A POS filed on August 7, 2025).*
6.59	Art Purchase Agreement for Series 516 (incorporated by reference to the copy thereof submitted as Exhibit 6.59 to the Company’s Form 1-A POS filed on November 3, 2025).*

* Filed Previously

15

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Masterworks Vault 4, LLC

By:	/s/ Joshua B. Goldstein
Name:	Joshua B. Goldstein
Title:	General Counsel & Secretary

Pursuant to the requirements of Regulation A, this Report has been signed below by the following persons on behalf of the issuer in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Nigel S. Glenday	Chief Executive Officer	April 13, 2026
Nigel S. Glenday	(Principal Executive Officer)

/s/ Nigel S. Glenday	Chief Financial Officer (Principal Financial Officer	April 13, 2026
Nigel S. Glenday	and Principal Accounting Officer) and Member of Board of Managers

/s/ Joshua B. Goldstein	Member of the Board of Managers	April 13, 2026
Joshua B. Goldstein

16